   As filed with the Securities and Exchange Commission on November 13, 1997
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                             INTERCELL CORPORATION
            (Exact name of registrant as specified in its charter)

          COLORADO                         3672                   84-0928627
(State or other jurisdiction of     (Primary Standard         (I.R.S. Employer
incorporation or organization)          Industrial           Identification No.)
                                  Classification Number)

                                                                                              PAUL H. METZINGER
           370 SEVENTEENTH STREET, SUITE 3290                                          370 SEVENTEENTH STREET, SUITE 3290
                 DENVER, COLORADO 80202                                                      DENVER, COLORADO 80202
                     (303) 592-1010                                                               (303) 592-1010
       (Address, including zip code, and telephone number,                 (Name, address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)                   including area code, of agent for service)

                             With copies sent to:
                             --------------------
                           Robert J. Ahrenholz, Esq.
                          Christopher J. Oliver, Esq.
                                  Kutak Rock
                          717 17th Street, Suite 2900
                            Denver, Colorado 80202

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                _______________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     Title of each class                        Amount            Proposed maximum        Proposed maximum            Amount of
      of securities to                          to be              offering price        aggregate offering          registration
       be registered                          registered           per share/(1)/             price/(1)/                  fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Convertible
  Series C Preferred Stock.............       12,957,156               $.280                $3,628,003.68              $1099.40
Total Registration Fee.................                                                                                $1099.40
====================================================================================================================================

/(1)/ Registration fee calculated pursuant to Rule 457(c) based on the last sale price of the Common Stock on November 7, 1997. Pursuant to Rule 416 ("Rule 416") promulgated under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such shares of Common Stock as may be issuable pursuant to the anti-dilution provisions and provisions relating to market price adjustments of the Series C Preferred Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              Rule 429 Prospectus

     This Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 333-21239) declared effective May 13, 1997 (the "Prior Registration Statement"). Pursuant to Rule 429 under the Securities Act, the Prospectus included in this Registration Statement is a combined Prospectus that also relates to the Prior Registration Statement. In accordance with Section 8(c) of the Securities Act, Post-Effective Amendment No. 1 to the Prior Registration Statement shall hereafter become effective concurrently with the effectiveness of this Registration Statement.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED NOVEMBER 13, 1997

                             INTERCELL CORPORATION
                COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS
                              ___________________

     This Prospectus relates to 14,994,606 shares of common stock, no par value (the "Common Stock") and 1,092,064 Series B Warrants ("Series B Warrants") and 745,386 Series C Warrants ("Series C Warrants" and, together with the Series B Warrants, the ("Warrants")) to purchase Common Stock of Intercell Corporation (the "Company"). Of the securities offered hereby, the Warrants, 1,837,450 shares of Common Stock issuable upon exercise of the Warrants, and 13,157,156 shares of Common Stock issued or issuable upon conversion of Series B Preferred Stock, no par value (the "Series B Preferred Stock") and Series C Preferred Stock, no par value ("Series C Preferred Stock") are being offered by certain shareholders of the Company (the "Selling Shareholders"). See "CERTAIN TRANSACTIONS." The Series B and Series C Preferred Stock are sometime referred to in this Prospectus as the "Preferred Stock." The Preferred Stock is not being offered hereby.

     THE 14,994,606 SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, WILL REPRESENT APPROXIMATELY 39.51% OF THE COMPANY'S THEN ISSUED AND OUTSTANDING 37,953,525 SHARES COMMON STOCK. THE SALE OF SUBSTANTIAL AMOUNTS OF COMMON STOCK IN THE PUBLIC MARKET SUBSEQUENT TO THIS OFFERING COULD ADVERSELY AFFECT THE MARKET PRICE OF THE COMMON STOCK. SEE "RISK FACTORS-VOLATILITY OF STOCK PRICE."

     THE COMMON STOCK AND WARRANTS OFFERED HEREBY, ARE BEING OFFERED OR SOLD TO THE PUBLIC BY THE SELLING SHAREHOLDERS AND NOT BY THE COMPANY. THEREFORE, PROCEEDS FROM ANY SALE WILL BE RECEIVED BY THE SELLING SHAREHOLDERS AND NOT BY THE COMPANY. THE COMPANY MAY RECEIVE PROCEEDS UPON THE EXERCISE, IF EVER, OF THE WARRANTS OFFERED HEREBY.

     Each Series B Warrant and Series C Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.9375 per share and $3.25 per share, respectively, subject to adjustment upon the occurrence of certain events, at any time, with respect to the Series B Warrants, commencing on October 14, 1996 and ending at 5:00 p.m. Eastern time, on July 1, 2001 and, with respect to the Series C Warrants, commencing on June 1, 1997 and ending at 5:00 p.m. Eastern time on November 30, 2001. See "DESCRIPTION OF SECURITIES-Warrants."

     The Common Stock is traded on the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "INCE." On September 30, 1997 the average of the closing bid and asked prices for the Common Stock was $.215. There is currently no market for the Warrants and there can be no assurance given that a market will develop. See "PRICE RANGE OF COMMON STOCK."

     The sale of the Common Stock and Warrants being offered by the Selling Shareholders hereby may be effected from time to time in one or more transactions directly to third parties, or through brokers or dealers in negotiated transactions or through resales pursuant to the provisions of Rule 144 at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company has agreed to pay the costs incurred in connection with the registration of the Common Stock and Warrants offered hereby, which are estimated to be $__________. The Company has also agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "PLAN OF DISTRIBUTION."

                           _________________________

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 1 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                              ___________________

              The date of this Prospectus is __________ __, 1997

                      This Page Intentionally Left Blank.

                              PROSPECTUS SUMMARY

     The following material is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The Company conducts all its operations through its subsidiaries, Sigma 7 Corporation ("Sigma 7"), Particle Interconnect Corporation ("PI Corp.") and California Tube Laboratory, Inc. ("CTL"). As used in this Prospectus, the term "Company" includes Intercell Corporation and all of its subsidiaries, and references to "Sigma 7" include Sigma 7 and all of its subsidiaries. Certain technical terms used herein are defined in the "GLOSSARY." This Prospectus contains forward-looking statements which involve risks and other uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "RISK FACTORS" and elsewhere in this Prospectus.

                                  THE COMPANY

GENERAL

     Intercell Corporation (the "Company") was incorporated under the laws of Colorado on October 4, 1983, and was originally engaged in the marketing of business and cellular telephone equipment. This business was discontinued and all remaining assets of the Company were liquidated or otherwise abandoned during 1991, and all obligations of the Company were paid or otherwise satisfied.

     From 1991 until the acquisition of Modern Industries, Inc. on July 7, 1995, which subsequently changed its name to Energy Corporation ("Energy"), the Company was generally inactive and reported no operating revenues prior to the fiscal year ending December 31, 1994. During that time period, the Company considered various new business and investment opportunities involving, primarily, companies engaged in specialty lines of business in the wireless communications and electronic technology industries.

     On July 7, 1995, the Company purchased all of the assets and liabilities of Energy. Energy's principal asset was its wholly owned subsidiary, California Tube Laboratory, Inc. ("CTL"). This transaction was accounted for as an acquisition of the Company by Energy and, as such, the historical financial statements contained herein reflect the financial statements of Energy. The results of operations of the Company have been included only since the date of such acquisition. See "INDEX TO FINANCIAL STATEMENTS" and "PROSPECTUS SUMMARY-Summary Historical Consolidated Financial Data of the Company."

     As a result of the acquisition of Energy and additional acquisitions and dispositions made during the 1996 and 1997 fiscal years (see "BUSINESS-Recent Acquisitions, Dispositions and Transactions"), the Company is currently engaged in three lines of business: (i) the current testing and assembly of memory modules; (ii) the current manufacture and rebuilding of specialty electron power tubes; and (iii) the proposed design, development, validation and qualification of the manufacturing process specific to a proposed product that will use the Company's patented particle interconnect technology (the "PI Technology") and a proprietary trade secret electroplating process (the "Proprietary Electroplating Process"). The Company does not intend to develop full production capacity to actively produce products using the PI Technology, rather it intends to enter into licensing or joint venture relationships with product manufacturers who will manufacture the products.

     The Company currently conducts its operations by and through its wholly owned subsidiaries, CTL and Particle Interconnect Corporation ("PI Corp."), and through its majority-owned subsidiary, Sigma 7. The PI Technology requires significant additional effort to complete validation and documentation and to establish acceptance of the PI Technology by the market and therefore, the Company does not anticipate operating revenues from its PI Technology until such time, if ever, that it enters into licensing or joint venture relationships with existing manufacturers who desire to use the PI Technology and the PI Technology is accepted in the market place.

RECENT TRANSACTIONS

     DISPOSITION OF ANTENNA TECHNOLOGY

     Until recently, the Company had anticipated pursuing a new line of business involving the development and manufacture of shielded cellular phone antennas. The Company had obtained the rights to certain patent applications relating to certain technology (the "Antenna Technology") designed to reduce actual or perceived potential health hazards that may be associated with exposure to electromagnetic signals by using a "shielded" antenna that the Company jointly developed with the Telecommunications Research Center at Arizona State University ("ASU").

     Based on subsequent evaluations of the Antenna Technology by the Company and the review of the Antenna Technology by an independent investment banking company, the Company determined that it was in the Company's best interest to divest itself of the proposed design, development and production of the Antenna Systems conducted by its wholly owned subsidiary Intercell Wireless Corp. ("Intercell Wireless"), as well as the manufacture of miniature and non-miniature coils, transformers and other electronic assemblies conducted by its wholly owned subsidiary Cellular Magnetics, Inc. ("Cellular Magnetics"). On July 18, 1997, the Company sold all of its right, title and interest in the Antenna Technology and its wholly owned subsidiaries (the "Antenna Transaction") to Intercell Technologies Corporation ("ITC"), a Colorado corporation, of which Terry W. Neild and Lou L. Ross own a controlling interest. At the time the transaction was proposed, Mr. Neild was a director and Executive Vice President of the Company and Mr. Ross was a consultant to the Company. As consideration for the sale, the Company received shares and warrants for shares of ITC common stock, shares of the Company's common stock held by shareholders of ITC and certain promissory notes. The total consideration received was valued at approximately $2,300,000. No gain or loss was recorded on this disposition. See "BUSINESS-Recent Acquisitions, Dispositions and Transactions."

     ACQUISITION OF SIGMA 7

     On June 6, 1997, the Company acquired approximately 90% of the outstanding shares of common stock of Sigma 7, a Delaware corporation, which conducts its business operations at its facilities located in San Diego, California, through Sigma 7's wholly owned subsidiary, BMI Acquisition Group, Inc. ("BMI").

     The Company acquired control of Sigma 7 in exchange for the payment of $550,000 and by providing approximately $1,985,000 in additional financing, consisting primarily of secured loans and standby letters of credit. In addition, the Company agreed to issue 1,000 shares of a new class of its Series D Preferred Stock to holders of certain preferred shares of BMI to eliminate such preferred shares. For the purposes of this exchange the Series D Preferred Stock was valued at $2,500 per share. See "BUSINESS-Recent Acquisitions, Dispositions and Transactions."

MEMORY MODULES

     The Company, through Sigma 7, designs, tests, markets and sells standard memory modules. Through its development of proprietary testing technologies, the Company purchases memory integrated circuits (also referred to as "die" or "chips") at the wafer level, before they are tested and sorted and uses these wafers to produce SIMMs (Single Inline Memory Modules), as well as other products. The Company does not manufacture memory chips or, at this time, package such memory chips, rather, the Company has entered into various wafer program agreements with certain major semiconductor manufacturers, wherein such manufacturers have agreed to sell to the Company, at a discount, packaged, untested memory chips at the wafer level. The Company believes that this process provides it with a cost advantage over competitors in the same marketplace.

     With respect to future products, the Company is in the engineering phase for production of DIMMs (Dual Inline Memory Modules), and is preparing to enter the final engineering phase for production of chip on board ("COB") memory modules. The Company has submitted a patent application for new technology that enables it to use faulty memory products, typically the cause of yield and margin problems for conventional manufacturers, in producing fully functional memory modules (the "Patch Technology"). If successful in production, this Patch Technology will provide significant competitive advantages to the Company by driving down material costs and, when used to "patch," COB will, it is believed, represent a significant segment of business for the Company, since it allows COB to be readily salvaged without damaging the printed circuit board. The Company believes that this new technology, coupled with the wafer program, could potentially lower the Company's cost of goods sold compared to traditional memory module manufacturers, resulting in larger gross profit margins upon the sale of its products.

     See "BUSINESS-The Company's Memory Module Business" for a discussion of the Patch Technology.

ELECTRON TUBES

     The Company manufactures and rebuilds a wide variety of electron power tubes in numerous forms and models which service the frequency range of 200 KHz to 18,000 MHz. Currently, the Company provides rebuilt and new electron tubes to a wide variety of customers who use microwave technology in various types of applications, including AM and VHF radio, television, linear accelerators, radar, electron guns and industrial microwave and heating use. This line of business will continue to be conducted by and through the Company's wholly owned subsidiary, CTL.

     Electron power tubes or electron tubes are enclosed tubes, in which electrons act as the principal conductors of current between at least two electrodes. Electron tubes fall into two categories, oscillators and amplifiers. Oscillators are typically magnetrons and power grid tubes (triodes and tetrodes), and amplifiers are klystrons and traveling wave tubes. Electron power tubes are commonly identified by reference to the frequency band of the electromagnetic spectrum (generally the L-band through KU-band) within which they operate.

     Electron and vacuum tubes are generally recognized as the dominant technology for the generation of high power radio frequency ("RF") and microwaves. Consequently, these tubes are used by many companies for widely varying applications. The manufacturing and rebuilding of these units is a significant industry. The Company estimates that the annual worldwide rebuilt market is approximately $5.7 million for magnetron tubes and $20 million for power grid tubes.

     The Company believes that it is one of the more significant domestic companies engaged in rebuilding electron power tubes in the United States. The Company manufactures and rebuilds electron tubes in numerous iterations and models that service the frequency range of 200 KHz to 18,000 MHz with power levels of up to three million watts. The Company's product lines operate within the following frequency bands: HF and UHF bands - 200 KHz to 1,000 MHz, L-band 500 MHz to 2,000 MHz; S-band 2,000 MHz to 4,000 MHz; C-band 4,000 MHz to 8,000
MHz; X-band 7,000 MHz to 12,000 MHz and Ku-band 12,000 MHz to 18,000 MHz. The Company primarily manufactures and rebuilds electron power tubes categorized as follows: CW (continuous waive) magnetrons, pulsed magnetrons, klystrons, power grid tubes (triodes and tetrodes), linear accelerators guides and electron guns. In the markets in which the Company competes, the Company believes it is the major supplier of L-band, C.W. magnetrons in the world and one of the major rebuilders of high power and high frequency triodes.

     The Company is engaged in a very narrow segment of the microwave technology industry, the rebuilding of electron and microwave tubes, and has attempted to avoid direct competition with the major manufacturers of microwave products.
The manufacturing of new microwave products is dominated by several very large companies in the United States and internationally. To date, these companies have not chosen to dedicate their resources to the rebuilding of such products or the manufacture of the electron tubes the Company manufactures.

     The Company has recently moved its manufacturing operation to a new facility customized for the Company's operations. The Company believes that the new facility will enable it to meet its current and future manufacturing needs.

     See "BUSINESS-The Company's Electron Tube Products" for a description of the Company's electron tube business.

PARTICLE INTERCONNECT TECHNOLOGY

     The Company is pursuing a new line of business involving the development and licensing of high performance, low-cost interconnect products. The Company's PI Technology utilizes patents procured and owned by the Company for the production of electronic interconnect products. The Company intends to license the PI Technology and Proprietary Electroplating Process to strategic partners, which will use the technology to mount, package or attach electronic devices and other products. This proposed line of business will be conducted through the Company's wholly owned subsidiary, PI Corp.

     The PI Technology utilizes patents owned by the Company for bonding and joining metal surfaces to enhance electrical connectivity. The Company's core product is similar to "conductive sandpaper" in appearance, and is formed by attaching conductive diamond particles to a panel. The "conductive sandpaper" creates a socket or connector contact surface for electronic devices, and replaces the use of soldering to create such connections.

     The Company believes that market trends in IC packaging will lead to increased demand for emerging high density substrates. As ICs are becoming increasingly powerful, they produce more heat and require a significantly greater number of input/output ("I/O") electrical connections to attach the silicon die, thus placing substantially greater demands on the IC packaging materials. For instance, a typical IC five years ago required approximately 80 I/O connections to the silicon die, whereas today typical ICs require approximately 250 or more I/O connections. The Company believes, based on published industry information, that the number of high density IC packages requiring more than the typical 250 I/O connections to the silicon die increased from an estimated 240 million in 1990 to an estimated 777 million in 1995. Market demands are currently forcing certain ICs toward 1,000 I/O connections.

     The Company believes that its PI Technology could potentially provide a cost effective solution to solving the increasing demands made on IC Packaging materials. Based on the experiences of current licensees to the PI Technology and the Company's research and development performed to date, the Company believes that the PI Technology can establish reliable, rematable connections at 10 grams of force. This means that 10 kg versus 40 to 80 kg of force is required to interconnect a 1,000 I/O IC socket with the underlying substrate. The Company believes this reduction in force may enable manufacturers to connect complex ICs to products through the next several generations of electronics.

     The Proprietary Electroplating Process can apply the diamond particles to many different substrates, both flexible, rigid, metallic and non-metallic. This ability, coupled with the very low contact force, gives the PI Technology the capability to make reliable connectors out of materials that could collapse if exposed to the normally required contact forces. Initially, the Company planned to develop full production capacity to produce particle interconnect coatings using the PI Technology. Because of the large capital investment required to develop full production capacity, however, the Company has decided to license the PI Technology and Proprietary Electroplating Technology to interconnect manufacturers and assist such manufacturers in the development, testing and qualification of the PI Technology for that specific product line.

     The Company plans to provide this service to numerous connector manufacturers, in competing and non-competing applications. The Company may also enter into joint venture agreements or exclusive or non-exclusive license agreements with leading connector manufacturers. The Company believes this approach will provide it with the ability to penetrate the market utilizing existing customer bases and reputations of established leaders in the connector industry. In many cases the Company will attempt to establish long term strategic alliances with these industry leaders to continue development and manufacture of new products that will incorporate PI Technology.

     See "BUSINESS-The Company's Particle Interconnect Technology" for a description of the PI Technology.

THE COMPANY

     The Company was organized under the laws of the State of Colorado on October 4, 1983. Unless the context otherwise requires, the "Company" refers to Intercell Corporation, its predecessors and its subsidiaries. The Company's principal executive offices are located at 370 Seventeenth Street, Suite 3290, Denver, Colorado 80202. Its telephone number is (303) 592-1010.

                                 RISK FACTORS

     The Common Stock and Warrants offered hereby involve a high degree of risk. See "RISK FACTORS."

                                 THE OFFERING

Series B Warrants to Purchase
Common Stock offered by the
Selling Shareholders............................  1,092,064 Warrants


Common Stock issuable upon
    exercise of Series B Warrants...............  1,092,064 Common Shares

Series C Warrants to Purchase
    Common Stock offered by the
    Selling Shareholders........................  745,386 Warrants

Common Stock issuable upon
    exercise of Series C Warrants...............  745,386 Common Shares

Common Stock offered by the
    Selling Shareholders upon
    conversion of Series B Preferred Stock......  200,000 Common Shares

Outstanding Common Stock offered by
    Series C Preferred Stock Selling
    Shareholders................................  7,412,156 Common Shares

Common Stock offered by the
    Selling Shareholders upon
    conversion of Series C Preferred Stock......  5,545,000 Common Shares

Common Stock outstanding after the Offering
   and assuming exercise of Warrants and
   Conversion of Preferred Stock................  37,953,525 Common Shares/(1)/

Use of proceeds.................................  Net proceeds (approximately
                                                  $6,558,808), if any, which
                                                  might be received by the
                                                  Company from the exercise of
                                                  all of the Warrants will be
                                                  used for general corporate
                                                  purposes. The Company will not
                                                  receive any proceeds from the
                                                  sale of the Common Stock
                                                  underlying the Preferred
                                                  Stock, or the Common Stock
                                                  underlying the Warrants
                                                  offered hereby. See "USE OF
                                                  PROCEEDS."

Common Stock NASDAQ symbol (OTC)................  "INCE"

______________
/(1)/ Does not include 8,877,000 shares of common stock currently issuable upon the exercise of outstanding stock options.

                SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                                OF THE COMPANY

     On December 4, 1995, the Company changed its fiscal year end from December 31, 1995 to September 30, 1995 due to the acquisition of the assets and liabilities of Energy on July 7, 1995 for 5,412,191 shares of Common Stock, which represented 52% of the Common Stock outstanding at that time. As a result, for accounting purposes, Energy was considered the acquiring corporation and the comparative information presented herein represents that of Energy prior to July 7, 1995 and Energy and the Company subsequent to such date. See "BUSINESS-Recent Acquisitions, Dispositions and Transactions," and "INDEX TO FINANCIAL STATEMENTS."

     The following selected consolidated financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. The Consolidated Statements of Operations data presented below for the nine months ended June 30, 1997 and 1996 and for the fiscal year ended September 30, 1996, the eleven months ended September 30, 1995 and the fiscal year ended October 31, 1994 and the Consolidated Balance Sheet data as of June 30, 1997 and September 30, 1996 and 1995 have been derived from the Company's Consolidated Financial Statements included in this Prospectus. The Consolidated Financial Statements as of and for the fiscal year ended September 30, 1996 and the eleven months ended September 30, 1995 were audited by KPMG Peat Marwick LLP, independent certified public accountants. The Consolidated Financial Statements, as of and for the fiscal year ended October 31, 1994 were audited by Mark Shelley, CPA, independent public accountant. The Statements of Operations data set forth below for the years ended October 31, 1993 and 1992 and the Balance Sheet data set forth below at October 31, 1994, 1993 and 1992 are derived from audited financial statements not included in this Prospectus.

     The selected historical financial information as of June 30, 1997 and for the nine months ended June 30, 1997 and 1996 are derived from unaudited financial statements of the Company. The Company's management believes such unaudited financial statements have been accounted for on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements.

                                     Nine Months
                                      Ended 6/30
                           -----------------------------
                                                                Year          Eleven          Year          Year          Year
                                                                Ended       Months Ended      Ended         Ended         Ended
                                  1997          1996           9/30/96      9/30/95/(1)/     10/31/94      10/31/93       10/31/92
                                  ----          ----           -------      ------------     --------     ---------       --------
Total net sales                $ 5,426,000   $ 2,499,000     $ 3,405,000   $   3,768,000   $2,066,000    $   60,000   $       --
Costs & expenses                11,265,000     6,164,000       8,688,000       5,089,000    2,428,000       142,000       43,000
Net loss                        (5,839,000)   (3,665,000)     (5,283,000)     (1,321,000)    (362,000)      (82,000)     (43,000)
Deemed preferred stock
  dividend relating to
  in-the-money conversion        1,023,000            --       1,625,000              --           --            --           --
Accretion on Preferred Stock       413,000            --             --                            --            --           --
Net loss applicable to
 common Stockholders            (7,275,000)           --     (6,908,000)              --           --            --           --

Net loss per common share           $(0.42)       $(0.28)        $(0.54)          $(0.18)      $(0.08)       $(0.04)         N/A

Weighted average
  Number of common
  shares outstanding            17,169,353    13,095,417     13,072,683        7,391,275    4,828,007     2,066,979    1,781,880

At period end:
  Current assets               $ 7,742,000     2,408,000    $10,625,000   $     1,796,000  $1,499,000    $    4,000     $      0
  Current liabilities            2,124,000     2,001,000      2,060,000         1,799,000   1,621,000        82,000      149,000
  Working capital (deficit)      5,618,000       407,000      8,565,000            (3,000)   (122,000)      (78,000)    (149,000)
  Total assets                  16,115,000     5,137,000     13,826,000         3,069,000   3,141,000        51,000            0
  Long-term debt                        --            --         86,000            48,000      48,000       175,000            0

  Stockholders' equity
   (deficit)                   $11,491,000   $ 3,136,000    $11,680,000   $   1,222,000    $1,472,000    $ (206,000)  $ (149,000)

Cash dividends per
  common share                          --            --             --              --            --            --           --

_______________
See also "BUSINESS-Recent Acquisitions, Dispositions and Transactions."
/(1)/ On December 4, 1995, the Company changed its fiscal year end from December 31 to September 30. The comparative information presented herein represents that of Energy which was deemed to be the acquiring company in the July 7, 1995 transaction. Energy's fiscal year end was previously October 31.

                                 RISK FACTORS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully before purchasing the Common Stock or Warrants offered hereby.

RECENT CHANGE IN BUSINESS
OPERATIONS/CHANGES IN MANAGEMENT

     As discussed under "BUSINESS-Recent Acquisitions, Dispositions and Transactions," since acquiring all of the assets and liabilities of Energy and its wholly owned subsidiary, CTL, in July of 1995, the Company has changed the focus of its business operations several times. In addition, the Company has experienced significant management changes during this period. These changes have resulted in certain inefficiencies resulting from the interruption and loss of momentum in the activities of the companies acquired and of those which were disposed. Although, the Company believes this activity is not unusual for a company attempting to bring new products to market, continued changes of the nature experienced in the past two years could likely have a material adverse effect on the Company's operations.

LIMITED OPERATING HISTORY;
HISTORY OF LOSSES

     Due to the Company's change of business purpose, the Company has a limited operating history that is relevant to its proposed future operations. The Company does not anticipate producing significant new operating revenues until such time, if ever, that it begins assembling and selling Dual Inline Memory Modules ("DIMMs") and commences production of chip on board ("COB") memory modules using the Patch Technology. There can be no assurance that the DIMMs and COB memory modules, if developed and manufactured, will be able to compete successfully in the marketplace and/or generate significant revenue. The Company anticipates incurring significant costs in connection with the development of its technologies and proposed products and there is no assurance that the Company will achieve significant revenues to offset anticipated operating costs. Included in such operating costs are research and development expenses, marketing costs, manufacture and assembly, and general and administrative expenses. The Company's financial statements reflect the increased operating expenses that the Company has incurred. Specifically, the Company's operating losses increased from $433,000 in 1995 to $5,196,000 in 1996 and from $3,544,000 in the third quarter of fiscal 1996 to $6,025,000 in the third quarter of fiscal 1997. Similarly, the net cash (used in) operating activities increased from ($201,000) in 1995 to ($1,697,000) in 1996 and from $(1,764,000) in the third quarter of fiscal 1996 to $(5,549,000) in the third quarter of fiscal 1997. Inasmuch as the Company will continue to have high levels of operating expenses and will be required to make significant expenditures in connection with its continued research and development activities, the Company anticipates that such losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to exceed its total costs of operation. As of June 30, 1997, the Company had an accumulated deficit of $13,418,000. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "PROSPECTUS SUMMARY-Summary Historical Consolidated Financial Data of the Company."

NEW LINES OF BUSINESS

     The Company intends to enter into licensing agreements with various connector manufacturers to develop and market its products using the PI Technology. In addition the Company intends to develop a new product line of DIMMs and COB memory modules using the Patch Technology. The Company's long-term profitability and growth depend in part upon the successful completion of the development, manufacture and distribution of DIMMs and COB memory modules and entering into licensing or joint venture relationships with leading connector manufacturers. The Company can provide no assurances that, with respect to the PI Technology, that such agreements and relationships will be entered into, or that the DIMMs and COB memory modules will be developed, manufactured, marketed or distributed. In connection with the development of commercially saleable prototypes, the Company must successfully complete a testing program for the products before they can be marketed. Unforeseen technical problems arising out of such testing could materially and adversely affect the Company's ability to manufacture a commercially acceptable version.

     Other than the operations of CTL and Sigma 7, the Company has no experience or business history in marketing any of the products it intends to manufacture and sell. In addition, the manufacture and sale of COB memory modules using the Patch Technology has not been tested under full production. There can be no assurance that the Company will gain the necessary experience, either through the hiring of experienced personnel or by acquiring such experience through trial and error, to ever successfully and profitably bring products that use its PI Technology to market.

NO IMMINENT JOINT VENTURES OR PARTNERSHIPS

     As discussed in more detail herein, the Company intends to license the PI Technology and Proprietary Electroplating Process with existing interconnect manufacturers. Although the Company has had discussions with potential licensees, no agreements, written or otherwise, of any material nature have been formally or informally entered into with respect thereto and there can be no assurances given that any such relationships will be entered into in the future.

FUTURE CAPITAL REQUIREMENTS

     The Company's capital requirements have been and will continue to be significant. The Company's need to obtain financing from outside sources, will primarily depend on the success of Sigma 7 and the Company's ability to successfully bring its PI Technology to market. If such products prove unsuccessful, the Company will need to obtain additional debt or equity financing and there can be no assurance the Company can successfully consummate any such future financing on terms favorable to the Company, or at all. Certain factors, among others, could affect the Company's access to the capital markets or the cost of such capital, including the perception in the capital markets of the Company's present businesses, results of operations, leverage, financial condition and business prospects or concerns in the capital markets regarding the potential for growth in the particular industries in which the Company's subsidiaries conduct their businesses. If additional funds are raised by issuing equity securities, further dilution to the existing stockholders will result. If adequate financing is not available, the Company may be required to delay, scale back or eliminate its research and development or manufacturing programs or obtain financing through arrangements with partners or others that may require the Company to relinquish rights to certain of its technologies, patents, potential products or other assets.

     In this regard, with respect to the development of the PI Technology, the Company has determined that its future capital requirements will be met in part by entering into licensing or other similar arrangement with existing connector manufacturers. The failure to enter into such relationships could result in the Company requiring substantial additional capital and resources to bring the PI Technology to market. The Company does not believe that, in the absence of such relationships, it will have the necessary resources to compete in the Z-axis interconnect market. The Company can provide no assurances that it will be successful in entering into such relationships in the future. The inability to obtain such financing could have a material adverse effect on the Company's business, financial condition and results of operations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

RIGHTS TO PI TECHNOLOGY

     Pursuant to oral and written representations and warranties of Particle Interconnect, Inc., a California corporation ("Particle California"), made to the Company at the time of its merger with and into PI Corp. on September 3, 1996, the Company believed that it was purchasing all right, title and interest in and to the PI Technology, with the exception of certain licenses granted to others to practice the inventions. Subsequent to such transaction, the Company became aware of a purported assignment on February 14, 1991 of a one-half interest, title and right in and to the then patent application, which is now U.S. Patent No. 5,083,697 (a basic patent underlying the PI Technology), all inventions disclosed in the patent description and all patents that might be granted on those inventions, made by Louis DiFrancesco, the inventor of the PI Technology, to Mr. Kenneth S. Bahl. To the extent the assignment is valid, which the company does not concede, Mr. Bahl would have a one-half interest in certain patents underlying and in and to the PI Technology. As the joint owner of these patents, Mr. Bahl may sell his interest therein for his own profit, or license others to import, make, use, sell or offer to sell without regard to the rights of the Company. Mr. Bahl may have licensed the technology to another company at or about the time of the assignment of the half interest to him. Mr. Bahl may sell the interest or any part of it, or grant licenses to others without regard to the

Company's wishes. Any other sale or assignment that may have occurred and any future assignments, sale or license of Mr. Bahl's one-half interest in the patents to other persons or entities could materially adversely affect the Company's business, financial condition and results of operations with respect to the PI Technology. The Company currently is negotiating with Mr. Bahl to acquire his purported interest in the patents referred to above. See "BUSINESS-Intellectual Property."

GOING CONCERN QUALIFICATION

     The independent auditor's report of Sigma 7, for the fiscal year ended December 31, 1996 was issued under the assumption that Sigma 7 would continue as a going concern. As discussed in Note 2 to the Sigma 7 financial statements for the 1996 fiscal year, Sigma 7 has experienced operating losses over the past two years, resulting in a deficit equity position. Sigma 7's auditors believed, based on the financial results of Sigma 7 as of December 31, 1996, that such results raised substantial doubts about the ability of Sigma 7 to continue as a going concern. Since such date, Sigma 7 has undergone significant changes-including the acquisition of Sigma 7 by the Company-resulting in an investment in Sigma 7 by the Company of approximately $3,664,365 and the implementation of significant changes to the Company's business operations, including the installation of a new management team. See "BUSINESS-History of the Company" and "INDEX TO FINANCIAL STATEMENTS."

DEPENDENCE ON LIMITED SOURCES OF SUPPLY

     The Company currently depends on two major semiconductor manufacturers for the supply of substantially all memory chips used by the Company in assembling its memory modules. The Company can provide no assurances that this source of supply will continue in the future or, if this source of supply ceases, that it can obtain an adequate supply of flawed, when used, and non-flawed memory chips from one or more additional suppliers. Due to the possibility of creating an adverse market image, certain semiconductor manufacturers may be hesitant to provide Sigma 7 with a supply of flawed memory chips at such times when Sigma 7 may desire to purchase such memory chips. At the present time, the interruption of Sigma 7's main sources of supply would have a material adverse effect on the Company's business and results of operations.

VOLATILITY OF THE SEMICONDUCTOR
INDUSTRY; RECENT MARKET CONDITIONS

     Due to the major decline in the market value of Dynamic Random Access Memory ("DRAM") chips in the 1996 and 1995 fiscal years, BMI was required to substantially write down the value of its inventory, consisting primarily of DRAM chips, by $3,075,723 in 1996 and $5,022,218 in 1995. The charge to BMI's inventory was primarily the result of the decision of the management of BMI to accumulate approximately $7,000,000 in DRAM chips, making BMI vulnerable to a decrease in the price of memory chips. BMI has subsequently changed its purchasing operations so that it attempts to acquire only that number of memory chips that it believes it can use and sell within approximately one week from the date of purchase.

     Nevertheless, the semiconductor memory industry is still characterized by rapid technological change, frequent product introductions and enhancements, difficult product transitions, relatively short product life cycles, and volatile market conditions. These characteristics historically have made the semiconductor industry highly cyclical, particularly in the market for DRAM chips, which are the primary memory chips used in the Company's memory modules. The semiconductor industry has a history of declining average unit sale prices as products mature. Average decreases in unit sale prices for semiconductor memory products have approximated 30% on an annualized basis over the last six years. Growth in worldwide supply of memory chips has outpaced growth in worldwide demand in recent periods, resulting in a significant decrease in average unit selling prices for memory modules like those produced by the Company.

     The memory products sector of the semiconductor industry is characterized by volatility in pricing and, to a lesser extent, seasonality. The selling prices for the Company's memory modules fluctuate significantly with real and perceived changes in the balance of supply and demand for these commodity products. The Company is unable to ascertain whether the stabilization of DRAM prices in early calendar 1997 was indicative of a change in industry supply and demand, capacity or inventory levels. In the event that average unit selling prices decline faster than the rate at which the Company can turn over its inventory, the Company could be materially adversely affected in its business, results of operations and financial condition. Additionally, although some of the semiconductor manufacturers have announced adjustments to the rate at which they will implement capacity expansion programs, many of the semiconductor manufacturers have already added significant capacity for the production of semiconductor memory products. The amount of capacity to be placed into production and future yield improvements by the semiconductor manufacturers could dramatically increase worldwide supply of semiconductor memory and increase downward pressure on pricing.

     DRAMs are the most widely used semiconductor memory component in most personal computer ("PC") systems. The Company believes that the growth rate, on average, for worldwide sales of PC systems has declined and may remain below prior periods' growth rates for the foreseeable future. In addition, the growth rate in the amount of semiconductor memory per PC system may decrease in the future. Should the growth rate of sales of PC systems or the rate of growth of memory per PC system decrease, the growth rate for sales of semiconductor memory could also decrease, placing further downward pressure on selling prices for the Company's semiconductor memory products.

CUSTOMER CONCENTRATION

     Approximately 90% of the net sales of Sigma 7 for fiscal 1996 and the first six months of fiscal 1997 were to Sigma 7's top three customers. As a result of this concentration of Sigma 7's customer base, the loss or cancellation of business from any of these customers, significant changes in scheduled deliveries to any of these customers or decreases in the prices of products sold to any of these customers could have a material adverse effect on Sigma 7's business, financial conditions and results of operations. However, the Company believes that it can sell all of its product into the general memory market, should these customers no longer be available to the Company.

NO ASSURANCE OF PRODUCT QUALITY,
PERFORMANCE AND RELIABILITY

     With respect to the PI Technology, the Company has no experience in producing and manufacturing new technologies from the conceptual phase to a commercially acceptable product. The Company expects that its customers will establish demanding specifications for quality, performance and reliability. Specifically, the PI Technology and memory modules will generally be manufactured for incorporation into, or used in, high technology products manufactured by original equipment manufacturers ("OEMs") or products manufactured by the Company's joint venture partners, co-manufacturing partners or licensees, if any, and, accordingly, will need to meet exacting specifications. The Company believes that if its DIMMs and COB memory modules prove successful, a substantial portion of the OEMs or the Company's joint venture partners, co-manufacturing partners or licensees, if any, will require the Company to qualify as an approved supplier. In order to so qualify, the Company may be required to satisfy stringent quality control standards and undergo extensive in-plant inspections of the Company's personnel, manufacturing processes, equipment and quality control systems. Although the Company's efforts will be devoted to ensure that its capabilities and quality control standards are adequate to meet specific OEM customer requirements or the requirements of the Company's joint venture partners, co-manufacturing partners or licensees, if any, there can be no assurance that the Company will be able to comply with quality control standards established by such parties or that the Company will be able, for financial or other reasons, to qualify as an approved supplier for its existing and prospective customers.

UNCERTAINTY OF MARKET
ACCEPTANCE FOR PI TECHNOLOGY

     The Company's prospective customers, connector manufacturers and electronic equipment OEMs, are currently manufacturing and selling equipment without the Company's PI Technology. To be successful in convincing these potential customers that its PI Technology should be used in lieu of existing technologies, the Company must, among many actions, convince its potential customers that the PI Technology makes rematable contacts with reduced force and can be manufactured efficiently and cost effectively. Achieving market acceptance for new products requires substantial marketing and sales efforts and expenditure of significant funds to create awareness of and demand for the Company's products. There can be no assurance that future additions to the Company's product line will achieve market acceptance or result in significantly increased levels of revenues. See "BUSINESS-The Company's Particle Interconnect Technology-Company PI Technology Strategy."

     Any delay in the adoption of the Company's PI Technology may result in prospective customers utilizing alternative technologies in their next generation of IC packages or other electronic interconnections, which may have a material adverse effect on the Company's business, financial condition and results of operations. Specifically, the Company believes that it is necessary to establish a market presence in the 1997 calendar year or the early part of the 1998 calendar year. To achieve such a presence, the Company plans to enter into licensing or other similar arrangement with one or more connector manufacturers. There can be no assurances given that the Company will be able to enter into such relationships in the future, that prospective customers will use products manufactured using the PI Technology, or that the PI Technology will be viewed to any significant extent as an improvement over existing technologies and achieve commercial acceptance in the electronic interconnect industry. Failure to achieve or sustain commercial acceptance of the PI Technology may materially adversely affect the Company's business, financial condition and results of operations. See "BUSINESS-The Company's Particle Interconnect Technology-Company PI Technology Strategy."

NO ASSURANCE OF SUCCESSFUL
EXPANSION OF OPERATIONS

     The Company's significant increase in the scope and the scale of its operations with the acquisition of Sigma 7, including the hiring of additional personnel, has resulted in significantly higher operating expenses. As a result, the Company anticipates that its operating expenses will continue to increase. Expansion of the Company's operations may also cause a significant demand on the Company's management, its finances and other resources. The Company's ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of its accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations.

     There can be no assurance that the Company's attempts to expand its marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period. As a result of the expansion of its operations and the anticipated increase in its operating expenses, as well as the difficulty in forecasting revenue levels, the Company expects to continue to experience significant fluctuations in its results of operations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "BUSINESS."

DEPENDENCE ON KEY PERSONNEL AND NECESSITY
TO HIRE ADDITIONAL QUALIFIED PERSONNEL

     The Company's future operating results depend in significant part upon the continued contributions of its key technical and senior management personnel, many of whom would be difficult to replace. See "MANAGEMENT." The Company's future operating results also depend in significant part upon its ability to attract and retain qualified personnel with experience in manufacturing and marketing that can be applied to the Company's new and existing products. The Company must hire additional qualified personnel in order to become successful. Other than the manufacturing and rebuilding of electron tubes, no members of management have significant experience in operating a manufacturing company. There can be no assurance that the Company will be successful in attracting or retaining such personnel. In addition, the success of the Company is dependent upon its ability to hire and retain additional qualified technical and financial personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. The loss of any key employee, the failure of any key employee to perform in his or her current position or the Company's inability to attract and retain skilled employees as needed, could materially and adversely affect the Company's business, financial condition and results of operations. See "BUSINESS-Employees" and "MANAGEMENT."

DEPENDENCE ON COMPANY-OWNED
MANUFACTURING FACILITIES; RISKS
OF BUSINESS INTERRUPTIONS

     The Company intends to manufacture its products at company-owned or leased manufacturing facilities. See "BUSINESS-Properties." The Company has no present intention of establishing additional manufacturing locations and, therefore, the Company is dependent on existing facilities to manufacture its products. If these facilities are not available, even temporarily, for operations at or near full capacity for any extended period, the business, operating results and financial condition of the Company could be materially and adversely affected. The capacity of the Company's manufacturing facilities have been estimated by management to be sufficient for future needs. However, if additional capacity is required as a result of unplanned increased in demand for the Company's products, the Company may suffer delays and increased costs in establishing other facilities which could adversely affect customer relationships, cause a loss of market opportunities and have a material adverse effect on the Company's business, operating results and financial condition. In order to remain competitive, the Company will be required to introduce new products and processes into its assembly environment, such as the completion of engineering and initiation of production of DIMMs and the proposed design and assembly of COB memory modules. These changes can disrupt the assembly process which could adversely effect customer relationships, cause a loss of market opportunities and have a material adverse effect on the Company's business, results of operations and financial condition. No assurance can be given that the Company will be successful in introducing new products and processes or, if introduced, that they will be successful in the market place. See "BUSINESS."

REQUIREMENT FOR RESPONSE TO RAPID
TECHNOLOGICAL CHANGE AND REQUIREMENT
FOR FREQUENT NEW PRODUCT INTRODUCTIONS

     The interconnect and semi-conductor memory markets are subject to rapid technological change, frequent new product introductions and enhancements, product obsolescence and changes in end-user requirements. This market may be eroded or replaced with other forms of technology. The Company's ability to be competitive in this market will depend in significant part upon its ability to successfully manufacture, market and sell its products on a timely and cost-effective basis that responds to changing customer requirements. Any success of the Company in developing new or enhanced products will depend upon a variety of factors, including new product selection, integration of the various elements of its complex technology, timely and efficient completion of design, timely and efficient implementation of manufacturing and assembly processes, and development of competitive products by competitors. The Company may experience delays from time to time in the development and introduction of its DIMM and COB memory module product lines. Moreover, there can be no assurance that the Company will be successful in selecting, developing, manufacturing and marketing new products or that errors will not be found in the Company's new products after commencement of commercial shipments, if any, which could result in the loss of or delay in market acceptance. The inability of the Company to introduce in a timely manner products that satisfy market demands could have a material adverse effect on the Company's business, financial condition and results of operations. See "BUSINESS."

COMPETITION; TECHNOLOGICAL
AND PRODUCT OBSOLESCENCE

     The market for the Company's current and prospective products is highly competitive. In the semiconductor memory module market, the Company currently indirectly competes with numerous well-established foreign and domestic companies, including Fujitsu, Ltd., Hitachi Ltd., Hyundai Electronics, Co., Ltd., Micron Electronics, Inc., Micron Technologies, Inc., Motorola, Inc., NEC Corp., Samsung Semiconductor, Inc., LG Semicon, and Texas Instruments Incorporated. In the interconnect market the Company, through its proposed licensees, would potentially compete with multinational connector manufacturers such as Berg Electronic, AMP, 3M, Molex and Yamaichie and major OEM electronic technology leaders, such as Intel, Dupont, Siemens and IBM. All of these well-established foreign and domestic companies possess substantially greater financial, marketing, personnel and other resources than the Company and have established reputations for success in the development, sale and service of products. The Company may be at a disadvantage in competing against larger manufacturers with significantly greater capital resources or manufacturing capacities, larger engineer and employee bases, larger portfolios of intellectual property, and more diverse product lines that provide cash flows counter cyclical to fluctuations in semiconductor memory operations. The Company's larger competitors also have long-term advantages over the Company in research and new product development and in their ability to withstand periodic downturns in the semiconductor memory market. Also, the Company expects that companies have developed or are developing new technologies or products directly competitive with the Company's products. The ability of the Company to compete successfully will depend in large measure on its ability to maintain development capabilities in connection with upgrading its products and quality control procedures and to adapt to technological changes and advances in the electronics industry, including ensuring continuing compatibility with evolving generations of electronic components and OEM manufacturing equipment. No assurance can be given that the Company will be successful in such endeavors.

UNCERTAINTY REGARDING PROTECTION
OF PROPRIETARY RIGHTS

     The Company attempts to protect its intellectual property rights through patents, trademarks, trade secrets and a variety of other measures. However, there can be no assurance that such measures will provide adequate protection for the Company's trade secrets or other proprietary information, that disputes with respect to the ownership of its intellectual property rights will not arise (such as the current matter with Mr. Kenneth S. Bahl discussed above under "- Rights to PI Technology), that the Company's trade secrets or proprietary technology will not otherwise become known or be independently developed by competitors or that the Company can otherwise meaningfully protect its intellectual property rights. There can be no assurance that any patent owned by the Company will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to the Company or that any of the Company's pending or future patent applications will be approved or what the scope of the patent coverage will be as sought by the Company. Furthermore, there can be no assurance that others will not develop similar products, duplicate the Company's products or design around the patents owned by the Company or that third parties will not assert intellectual property infringement claims against the Company. In addition, there can be no assurance that foreign intellectual property laws will adequately protect the Company's intellectual property rights abroad. The failure of the Company to protect its proprietary rights could have a materially adverse effect on its business, financial condition and results of operations.

     Litigation may be necessary to protect the Company's intellectual property rights and trade secrets, to determine the validity of and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that infringement, invalidity, right to use or ownership claims by third parties or claims for indemnification resulting from infringement claims will not be asserted in the future. If any claims or actions are asserted against the Company, the Company may seek to obtain a license under a third party's intellectual property rights. There can be no assurance, however, that a license will be available under reasonable terms or at all. In addition, should the Company decide to litigate such claims, such litigation could be extremely expensive and time-consuming and could materially adversely effect the Company's business, financial condition and results of operations, regardless of the outcome of the litigation. See "BUSINESS-Intellectual Property."

LICENSE RIGHTS TO PI TECHNOLOGY

     Prior to the Company's acquisition of Particle Interconnect, Inc. (see "BUSINESS-Recent Acquisitions, Dispositions and Transactions"), Mr. Louis DiFrancesco, the inventor of the PI Technology, or companies he controlled, granted exclusive and non-exclusive licenses to use the patents and patent applications on the PI Technology to five companies. The exclusive licenses pertain to the use of the PI Technology in the field of sockets for use in the automated handling and testing of integrated circuits and in the field of MCM-D thin film substrates. While such exclusive licenses are in force, the Company cannot compete in the fields in which the exclusive license has been granted. The non-exclusive licenses include a non-exclusive license to use the PI Technology in the field of electrically conductive components. While the licenses are generally limited to certain fields of use, the terms of the licenses do not prohibit the licensees from directly competing with the Company or any of the Company's future licensees. Should the present licensees do so, such competition could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, Mr. DiFrancesco and not the Company will receive any royalty payments or other compensation received under the terms of these licenses. See "BUSINESS-Intellectual Property."

ACQUISITION RISKS

     An important part of the Company's recent growth strategy has been, and is expected to continue to be, the acquisition of companies that complement or supplement the Company's existing business operations. Any acquisition involves inherent uncertainties, such as the effect on the acquired business of its integration into the Company and the availability of managerial resources to oversee the operation of the acquired business. Integrating acquired products and operations requires a significant amount of time and skill of the Company's management and may place significant demands on the Company's operations and its financial resources. Although an acquired business may have enjoyed profitability and growth prior to its acquisition, there can be no assurance that such profitability or growth will continue thereafter.

POTENTIAL LIABILITY AND INSURANCE
REGARDING ENVIRONMENTAL
REGULATIONS; GOVERNMENT REGULATION

     The Company's operations involve the use and handling of environmentally hazardous substances. The use of hazardous substances is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the United States Environmental Protection Agency, various state agencies and county and local authorities acting in conjunction with federal and state authorities. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution. The Company believes that it is in substantial compliance with all material federal and state laws and regulations governing its operations. Furthermore, amendments to statutes and regulations and the Company's expansion into new areas could require the Company to continually modify or alter methods of operations at costs which could be substantial.
There can be no assurance
that the Company will be able, for financial or other reasons, to comply with applicable laws and regulations. Failure by the Company to comply with applicable laws and regulations could subject the Company to civil remedies, including fines and injunctions, as well as potential criminal sanctions, which could have a material adverse effect on the Company. See "BUSINESS-Government Regulation."

REGULATORY COMPLIANCE

     The various business operations of the Company are subject to numerous federal, state and local laws and regulations, including those relating to the use and disposal of hazardous substances discussed above. Any difficulties or failure to obtain required licenses, permits or authorizations, could adversely impact the Company's operations. The failure to obtain or retain any licenses or permits would have a material adverse effect on the Company's business. See "BUSINESS-Government Regulation."

     While the Company believes it is aware of all of the permits it is required to obtain and all of the governmental regulations with which it is required to comply, and believes that it has obtained such permits, there can be no assurance that this will be the case, that such compliance might not increase the expenses the Company will incur or that such regulations will not be modified, making it increasingly difficult for the Company to operate its businesses as anticipated. Additionally, there can be no assurance that the Company can comply with all such applicable regulations in the future and maintain any license which is granted.

NO MARKET FOR WARRANTS

     There is no public market for the Warrants and the Company does not intend to apply for listing of the Warrants on any national securities exchange or of quotation of the Warrants through the NASDAQ automated quotation system. No assurance can be given as to the liquidity of any markets that may develop for the Warrants, the ability of holders of the Warrants to sell their Warrants, or the price at which holders would be able to sell their Warrants. Future trading prices of the Warrants, if any, will depend on many factors, including among other things, the Company's operating results and the market for similar securities.

NECESSITY OF FUTURE REGISTRATION OF
WARRANTS AND STATE BLUE SKY
REGISTRATION; EXERCISE OF WARRANTS

     The Warrants may trade separately upon the closing of the Offering. Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which the Warrants are not registered or otherwise qualified for sale or exempt, purchasers may buy the Warrants in the after-market or may move to jurisdictions in which the Warrants and the Common Stock underlying the Warrants are not so registered or qualified or exempt. In this event, the Company would be unable lawfully to issue Common Stock to those persons desiring to exercise their Warrants (and the Warrants will not be exercisable by those persons) unless and until the

Warrants and the underlying Common Stock are registered or qualified for sale in jurisdictions in which such purchasers then reside or an exemption from such registration or qualification requirement exists in such jurisdictions. There can be no assurance that the Company will be able to effect any required registration or qualification.

     The Warrants offered hereby will not be exercisable unless the Company maintains a current registration statement on file with the Commission either by filing post-effective amendments to the Registration Statement, of which this Prospectus is a part, or by filing a new registration statement with respect to the exercise of such Warrants. The Company has agreed to use its best efforts to file and maintain, so long as the Warrants offered hereby are exercisable, a current registration statement with the Securities and Exchange Commission (the "SEC") relating to such Warrants and the shares of Common Stock underlying such Warrants. However, there can be no assurance that it will do so or that such Warrants or such underlying Common Stock will be or continue to be so registered.

     The value of the Warrants could be adversely affected if a then current prospectus covering the Common Stock issuable upon exercise of the Warrants is not available pursuant to an effective registration statement or if such Common Stock is not registered or qualified for sale or exempt from registration or qualification in the jurisdictions in which the holders of Warrants reside. See "DESCRIPTION OF SECURITIES-Warrants."

VOLATILITY OF STOCK PRICE

     Sales of substantial amounts of Common Stock in the public market after this offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. Upon completion of the Offering, the Company will have outstanding 37,953,525 shares of Common Stock assuming conversion of the Preferred Stock and Warrants into 7,582,450 shares of Common Stock and excluding shares subject to currently exercisable stock options. All of the 14,994,606 shares offered in the Offering will be freely transferable by the Selling Shareholders, since to the Company's knowledge, based upon representations and filings, if any, with the Securities and Exchange Commission (the "SEC") made by the Selling Shareholders, none of the Selling Shareholders are affiliates of the Company. Consequently, the Company will have approximately 37,262,984 shares held by non-affiliates which are freely transferable, which constitutes the "float" in the public market for the Company's Common Stock. The remaining 690,541 shares of Common Stock are "restricted" or "control" securities within the meaning of Rule 144 ("Rule 144") under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is otherwise available, including the exemption contained in Rule 144. The Company has filed a registration statement on Form S-8 to register 3,581,180 shares of Common Stock under its 1995 Compensatory Stock Option Plan (the "Plan"). Shares of Common Stock issued from time to time under the Plan will be available for sale in the public market, subject to Rule 144 volume limitations applicable to affiliates. See "PLAN OF DISTRIBUTION," "SHARES ELIGIBLE FOR FUTURE SALE" and "DESCRIPTION OF SECURITIES."

RISK OF LOW-PRICED SECURITIES

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations enacted by the SEC generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     In addition, if the Company's securities are not quoted on NASDAQ or if the Company does not meet the other exceptions to the penny stock regulations cited above, trading in the Company's securities would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, for non-NASDAQ and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

     To the extent that the Company's securities are subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be adversely affected. In such event, the regulations regarding penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

                             PLAN OF DISTRIBUTION

     The sale of the Common Stock and Warrants being offered by the Selling Shareholders hereby (the "Offering") may be effected from time to time in one or more transactions by such shareholders directly to third parties or through brokers or dealers in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company has neither retained in any capacity nor will it pay compensation to any brokers or dealers in connection with the securities being distributed or offered hereby.

     The distribution will be implemented by the Company, through the Company's transfer agent. There are no standby commitments or agreements from any person to purchase all or any part of the securities offered by this Prospectus.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the conversion of the Preferred Stock into Common Stock, the sale of shares of Common Stock by the Selling Shareholders, or, if sold by the Selling Shareholders, any proceeds from the sale of the Warrants. However, assuming that all Warrants offered hereby are exercised, the gross proceeds to the Company from such exercise are estimated to be approximately $6,722,506 based on an exercise price of $3.9375 per share with respect to the Series B Warrants and $3.25 per share with respect to the Series C Warrants. There can be no assurance given, however, that any Warrants will be exercised. The Company expects to use substantially all of the net proceeds received from exercise of the Warrants for general working capital purposes.

                          PRICE RANGE OF COMMON STOCK

     The Common Stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "NASD") The NASDAQ symbol for the Common Stock is "INCE." The following table sets forth the range of high and low bid quotations for the Common Stock of each full quarterly period during the fiscal year or equivalent period for the fiscal periods indicated below. The quotations were obtained from information published by the NASD and reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The average for the closing bid and asked prices for the Common Stock was $.280 on November 7, 1997.

          1996 Fiscal Year                   Ask       Bid
          ----------------                   ---       ---
               December 31, 1995           $ 1.625  $  .625
               March 31, 1996                1.9375   1.00
               June 30, 1996                 5.75     2.00
               September 30, 1996            5.50     2.75

          1997 Fiscal Year
          ----------------

               December 31, 1996           $ 4.00   $ 3.875
               March 31, 1997                2.4375   2.0625
               June 30, 1997                  .50      .375
               September 30, 1997             .270     .220

          1998 Fiscal Year
          ----------------

               Through October 31, 1997    $  .290  $  .270

     As of October 3, 1997, there were 773 holders of record of the Company's Common Stock. Based upon information provided to the Company by persons holding securities for the benefit of others, it is estimated that the Company has in excess of 3,200 beneficial owners of its Common Stock as of October 3, 1997.

     Currently there exists no public market for the Warrants and there can be no assurances given that a public market will develop in the future. See "RISK FACTORS-No Market for Warrants."

DIVIDEND POLICY

     While there currently are no restrictions prohibiting the Company from paying dividends to its shareholders, the Company has not paid any cash dividends on its Common Stock in the past and does not anticipate paying any dividends in the foreseeable future. Earnings, if any, are expected to be retained to fund future operations of the Company. There can be no assurance that the Company will pay dividends at any time in the future.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion should be read in conjunction with the "PROSPECTUS SUMMARY-Summary Historical Consolidated Financial Data of the Company" and "INDEX TO FINANCIAL STATEMENTS."

     The statements contained in this Prospectus, if not historical, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties that could cause actual results to differ materially from the results, financial or otherwise, or other expectations described in such forward-looking statements. These risks and uncertainties that may affect the operations, performance, development and results of the Company's business include those, among others, discussed under "RISK FACTORS" and "-Trends and Uncertainties" below. Any forward looking statement or statements speak only as of the date on which such statement was made, and the Company undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. Therefore, forward-looking statements should not be relied upon as a prediction of actual future results.

     From 1991 through the fiscal year ended December 31, 1994, the Company was generally inactive and reported no operating revenues. On July 7, 1995 the Company purchased all of the assets and liabilities of Energy and its wholly owned subsidiary CTL in exchange for 5,412,191 shares of Common Stock. The 5,412,191 shares issued to Energy represented approximately 52% of the Company's outstanding Common Stock upon completion of the transaction. As such, the transaction was treated for financial reporting purposes as a purchase of the Company by Energy. The assets of the Company were recorded at their estimated fair value at the date of acquisition and the Company's results of operations have been included in the consolidated statements of operations subsequent to the date of the acquisition. Energy's historical share amounts have been adjusted on a retroactive basis in a manner similar to a reverse stock split. See "BUSINESS-Company Overview" and "-Recent Acquisitions, Dispositions and Transactions."

     During the eleven-month period ended September 30, 1995, the Company changed its fiscal year-end to September 30. Previously, the Company had an October 31 year-end.

     The primary asset acquired in the Energy transaction, Energy's wholly owned subsidiary CTL, continued to generate positive cash flows from operations in the 1996 fiscal year, although sales decreased 9.6% from the 1995 fiscal year. This decrease in sales was primarily attributable to a change in product mix, the delayed timing of certain orders in the fourth quarter of 1996 and production capacity constraints at CTL's current manufacturing facilities at that time. In June 1997, CTL completed its move to new production facilities. The Company believes that the new facility will eliminate the current production capacity constraints.

     On November 15, 1995, the Company entered into a research and development agreement with ASU for the development of the Antenna Technology. The Company owned the rights to certain patent applications relating to the Antenna Technology that the Company had jointly developed with the Telecommunications Research Center at Arizona State University ("ASU"). The Antenna Technology is designed to reduce actual or perceived health hazards that may be associated with exposure to electromagnetic signals by using a "shielded" antenna.

     On September 30, 1996, the Company formed a wholly owned subsidiary, Cellular Magnetics, which acquired all the assets and liabilities of M.C. Davis in exchange for 277,778 shares of Common Stock valued at $1,000,000 and $800,000 in cash. This acquisition, accounted for by the purchase method of accounting, provided the Company with a facility for the production of the Antenna Technology and an established manufacturing facility.

     Effective July 18, 1997, the Company entered into a stock purchase agreement to sell, transfer, assign and deliver certain assets, liabilities, rights and obligations of the Company related to the Antenna Technology, including its wholly owned subsidiaries Cellular Magnetics and Intercell Wireless Corp., a Colorado corporation, to Intercell Technologies Corporation ("ITC"), a Colorado corporation, in exchange for shares and warrants for shares of ITC common stock, the Company's common stock held by shareholders of ITC and notes. The total consideration received was valued at approximately $2,300,000. As a result of the uncertainties with respect to realization of the consideration received no gain was recorded on the disposition.

     To further diversify the Company's operations and to capitalize on a new and emerging technology, the Company formed a wholly owned subsidiary, PI Corp., which merged with Particle Interconnect, Inc., a California corporation ("Particle California") on September 3, 1996. The Company exchanged 1,400,000 shares of Common Stock for all of the outstanding stock of Particle California. The transaction was accounted for as an immaterial pooling-of-interest as the prior operations of Particle California are not material to the Company's consolidated financial position, results of operations or cash flows. Accordingly, the consolidated financial statements for periods prior to the date of such acquisition have not been restated, except for loss per common share information. From the date of such merger, PI Corp. has been engaged primarily in the continuing development of the PI Technology. The Company initially planned on developing full production capacity to manufacture particle interconnect coatings at its facility in Colorado Springs, but subsequently decided to terminate its lease at the Colorado Springs facility. The Company currently intends to further develop, validate and qualify the manufacturing process specific to a licensee's use of the PI Technology and have the licensee manufacture the products using the PI Technology.

     Effective June 6, 1997, the Company acquired a controlling interest in Sigma 7. Sigma 7 conducts its business through its wholly owned subsidiary BMI Acquisition Group, Inc. BMI has developed and currently assembles standard memory modules and, on a limited basis uses the Patch Technology to produce fully functional computer memory modules from defective memory chips.

     The Company acquired control of Sigma 7 through the acquisition of 90% of the outstanding shares of Sigma 7's common stock in exchange for the payment of $550,000 and by providing approximately $1,985,000 in additional financing, consisting primarily of secured loans and standby letters of credit. In addition, the Company has agreed to issue 1,000 shares of a new class of its Series D Preferred Stock to holders of certain preferred shares of BMI to eliminate such preferred shares. For the purposes of this exchange the Series D Preferred Stock was valued at $2,500 per share. The total cash purchase price for Sigma 7 has been allocated for accounting purposes on a preliminary basis based on the net assets acquired calculated on the estimated fair values. The actual allocation of the purchase price will depend upon the valuation of the purchased technology at the acquisition date. The valuation of the purchased technology is currently being performed. Consequently, the ultimate allocation of the purchase price could differ. To date the Company has advanced an additional $1,129,000 to Sigma 7 in secured loans.

     On July 7, 1996, the Company completed an offering pursuant to Regulation S under the Securities Act (the "Regulation S Offering") of 1,000 shares of its Series B Preferred Stock, with attached warrants, pursuant to which it received net proceeds of $8,900,000. The Series B Preferred Stock is convertible into Common Stock at the exchange rate in effect at the date of conversion, as described in the preferred stock agreements. At the date of issuance, the exchange rate was equal to 85% of the then prevailing market rate, resulting in a deemed dividend of $1,765,000. The Company recognized on a pro rata basis $1,625,000 of the dividend in its 1996 fiscal year net loss per common share calculation and the balance of $140,000 in the first quarter of the 1997 Fiscal year.

     To further improve the Company's working capital position, the Company completed an offering pursuant to Regulation D to institutional investors on December 15, 1996, of 525 shares of its Series C Preferred Stock, with attached warrants, pursuant to which it received net proceeds of $4,672,500. The Series C Preferred Stock is convertible into Common Stock at the exchange rate in effect at the date of conversion, as described in the preferred stock agreements. At the date of issuance, the exchange rate was less than the prevailing market rate, resulting in a deemed dividend of $932,000, of which $883,000 has been recognized on a pro rata basis as of June 30, 1997. See "-Liquidity and Capital Resources" below.

RESULTS OF OPERATIONS

     Nine Months Ended June 30, 1997 compared to Nine Months Ended June 30,
1996.

     Net Sales. Net sales in the nine months ended June 30, 1997 were $5,426,000, a 117% increase over net sales in the nine month period ending June
30, 1996 of $2,499,000.   The increase in net sales was primarily attributable
to the inclusion of net sales from the Company's electronic components operations of $1,480,000 for the nine months ended June 30, 1997 and a $1,000,000 increase in sales of electron tube products in the current fiscal year over the corresponding period of the prior fiscal year. In addition, net sales for the third quarter of 1997 included $448,000 of sales by Sigma 7.

     In September 1996, the Company, through its then wholly owned subsidiary Cellular Magnetics, merged with AC Magnetics, Inc. doing business as M.C. Davis. M.C. Davis was acquired by the Company to provide industrial engineering and production capabilities for the Company's antenna technology. M.C. Davis has production facilities located in Arizona City, Arizona and Sonora, Mexico, and is engaged in the production of miniature and subminiature electronic components. The 1997 fiscal year represents the first year in which the results of the Company's new electronic components operations were consolidated with the Company's. As discussed above, on July 18, 1997 the Company sold Cellular Magnetics to ITC.

     Sales of electron tube products increased by 33% in the first nine months of 1997 compared to the first nine months of the 1996 fiscal year. This increase was primarily due to new defense related contracts entered into in the final quarter of the 1996 fiscal year for which production commenced in the first quarter of the 1997 fiscal year and continued through the second and third quarters. The Company anticipates that sales under these contracts will decrease for the remainder of the year from the rate experienced in the first three quarters of the 1997 fiscal year.

     On June 6, 1997, the Company acquired a majority interest in Sigma 7, a manufacturer of computer memory modules. The third quarter of the 1997 fiscal year represents the first period in which the results of Sigma 7 were consolidated with the Company.

     Gross Profits. For the nine months ended June 30, 1997 gross profits were 25% compared to 25% for the nine months ended June 30, 1996. Higher margins were experienced on the sale of electronic components in the nine months ended June 30, 1997 compared to the nine months ended June 30, 1996. In addition, several major defense contracts for the rebuild of electron tube products which generally carry higher margins than the manufacture and sale of new electron products were completed in 1997. These increases in margins were offset by the inclusion of lower margin memory module operation in the nine months ended June 30, 1997.

     General, Selling and Administrative. For the nine months ended June 30, 1997, general, selling and administrative expenses increased by 41% to $5,834,000 compared to $4,139,000 in the nine months ended June 30, 1996. The increase for the nine months ended June 30, 1997 was primarily attributable to the inclusion of compensation recognized on the transfer of stock options from three principal shareholders to an officer and director of the Company ($530,000) in the first quarter of the 1997 fiscal year; additional legal and accounting costs in the 1997 fiscal year related to the filing of a Registration Statement on Form S-1 in January 1997; the buyout of four management Contracts ($920,000); and the inclusion of general, selling and administrative expenses for the Company's new electronic components, cellular antenna, particle interconnect and memory module operations for the first time in the 1997 fiscal year. General, selling and administrative expenses for the nine months ended June 30, 1996 consisted primarily of compensation expense resulting from the vesting of stock options granted at exercise prices below the fair value of common stock on the date of grant.

     Research and Development. Research and development expenses increased to $1,537,000 in the nine months ended June 30, 1997 compared to $38,000 in the nine months ended June 30, 1996. This increase was primarily attributable to research and development activities incurred in connection with the Company's PI Technology as the Company commenced design, assembly and testing of its production line and continued testing of the technology. In addition, the Company continued its developmental work on the Antenna Technology in conjunction with ASU.

     Other Income/Expense. Other income/expense includes $238,000 in interest income earned on cash and short-term investments in the nine months ended June 30, 1997. In the first nine months of the 1996 fiscal year, the amount of interest income earned by the Company was insignificant. The remaining balance of other income/expense is comprised of miscellaneous expense accruals.

     Income Taxes. As of June 30, 1997 the Company had a net operating loss carryover for federal and California income tax purposes. The benefit of these net operating loss carryforwards has not been recorded by the Company as it is uncertain that the Company will generate sufficient income in future periods to utilize the loss carryforwards.

     Fiscal Year Ended September 30, 1996 compared to Fiscal Year Ended September 30, 1995 (Eleven Months).

     Net Sales. Net sales, which are derived solely from the operations of CTL, decreased 9.6% in 1996 to $3,405,000 from $3,768,000 in 1995. This decrease in sales was generally due to a combination of a change in the Company's product mix and the delayed timing of significant orders which were originally planned for the fourth quarter of 1996, but were not placed until the end of the 1996 calendar year.

     In the 1996 fiscal year, net sales of new magnetrons totaled $1,436,000, accounting for 42% of sales, compared with $1,455,000 or 39% of net sales in 1995. Net revenues from rebuilding of magnetrons decreased from $1,848,000 or 49% of net sales in 1995 to $1,403,000 or 41% of net sales in 1996. This shift in sales mix was due primarily to the Company's focus on new and more complex tube types such as certain Pulsed magnetrons in an attempt to broaden the Company's product line and a slow down in orders for rebuilt magnetrons for the food processing industry in the last two quarters of 1996. It is anticipated that the sales mix experienced in the final six months of fiscal 1996 will continue for the foreseeable future.

     The Company obtained a significant contract for the manufacture of new and rebuilt Pulsed magnetrons in June of 1996. However, the initial order under this contract was not placed until September, 1996. As a result, sales were not recorded under this contract until the first quarter of fiscal 1997, resulting in a significant increase in sales in the first quarter of 1997 over the final quarter of 1996.

     In conjunction with the changes in sales mix noted above, the Company experienced a decrease in gross margins to 17% in the 1996 fiscal year from 23% in 1995. This decrease was due to the increased development time and costs associated with the new and more complex tube types now being constructed by the Company. In particular, direct labor costs increased to 34% of net sales in 1996 compared to 30% in 1995, while direct materials costs increased to 26% in 1996 from 25% in 1995. The Company anticipates that gross margins will improve in the 1997 fiscal year as development of these new tube types is now complete and production should therefore become more efficient.

     In addition to the above, the Company's current electron tube manufacturing facility is operating at maximum capacity. The Company believes that its move to the new Watsonville manufacturing facility, completed in November 1997, should satisfy the Company's production needs for the foreseeable future. The Company anticipates that it may experience minor disruptions in production due to the movement of equipment and the familiarization of employees with the new manufacturing facility, which disruptions are not expected to have a material impact on the Company's operations.

     Allowance for Returns and Doubtful Accounts. The Company's allowance for returns and doubtful accounts increased from $81,000 in 1995 to $255,000 in 1996. This increase is primarily a result of the return of certain Pulsed magnetrons, a new product of the Company, for which rework was requested by the purchasers. The Company does not believe that similar returns will occur in the future.

     Selling, General and Administrative Expense. Selling, general and administrative ("SGA") expenses increased 331.5% from $1,317,000 in 1995 to $5,683,000 in 1996. This increase is primarily attributable to an increase in compensation expense of $3,686,000 resulting from the vesting of stock options to purchase an aggregate of 4,841,000 shares of Common Stock granted to the Company's officers, directors, employees and consultants in 1996 at exercise prices below the fair value of the Common Stock on the date of grant. The Company recorded deferred compensation expense of $4,017,000 based on these grants. The options were granted as an incentive to such persons at a time when the Company did not have sufficient funds to otherwise compensate such persons. In the future, the Company does not intend to grant stock options in the amounts granted in 1996 or at less than the fair value of the Common Stock on the date of grant.

     In addition to the above, SGA expenses increased in 1996 due to higher legal and audit costs ($387,000 in 1996 compared to $102,000 in 1995) associated with the Company's acquisitions, financings and compensation arrangements, and increased compensation paid to management and administrative personnel.

     In the 1997 fiscal year, it is anticipated that sales and marketing expenses will increase considerably over 1996 levels. In 1996, sales and marketing expenses were limited to costs associated with CTL's operations. In 1997, significant costs will be incurred in order to bring the DIMMs and COB memory modules and PI Technology to market. In addition, the Company intends to significantly expand its marketing activities for its electron tube products in an effort to capture a larger share of the market.

     Research and Development. Research and development expenses increased from -0- in 1995 to $88,000 in 1996. This increase was attributable entirely to costs associated with research and development of the Company's Antenna Systems. It is anticipated that research and development activities will materially increase in the fiscal year ending September 30, 1998, as the Company continues to develop its PI Technology and the patch technology owned by its subsidiary, Sigma 7. The research and development expenses incurred in connection with PI Technology will primarily involve the testing, validation, documentation and transfer of the technology in connection with any proposed licensees or industry partners. It is anticipated that most of the research and development expenses incurred in connection with the development of the patch technology will be related to the application of such technology to chip on board.

     Interest Income and Expense. The Company earned interest income of $36,000 in 1996 compared to -0- in 1995. This increase was due to the investment in Treasury Bills of undeployed cash resources realized through the sale of its Series B Preferred Stock. The Company anticipates that interest income will increase in 1997 as undeployed funds, including those raised through the sale of its Series C Preferred Stock, will continue to be invested in low risk interest bearing securities.

     Interest expense increased to $90,000 in 1996 compared to $88,000 in 1995 due to continued bank financing and outstanding notes payable to related parties. The Company repaid these financings and notes in October 1996 with the proceeds received from the Series B Preferred Stock financing and does not currently anticipate obtaining further debt financing.

     Net Operating Loss Carryforwards for Tax Purposes. As of September 30, 1996 the Company had a net operating loss carryover for federal and California income tax purposes of approximately $7,376,000 and $3,463,000 respectively. The federal net operating losses expire from 2007 to 2011. The California net operating losses expire from 2000 to 2001. The benefit of these net operating loss carryforwards has not been recorded by the Company as it is uncertain that the Company will generate sufficient income in future periods to utilize the loss carryforwards.

     Eleven Months Ended September 30, 1995 compared to Fiscal Year Ended October 31, 1994.

     On July 7, 1995, the Company acquired all of the assets and assumed all of the liabilities of Energy through the issuance of 5,412,191 shares of Common Stock. The principal asset acquired in this transaction was all of the issued and outstanding common stock of CTL. Energy had acquired its investment in CTL on May 1, 1994. In accordance with generally accepted accounting principles, the results of operations disclosed in the Company's audited consolidated financial statements include CTL's operations for the 11-month period ended September 30, 1995 for the 1995 fiscal year and for the six-month period ended October 31, 1994 for the comparative 1994 fiscal year.

     Net Sales and Gross Margins. The Company's net sales of $3,768,000, which are attributable entirely to the operations of CTL, increased 82% in the 1995 fiscal year compared to net sales of $2,066,000 in 1994. This increase was due primarily to the inclusion in the financial statements of eleven months of CTL's operations in the 1995 fiscal year compared to only six months in fiscal 1994 as described above. Monthly sales in both the 1995 and 1994 fiscal years averaged approximately $340,000 due to capacity limitations at CTL's manufacturing facilities.

     Although CTL's average monthly sales remained constant in the 1995 and 1994 fiscal years, the Company experienced a decline in gross margins on sales of electron tubes to 23% of net sales in 1995 from 42% in 1994. This decrease was due primarily to increased costs associated with the development and manufacture of new types of tubes. In addition, the Company sold a greater percentage of new tubes relative to rebuilt tubes in the 1995 fiscal year compared to 1994.
As new tubes carry a lower gross margin than rebuilt tubes, an overall decline in gross margins was experienced.

     Selling, General and Administrative Expenses. SGA expenses increased by 11% in the 1995 fiscal year due to increased consulting, legal and audit costs associated with the Energy transaction and the Company's financing activities.

     Interest Expense. Interest expense increased to $88,000 in 1995 from $3,000 in 1994 primarily due to an increase in notes payable to former owners of CTL and other third parties.

     Loss on Investments. During fiscal 1995, the Company purchased approximately 15% of the outstanding stock of American Microcell for 712,571 shares of common stock at a fair value of approximately $0.70 per share, or $500,000. American Microcell was engaged in the research and development of improved technologies for cellular phones. However, American Microcell proved unsuccessful in its efforts to finance continuing development of the technologies acquired, and the rights to these technologies reverted to the original developers. Accordingly, the Company wrote off its investment in American Microcell in fiscal 1995.

     In addition, the Company sold certain microwave technology rights to a related party for a note in the face amount of $1,250,000. Due to concerns about collectibility, the Company reserved the remaining carrying value in fiscal 1995. In addition, related deferred development costs totalling $44,631 were written off in fiscal 1995. Losses on investments in fiscal 1994 were not significant.

     Net Operating Loss Carryforwards for Tax Purposes. As of September 30, 1995 the Company had a net operating loss carryover for federal and California income tax purposes of approximately $1,083,000 and $317,000 respectively. The federal net operating losses expire from 2007 to 2010. The California net operating losses expire in 2000. The benefit of these net operating loss carryforwards has not been recorded by the Company as it is uncertain that the Company will generate sufficient income in future periods to utilize the loss carryforwards.

     Fiscal 1994 compared to Fiscal 1993

     On May 1, 1994, Energy acquired all of the issued and outstanding common shares of CTL for 762,031 shares of Energy's common stock (valued at $1,069,140) and notes payable to two major stockholders of CTL for $955,860. In addition, Energy bought out an employment contract with a former owner of CTL for 222,572 shares of Energy common stock (valued at $312,272). From the date of acquisition of CTL to October 31, 1994, the Company's net sales were $2,066,462. For the 1994 fiscal year, the Company incurred a net loss of $362,102.

     Prior to the acquisition of CTL, Energy had been engaged in the development of technologies designed to enhance the production of hydrocarbons from oil properties. Subsequent to the acquisition of CTL, Energy incurred no additional costs or revenues relating to the development of these technologies. As discussed above, this technology was sold in the 1995 fiscal year in exchange for certain royalty payouts and a note in the face amount of $1,250,000 bearing interest at 6%. Due to concerns about collectibility, this note was fully reserved as of September 30, 1995.

LIQUIDITY AND CAPITAL RESOURCES

     During the nine months ended June 30, 1997, cash and cash equivalents decreased by $2,698,000. Net cash used in operations was $5,549,000, due primarily to an operating loss of $5,839,000 and increases in accounts receivable of $55,000 and inventories of $972,000, partially offset by depreciation and amortization of $484,000, amortization of deferred compensation of $784,000 and an increase in current liabilities of $116,000. Net cash used in investment activities was $568,000 due primarily to the acquisition of property, plant and equipment, cash payments for the purchase of and cash advances to Sigma 7 offset by the maturity of short-term investments and the disposition of other assets. Net cash provided by financing activities was $3,419,000. This was due primarily to net proceeds of $4,673,000 from the private placement of 525 Series C Preferred Shares and warrants in December 1996. A portion of these proceeds were used to pay off liabilities of $1,198,000 assumed on the acquisition of PI Corp. and M.C. Davis and to repay long-term debt of $206,000.

     In the 1997 fiscal year, the Company intends to make capital expenditures of approximately $1,500,000 in addition to amounts allocated to property, plant and equipment on the acquisition of the majority interest of Sigma 7. These expenditures will be made on the Company's new manufacturing facility in Watsonville, California and on purchasing new memory module testing equipment for Sigma 7. In the nine months ended June 30, 1997, capital expenditures totaled $1,149,000.

     As of September 30, 1996, the Company had cash and cash equivalents on hand of $4,224,000 as compared to $57,000 at September 30, 1995. This increase in working capital was primarily due to net proceeds of $8,900,000 received from the issuance of Series B Preferred Stock and warrants and the proceeds of $1,342,000 received from sales of Common Stock. In addition, the Company obtained $167,000 in connection with its acquisition of Particle California and M.C. Davis and realized proceeds of $174,000 on the sale of property. The Series B proceeds were used to finance the Company's operating activities of $1,697,000, to repay bank debt of $190,000 during the 1996 fiscal year and other debt totalling $994,000 after the end of the Company's 1996 fiscal year, and to acquire property, plant, equipment and other assets of $472,000.

     The Company acquired assets comprised of working capital and property, plant and equipment, and recorded related goodwill and other intangibles, totalling $1,649,000 in 1996 as a result of the business combinations of M.C. Davis and PI Corp. In addition, the Company acquired land in exchange for 400,000 shares of the Company's common stock valued at $1,000,000, the assumption of mortgages of $367,000 and acquisition costs of $57,000. The Company also disposed of equipment held for resale through the return and cancellation of its Series A Preferred Stock for which it recognized neither a gain or loss, except for $40,000 in storage costs.

     The Company believes that current and known future capital resources will be adequate to fund its operations over the next 12 months. The Company believes the sale of electron tube products of CTL and memory modules of Sigma 7 will, in addition, to funds derived from a private placement by Sigma 7 and anticipated further institutional and other financing of Sigma 7, provide sufficient funds to satisfy the Company's capital requirements for the next two years. This assumption is based on the Company's belief that it will be successful in entering into licensing or other similar arrangement with existing connector manufacturers with respect to the manufacture of products using the PI Technology. The failure to enter into such relationships could result in the Company requiring substantial additional capital and resources develop the PI Technology and bring products using the PI Technology to market.

     To the extent the Company's operations are not sufficient to fund the Company's capital requirements, the Company may enter into a revolving loan agreement with a financial institution, or attempt to raise additional capital through the sale of additional capital stock or through the issuance of debt. At the present time the Company does not have a revolving loan agreement with any financial institution nor can the Company provide any assurances that it will be able to enter into any such agreement in the future or be able to raise funds through the issuance of debt or equity in the Company.

TRENDS AND UNCERTAINTIES

     As a result of its activities in 1997 and 1996, the Company believes that it has positioned itself to compete in new markets through the acquisition of Sigma 7 and by obtaining the rights to the PI Technology and the Proprietary Electroplating Process. The Company's activities in fiscal 1997 will focus on expanding the existing markets for its electron tube products and memory modules. However, the future operating results of the Company are subject to certain trends and uncertainties within the industries in which the Company is operating and within the Company itself.

     OVERVIEW

     In general, due to the Company's change of business purpose, the Company has a limited operating history that is relevant to its current business. Pursuant to the Company's initial business plans prepared in October of 1996, the Company believed it would commence the sale of its external retrofit antenna in December of 1996 and commence limited sales of products using the PI Technology in January of 1997. As discussed under "BUSINESS," the Company subsequently has reconsidered its initial business plans and has sold its rights, title and interest in the Antenna Technology and does not plan to directly manufacture products using the PI Technology.

     The Company does not anticipate producing operating revenues until it enters into licensing agreements with respect to the PI Technology and Proprietary Electroplating Process and it begins assembling, marketing and selling DIMMs and producing significant operating revenues until COB memory modules using the Patch Technology are completely developed, manufactured in commercial quantities and available for commercial delivery, and accepted in the marketplace. There can be no assurance that the Company's technology and products, if developed and manufactured, will be able to compete successfully in the marketplace and/or generate significant revenue. The Company anticipates incurring significant costs in connection with the development of its technologies and proposed products and there is no assurance that the Company will achieve significant revenues to offset anticipated operating costs. Included in such costs are research and development expenses, marketing costs, increased capital expenditures for the expansion of its manufacturing facilities and the research and development of its products, and general and administrative expenses. See "RISK FACTORS-Limited Operating History; History of Losses" and "-New Lines of Business."

     As a reflection of these increased costs and expenses, the Company's operating losses increased from $433,000 in 1995 to $5,196,000 in 1996 and from $3,544,000 in the third quarter of fiscal 1996 to $6,025,000 in the third quarter of fiscal 1997. Similarly net cash used in operating activities increased from $201,000 in 1995 to $1,697,000 in 1996 and from $1,764,000 in the nine months ended June 30, 1996 to $5,549,000 used in operations in the nine months ended June 30, 1997.

     Inasmuch as the Company will continue to have high levels of operating expenses and will be required to make significant expenditures in connection with its continued research and development activities, the Company anticipates that such losses will continue until such time, if ever, as the Company is able to generate sufficient revenues to exceed its total costs of operation. See "RISK FACTORS-No Assurance of Successful Expansion of Operations."

     SPECIFIC TRENDS AND/OR UNCERTAINTIES

     The Company is currently attempting to expand its customer base for its electron tube business by and through the development of new products and increased marketing activities. At this time, it is uncertain whether the Company will be able to create new markets for its products. In addition, the response of larger competitors in the electron tube markets to the Company's increased marketing activities is not determinable.

     The Company's PI Technology requires significant additional effort to complete validation and documentation, and to establish acceptance of the PI Technology by the market. The PI Technology is currently being utilized by third parties in limited applications under licenses granted from Louis DiFrancesco, the developer of the PI Technology or from companies he previously controlled, such as Particle California. In addition, no prediction can be made as to competitive responses in the market place should the PI Technology prove successful. Moreover, the current licensees of the PI Technology could compete directly with the Company in the markets it intends to enter provided such markets are within the scope of the licenses granted. The marketability of the PI Technology may also be effected by Louis D. DiFrancesco's purported assignment of a one-half interest in certain patents underlying the PI Technology to Mr. Kenneth Bahl. To the extent the assignment is valid, Mr. Bahl could assign an additional interest in the PI Technology to competitors of the Company. If such licensees or Mr. Bahl desire to do so, Mr. Louis DiFrancesco or Mr. Bahl, as the case may be, and not the Company, would receive any increase in royalty payments or other consideration due to such success. See "RISK FACTORS-Uncertainty of Market Acceptance for PI Technology" "-Rights to PI Technology."

     The semiconductor memory industry is characterized by rapid technological change and volatile market conditions. The selling prices for the Company's memory modules fluctuate significantly with real and perceived changes in the balance of supply and demand for these commodity products. The Company cannot currently determine whether the stabilization of DRAM prices in the 1997 calendar year is indicative of a change in supply and demand, capacity or inventory levels. In the event that average unit selling price of DRAM chips declines faster than the rate at which the Company can turn over its inventory, the Company's business, results of operations and financial condition could be adversely affected.

     The Company is operating in three diverse businesses with different operating and management requirements. As the operations of the Company expand there will be a requirement for increased management expertise. The Company is currently seeking to expand its management complement, particularly in the marketing field, to cope with the anticipated growth in the Company's operations. See "RISK FACTORS-Dependance on Key Personnel and Necessity to Hire Additional Qualified Personnel."

PENDING ACCOUNTING PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of," ("SFAS No. 121") which establishes methods for determining when an impairment of long-lived assets has occurred and for measuring the impairment of long-lived assets. The implementation of SFAS No. 121 in the Company's 1997 fiscal year is not expected to have a material effect on the Company's consolidated results of operations or financial condition.

     In October 1995, the FASB also issued SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") which encourages, but does not require, employers to adopt a fair value method of accounting for employee stock-based compensation, and which requires increased stock-based compensation disclosures in lieu of expense recognition. The Company expects to continue to use the intrinsic value-based method of accounting as allowed under SFAS No. 123. The implementation of SFAS No. 123 in the Company's 1997 fiscal year is not expected to have a material effect on the Company's reported consolidated results of operations or financial position.

     In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share" (SFAS No. 128). SFAS No. 128 establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS No. 128, the Company will be required to present both basic net loss per share and diluted net loss per share. Basic net loss per share is expected to be lower than the currently presented loss per share as the effect of dilutive stock options will not be considered in computing basic net loss per share. Diluted net loss per share is expected to be comparable to net loss per share as presented in the accompanying consolidated financial statements. The Company plans to adopt SFAS No. 128 in its fiscal quarter ending December 31, 1997 and at that time all historical net loss per share data presented will be restated to conform to the provisions of SFAS No. 128.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and displaying comprehensive income and its components in the financial statements. It does not, however, require a specific format for the statement, but requires the Company to display an amount representing total comprehensive income for the period in that financial statement. The Company is in the process of determining its preferred format. This Statement is effective for fiscal years beginning after December 15, 1997.

     Also, in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information. "The Statement establishes standards for the manner in which public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. This Statement is effective for financial statements for periods beginning after December 15, 1997, and the Company is currently evaluating the impact of the Statement on the reporting of its segment information.

                                   BUSINESS

COMPANY OVERVIEW

     Intercell Corporation (the "Company") was incorporated under the laws of Colorado on October 4, 1983, and was originally engaged in the marketing of business and cellular telephone equipment. This business was discontinued and all remaining assets of the Company were liquidated or otherwise abandoned during 1991, and all obligations of the Company were paid or otherwise satisfied.

     From 1991 until the acquisition of Modern Industries, Inc., on July 7, 1995, which subsequently changed its name to Energy Corporation ("Energy"), the Company was generally inactive and reported no operating revenues prior to the fiscal year ending December 31, 1994. During that time period, the Company considered various new business and investment opportunities involving, primarily, companies engaged in specialty lines of business in the wireless communications and electronic technology industries.

     On July 7, 1995, the Company purchased all of the assets and liabilities of Energy. Energy's principal asset was its wholly owned subsidiary California Tube Laboratory, Inc. ("CTL"). This transaction was accounted for as an acquisition of the Company by Energy and, as such, the historical financial statements contained herein reflect the financial statements of Energy. The results of operations of the Company have been included only since the date of such acquisition. See "INDEX TO FINANCIAL STATEMENTS."

     As a result of the acquisition of Energy and additional acquisitions and dispositions made during the 1996 and 1997 fiscal years (see "-Recent Acquisitions, Dispositions and Transactions"), the Company is currently engaged in three lines of business: (i) the testing and assembly of memory modules; (ii) the manufacture and rebuilding of specialty electron power tubes; and (iii) the proposed design, development, validation and qualification of the manufacturing process specific to a proposed product that will use the Company's patented particle interconnect technology (the "PI Technology") and a proprietary trade secret electroplating process (the "Proprietary Electroplating Process").

     The Company's operations are or will be conducted by and through its wholly owned subsidiaries or majority owned subsidiaries, Sigma 7, CTL and Particle Interconnect Corporation ("PI Corp.").

     The Company's officers and directors are responsible for the oversight of the Company and its subsidiaries (i.e., Sigma 7, CTL and PI Corp.), and for resolving any conflicts of interest that may arise between the Company and its subsidiaries or among the subsidiaries. The officers and directors of each subsidiary are responsible for the day to day operations of that subsidiary and, in turn, are accountable to the Company, as the sole or majority controlling shareholder of each subsidiary. Major decisions relating to the scope of each subsidiary's operations or a subsidiary's capital needs are reviewed and approved by the Company's board of directors in accordance with relevant law. However, notwithstanding the foregoing, in view of the affiliations among the Company and its affiliates, no assurance can be given that any such conflicts can be resolved to the satisfaction of all parties involved.

     The statements contained in this Prospectus, if not historical, are forward-looking statements and involve risks and uncertainties that could cause actual results to differ materially from the results, financial or otherwise, or other expectations described in such forward-looking statements. Therefore, forward-looking statements should not be relied upon as a prediction of actual future results or occurrences. In this regard, see "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-General" and "-Trends and Uncertainties."

RECENT ACQUISITIONS,
DISPOSITIONS AND TRANSACTIONS

     DISPOSITION OF INTERCELL WIRELESS CORP. AND CELLULAR MAGNETICS, INC.

     Until recently, the Company had anticipated pursuing a new line of business involving the development and manufacture of shielded cellular phone antennas. The Company had obtained the rights to certain patent applications relating to the Antenna Technology that the Company jointly developed with the Telecommunications Research Center at Arizona State University ("ASU"). The Antenna Technology was designed to reduce actual or perceived potential health hazards that may be associated with exposure to electromagnetic signals by using a "shielded" antenna.

     Based on subsequent evaluations of the Antenna Technology by the Company and the review of the Antenna Technology by an independent investment banking company, the Company determined that it was in the Company's best interest to divest itself of the proposed design, development and production of the Antenna Systems conducted by its wholly owned subsidiary Intercell Wireless Corp. ("Intercell Wireless"), as well as the manufacture of miniature and non-miniature coils, transformers and other electronic assemblies conducted by its wholly owned subsidiary Cellular Magnetics, Inc. ("Cellular Magnetics"). On July 18, 1997, the Company sold all of its right, title and interest in the Antenna Technology and its wholly owned subsidiaries (the "Antenna Transaction") to Intercell Technologies Corporation, a Colorado corporation ("ITC"), of which Terry W. Neild and Lou L. Ross own a controlling interest. At the time the transaction was proposed, Mr. Neild was a director and Executive Vice President of the Company and Mr. Ross was a consultant to the Company. As consideration for the sale, the Company received shares of ITC common stock, shares of the Company's common stock and certain promissory notes. The total consideration received was valued at approximately $2,300,000. As a result of uncertainties with respect to realization of the consideration received, no gain was recorded.

     ACQUISITION OF SIGMA 7

     On June 6, 1997, the Company acquired 4,500,000 shares of Sigma 7's common stock in exchange for the payment of $550,000 for the shares and for providing approximately $1,985,000 in additional financing, consisting primarily of secured loans and standby letters of credit. The funds were used for inventory purchases, standby letters of credit to a major memory manufacturer, payment of obligations, the settlement of litigation, working capital and the redemption of preferred stock from two individuals holding such preferred stock. As a result of the transaction, the Company acquired approximately 90% of the 5,000,000 issued and outstanding common shares of Sigma 7. In addition, the Company has agreed to issue 1,000 shares of a new class of its Series D Preferred Stock (the "Preferred Series"), to the holders of certain preferred shares of BMI, to eliminate such preferred shares of BMI. For the purposes of this exchange the Series D Preferred Stock was valued at $2,500 per share. See "DESCRIPTION OF SECURITIES-Preferred Stock-Series D Preferred Stock. "The total cash purchase price for Sigma 7 has been allocated for accounting purposes on a preliminary basis based on the net assets acquired calculated on the estimated fair value thereof. The actual allocation of the purchase price will depend upon the valuation of the purchased technology at the acquisition date. The valuation of the purchased technology is currently being performed. Consequently, the ultimate allocation of the purchase price could differ.

     ACQUISITION AND DISPOSITION OF M.C. DAVIS

     Effective September 30, 1996, the Company, through its wholly owned subsidiary Cellular Magnetics, an Arizona corporation, acquired AC Magnetics, Inc., an Arizona corporation doing business as M.C. Davis Company ("M.C. Davis"), for an aggregate purchase price of $1,800,000, comprised of a cash payment equal to $800,000 and the issuance of 277,778 shares of the Company's restricted Common Stock at a fair value of approximately $3.60 per share. M.C. Davis was acquired by the Company to provide industrial engineering and production capabilities for the Antenna Technology. M.C. Davis has production facilities located in Arizona City, Arizona and Sonora, Mexico and has been engaged in the production of miniature and subminiature electronic components since 1968. The Company sold Cellular Magnetics to ITC effective July 18, 1997.

     PARTICLE INTERCONNECT TRANSACTION

     On September 3, 1996, the Company completed the merger (the "PI Merger") of Particle Interconnect Inc., a California corporation ("Particle California"), with and into the Company's wholly owned Colorado subsidiary, Particle Interconnect Corporation ("PI Corp."). The PI Merger resulted in PI Corp. obtaining all of the properties, assets, liabilities and business operations of Particle California, including, with certain exceptions, the entire right, title and interest in and to the improvements of seven United States patents and six patent applications involving the PI Technology and the Proprietary Electroplating Process. The exceptions relate to the right to receive royalty payments from five companies that previously obtained licenses to the PI Technology and certain know-how relating to its electroplating application from Mr. Louis DiFrancesco, the inventor of the PI Technology, or companies that he controlled and a purported assignment of a one-half interest in certain patents underlying the PI Technology from Mr. DiFrancesco to Mr. Kenneth S. Bahl in February 1991. See "-Intellectual Property." In exchange for the PI Technology and the Proprietary Electroplating Process, the Company issued 1,400,000 shares of Common Stock to the shareholders of Particle California in a transaction not involving a public offering. The PI Merger was accounted for as an immaterial pooling-of-interest.

     Effective October 14, 1997, the Company entered into an agreement with Dr. Herbert J. Neuhaus, Managing Director of PI Corporation, and Mr. Ronald A. Morley, an employee of the Company, to form a new entity to increase the likelihood of obtaining additional funding for the development of the PI Technology and to increase the probability of engaging an industry partner, with sufficient personnel and financial resources to successfully commercialize the PI Technology. PI Corporation will transfer all of its intellectual property, which has a book value of zero, to the new entity for the Company's 72.5% interest and ownership in the new entity. The remaining 27.5% will be owned by Dr. Herbert J. Neuhaus and Ronald A. Morley who will become executive officers and directors of the new entity. The Company deemed it an important part of its new policy of making each subsidiary a self-financed operation to provide such ownership to Dr. Herbert J. Neuhaus and Ronald A. Morley to provide them an incentive to devote their time, expertise and industry contacts to obtain an industry partner and financing for the commercialization of the PI Technology and PI Corporation's proprietary electroplating technology. This transaction is not expected to have a significant effect on Intercell's results of operations.

     RIGHT TO DUAL RESONANCE CELLULAR PHONE ANTENNA

     On November 15, 1995, the Company entered into an agreement with Arizona State University ("ASU") in connection with the development of a new form of cellular phone antenna with certain features designed to reduce potential health hazards that may be associated with electromagnetic signals and to increase transmittal reception and range of cellular telephones. The Agreement required the Company to pay to ASU a total amount of approximately $78,000. On June 5, 1996, Dr. El-Badawy El-Sharawy ("Dr. Sharawy"), a tenured professor of ASU, assigned to the Company, on a royalty-free basis, his entire right, title and interest in, and to improvements on his U.S. Patent application entitled "Dual Resonance Antenna with Portable Telephone Therewith" (the "Dual Resonance Application"), and any and all patent applications thereon for nominal consideration. The Company subsequently sold the rights to the Antenna Technology to ITC effective July 18, 1997.

     MISCELLANEOUS TRANSACTIONS

     Arizcan Properties, Ltd. On March 13, 1996, Arizcan Properties, Ltd., a wholly owned subsidiary of the Company ("Arizcan"), entered into an agreement with a group, including certain minority shareholders of the Company, to acquire a 94-acre development property located in Pinal County, Arizona for a total purchase price of $1,424,362. This transaction was completed on June 18, 1996. As consideration, the Company issued 400,000 shares of restricted Common Stock at a fair value of $2.50 per share, and made cash payments of $57,000. In addition, Arizcan assumed first and second mortgages on the property totaling $367,000. The Company acquired this property for the purpose of constructing a manufacturing facility for the products developed under the Antenna Technology. Due the Company's acquisition of M.C. Davis, this property is no longer required for manufacturing purposes and it is currently being held for sale.

     Asia Skylink Corp. On December 29, 1994, the Company executed an Asset Purchase Agreement with Asia Skylink Corp., to acquire certain microwave transmission and associated support equipment, in exchange for 210,000 shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock"). On August 30, 1996, in return for the cancellation of all of the Series A Preferred Stock outstanding, the Company re-assigned the microwave transmission and associated support equipment to the original seller and paid the holders of the Series A Preferred Stock an aggregate of $40,000 as storage charges for the period July 7, 1995 through August 30, 1996.

     Particle Interconnect. In connection with the realization of a change in business strategy and objective which occurred in September 1997, PI Corporation determined that certain leasehold improvements, manufacturing equipment, raw materials and office furniture and equipment were no longer necessary to achieve its objectives and, accordingly, such leasehold improvements, manufacturing equipment, raw materials and office furniture and equipment were sold between September 19, 1997 and October 3, 1997 to non-affiliated parties for approximately $50,000 which resulted in a loss of approximately $370,000.

MEMORY MODULE PRODUCTS

     OVERVIEW

     The Company, through Sigma 7, is primarily engaged in the testing and assembly of standard semi-conductor memory module products. Through its development of proprietary testing technologies, the Company can purchase memory integrated circuits (also referred to as "die" or "chips") at the wafer level, before they are tested and sorted and use these memory chips to produce standard SIMMs (Single Inline Memory Modules), as well as other products. The Company does not manufacture memory chips or, at this time, package such memory chips; rather, the Company has entered into various wafer program agreements with certain major semiconductor manufacturers, wherein such manufacturers have agreed to sell to the Company, at a discount, packaged, untested memory chips at the wafer level. The Company believes that this gives it a cost advantage over competitors in the same marketplace. The Company is also in the engineering phase for production of DIMMs (Dual Inline Memory Modules) with respect to future products, and has entered the final engineering phase for production of chip on board ("COB") memory modules.

     The Company has submitted a patent application for new technology that enables it to use faulty memory products, typically the cause of yield and margin problems for conventional manufacturers, in producing fully functional memory modules (the "Patch Technology"). If successful in production, this Patch Technology will provide significant competitive advantages to the Company by driving down material costs and, when used to "patch" COB will, it is believed, represent a significant segment of business for the Company, since it allows COB to be readily salvaged without damaging the printed circuit board. This new technology, coupled with the wafer program, could potentially lower the Company's cost of goods sold compared to traditional memory module manufacturers, resulting in larger gross profit margins upon the sale of its products.

     THE SEMICONDUCTOR MEMORY INDUSTRY

     Overview

     The demand for semiconductor memory devices in digital electronic systems has substantially increased over the last several years as a result of the increasing importance of memory in determining system performance. Memory integrated circuits encompass several types of devices designed to perform specific functions within computer and other electronic systems. The three most significant categories of semiconductor memory are Dynamic Random Access Memory ("DRAM"), Static Random Access Memory ("SRAM") and nonvolatile memory, including Flash memory. DRAM provides large capacity "main" memory; SRAM provides specialized high-speed memory; and Flash and other nonvolatile memory provide low-power memory which retains data after a system is turned off. In addition, within each of these broad categories of memory products, semiconductor manufacturers are offering an increasing variety of memory devices which are designed for application-specific uses.

     Memory Module Market

     Memory modules are compact circuit board assemblies consisting of DRAM, SRAM, Flash or other semiconductor memory devices and related circuitry. The use of memory modules enables original equipment manufacturers ("OEMs") to offer a relatively easy path for upgradeability of a personal computer or work station, a feature of system design which is increasingly required by end users. To achieve this upgradeability and flexibility, both personal computer ("PC") and communications OEMs frequently design their systems to use memory modules as a "daughter card," reducing the need to include memory devices on the motherboard.

     The market for memory modules includes both standard and specialty modules. The high-volume standard memory module market includes modules that can be sourced from many module suppliers, and are designed to be incorporated into a wide variety of equipment. These modules employ designs meeting widely used industry specifications primarily utilizing DRAM memory and are available with a variety of options to address the needs of multiple OEMs. Standard memory modules are typically used in desktop personal computers and printers and are sold both to OEMs and through computer resellers directly to end users.

     Specialty memory modules include both custom and application specific modules. These modules are usually based on either DRAM, SRAM or Flash technologies and may include additional control circuitry. Specialty memory modules are typically sourced (purchased) from a limited number of suppliers and are generally used in mobile computers, work stations and telecommunications devices such as routers and switches, and are primarily sold to OEMs.

     As the variety of memory devices available to address specific applications has expanded, the design and manufacture of memory modules has increasingly become an area in which electronics OEMs employ outsourcing strategies. The suppliers of memory modules include semiconductor manufacturers which maintain captive memory module production capabilities and independent memory module manufacturers which source memory devices from a wide variety of suppliers.

     Because independent manufacturers, such as the Company, do not produce their own semiconductor devices, they have the ability to mix and match devices from a variety of semiconductor suppliers in a single memory module.
Independent manufacturers of memory modules currently address two primary market segments: the OEM channel and the reseller channel. Suppliers to the OEM channel typically offer custom and application-specific modules to the work station and telecommunications industries, as well as standard memory modules for use by computer and peripheral OEMs. Suppliers to the reseller channel typically offer standard DRAM memory modules as an upgrade product sold through computer distributors and retail channels.

     Industry Technology

     It is common practice in the industry to use an excess number of partially good chips, packages or modules to assemble a complete memory unit that normally would require a lesser number of parts. For example, a 1 megabyte ("M" or "MByte") x9 SIMM can be made with three partially good 1Mx3 DRAM chips in lieu of two flawless 1Mx4 chips and one flawless 1Mx1 chip. The identification, isolation and combination of operating segments of partially defective chips, packages or modules often requires complex procedures and bulky circuits due to the great number of possible combinations. The new higher density memory modules have compounded the complexity of such combinations.

     Due to economies of scale, the production of flawed memory chips by semiconductor manufacturers is an integral part of their wafer manufacturing and packaging process. Approximately 7-8% of all computer chips are defective at the wafer level, with an additional 7-8% of memory chips being found defective after packaging. Despite semiconductor manufacturers use of increasingly sophisticated or refined techniques to improve the quality of their chips, defects are still detected in chips before or after they are encapsulated into packages or assembled on chip on board ("COB") modules (i.e., where the packaging step is avoided and the bare die are attached directly to the PC board).

     The high cost of high-density chips makes the use of less-than-perfect chips economically desirable. The Company is aware of three companies that manufacture memory modules using partial memory chips. The Company believes the Patch Technology as well as its extensive design and manufacturing expertise provides it with a competitive advantage over other memory module manufacturers that use partial memory chips.

     THE COMPANY'S PATCH TECHNOLOGY

     The Company's Patch Technology is predicated upon the fact that the combination or re-routing of input/output ("I/O") lines between chips, packages or modules is subject to mechanical limitations both in terms of circuit size and the number of cross-over leads that can be crowded upon a printed circuit ("PC board"). These limitations require some trade-offs between the types, sizes and distribution of chips and packages that can be used to assemble a particular memory unit. The Patch Technology provides a logical approach to the combination of chips and/or packages using decision-guiding programs as well as versatile I/O line combining hardware.

     Upon receiving a shipment of packaged memory chips, the Company retests the chips, using industry standard testers, to identify non-flawed chips and operating segments of flawed memory chips, and then sorts and classifies the flawed chips as to type, number and concentration of working quadrants within the chips. The Company attaches a computer generated bar code, disclosing all relevant characteristics, to all tested memory chips and assembled memory modules in order to ensure accurate tracking, inventory control and product quality. For flawed chips, the Company uses its proprietary Patch Technology. The Patch Technology uses a systematic, logical process to design and assemble the memory modules by combining their working segments in the most effective manner in a cohesive memory assembly in order to make the module fully functional.

     An integral part of this process is the use of proprietary PC boards that provide the Company with a large number of alternative patching connections. The PC boards are designed by the Company's engineers and manufactured by third parties.

     Testing

     In order to ensure the highest quality of memory modules, the Company has developed an intensive burn-in and multi-level memory module testing program which it believes is more extensive than common industry practice. After initial sort and classification testing, the Company tests completed memory modules on industry standard testers. The Company then conducts high temperature and voltage burn-in to eliminate early field failures. The memory modules are then tested on Pentium/TM//133 boards that run a pattern test program using proprietary software developed by the Company for up to 16 hours. This process is constantly updated as new mother boards and central processing units become available. The Company also conducts more than a one hour local area network based test under Windows 95/TM/ at 60 nano seconds, a Windows 95/TM/ screen test and a final test screen with the Company's Xincom testers.

     THE COMPANY'S PRODUCTS

     Current Products and Markets

     Currently, the Company offers custom and application-specific memory modules, as well as standard memory modules that comply with industry standards established by the Joint Electronic Development Engineering Council. The Company's PC boards comply with industry standards established by the Personal Computer Memory Card International Association. Although the Company currently uses the Patch Technology on a limited basis, currently its primary focus is on assembling modules composed on 4X4 memory chips using non-flawed chips. The bulk of these memory modules are 4X32 memory modules, with certain limited variations to use old inventory.

     The Company's memory modules include DRAM and Flash memory. The Company offers a comprehensive line of DRAM memory modules, including a wide range of SIMMs. The Company's DRAM modules are available in various configurations of up to 72 pins and densities of up to 16 MBytes. Many of these products are offered in both 5.0 volt and 3.3 volt versions, with fast page mode ("Fast Page") and extended data output ("EDO") architectures. The majority of the Company's products are standard SIMM memory modules. The Company also produces a limited amount of standard VGA memory modules using partial memory chips.

     The Company sells the completed memory modules under the Company name and with full service support and industry standard product warranties (e.g., if a memory module is determined to be defective within one year, it will be replaced, upon return, at no cost). Until recently, the Company sold the majority of its memory modules to independent memory resellers. The Company has recently ceased this practice and now sells its memory modules to small OEMs and memory distributors in the computer industry. The Company will continue its attempts to expand its distribution network to include additional wholesale and retail outlets that sell computer equipment as well as small and medium sized OEMs.

     In order to obtain market share, the Company currently sells its memory modules at a discount, usually $1.00 to $1.50 per module. While the Company currently intends to continue this practice, it plans to reduce the discount to $.50 per memory module in the future.

     Future Products

     The Company is currently engineering DIMMs for production. Tooling and testing software design are underway. Current plans call for DIMM production to integrate into the production process by mid-November 1997. The Company intends to enter the DIMM market because it believes such products offer higher margins and less intense competition. In addition to the above products, the Company is currently designing proprietary PC boards for use in assembling memory modules using static DRAM and SRAM memory chips.

     The Company believes the COB memory module market provides the greatest opportunity for using the Patch Technology. The Company believes the Patch Technology is the only viable method for using partial memory chips to manufacture COB memory modules and to correct defective COB memory modules already manufactured. As noted above, due to the nature of the semiconductor manufacturing process, between 7-8% of all die manufactured are found to be defective after initial wafer level testing. On 16 chip 2X32 or 8X32 COB memory modules, up to 80% of such modules could have a single die fail.

     The Patch Technology will enable the Company to repair flawed COB memory modules without detaching the memory chips currently encapsulated on the module. If the Patch Technology proves effective, the Company can offer substantial cost savings to COB memory module OEMs, which savings the Company does not believe its competitors can match without using the Patch Technology. The Company believes it can obtain substantial cost savings using the Patch Technology based on the Company's estimates of basic yields for packaging full wafers and testing full wafers and bare die at the Company's facilities. Since the Company has not entered this market to date, the validity and accuracy of the such estimates cannot be reasonably determined.

     To assemble COB memory modules using the Patch Technology, the Company will be required to obtain a regular source of supply of whole wafers and bare, unpackaged die from semiconductor manufacturers and obtain additional bare die burn-in and testing equipment, which it can lease. The Company has entered into discussions with certain major semiconductor manufacturers to obtain a regular supply of whole wafers and bare die. The Company will also be required to design, and currently is in the process of designing, proprietary PC boards for use in assembling COB memory modules.

     COMPETITION

     The memory module industry is intensely competitive, comprised of a large number of competitive companies, several of which have achieved a substantial share of their respective markets. Generally, all of the Company's competitors in this market have substantially greater financial, marketing, technical, distribution and other resources, greater name recognition, lower cost structures and larger customer bases than the Company. The Company currently indirectly competes with numerous, well established foreign and domestic companies engaged in the fabrication of wafers, some of which maintain captive memory module production, divisions, subsidiaries or capabilities, including Fujitsu Ltd., Hitachi, Ltd., Hyundai Electronics, Co., Micron Technologies, Inc., Motorola, Inc., NEC Corp., Samsung Semiconductors, Inc., LG Semicon, Siemens, and Texas Instruments Incorporated. In the OEM memory module market, the Company competes against semiconductor manufacturers that maintain captive memory module production capabilities, including Integrated Device Technology, Inc., Micron Electronics, Inc. (a subsidiary of Micron Technology Inc.) and Multichip Technology, Inc. (a division of Cypress Semiconductor Corporation). The Company also competes with independent memory module manufacturers, including Celestica, Inc., PNY Electronics, Inc. and Simple Technology Incorporated. In the computer systems reseller market for memory modules, the Company competes with Kingston Technology, Inc., Viking Technology, Inc. and Vision Tek, Inc. The Company faces competition from current and prospective customers that evaluate the Company's capabilities against the merits of manufacturing products internally. In addition, the Company competes and expects to continue to compete with certain of its suppliers. These suppliers may have the ability to manufacture competitive products at lower costs than the Company as a result of their higher levels of integration. The Company also faces and may face competition from new and emerging companies that have recently entered or may in the future enter the markets in which the Company serves.

     The Company expects its competitors to continue to improve the performance of their current products, to reduce their current product sales prices and to introduce new products that may offer greater performance and improved pricing, any of which could cause a decline in sales or loss of market acceptance of the Company's products and thereby have a material adverse effect on the Company's business, financial condition and results of operations.

     There can be no assurance that enhancements to or future generations of competitive products will not be developed that offer superior prices and technical performance features compared to the Company's products. To be competitive, the Company must continue to provide technologically advanced products and manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis and compete favorably on the basis of price. In addition, increased competitive pressure has led in the past and may continue to lead to intensified price competition, resulting in lower prices and gross margin, which could materially adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully in the future.

THE COMPANY'S ELECTRON TUBE PRODUCTS

     OVERVIEW OF COMPANY'S ELECTRON TUBE BUSINESS

     The Company manufactures and rebuilds electron power tubes in numerous forms and models which service the frequency range of 200 KHz to 18,000 MHz. Currently, the Company provides rebuilt and new electron tubes to a wide variety of customers who use microwave technology in various types of applications, including AM and VHF radio, television, linear accelerators, radar, electron guns and industrial microwave and heating use. This line of business will continue to be conducted by and through the Company's wholly owned subsidiary, CTL. The Company believes that it is one of the more significant domestic companies engaged in rebuilding electron power tubes in the United States.

     ELECTRON TUBE INDUSTRY BACKGROUND AND TECHNOLOGY

     General

     Electron power tubes or electron tubes are enclosed tubes, in which electrons act as the principal conductors of current between at least two electrodes. Electron tubes fall into two categories, oscillators and amplifiers. Oscillators are typically magnetrons and power grid tubes (triodes and tetrodes) and amplifiers are klystrons and traveling wave tubes. Electron power tubes are commonly identified by reference to the frequency band of the electromagnetic spectrum (generally the L-band through KU-band) within which they operate.

     Electron tubes are used in a wide variety of products, including induction heating and AM radio transmission using the 200 KHz to the 500 MHz range; VHF radio and television and linear accelerators using the 500 MHz to 600 MHz range; industrial microwave cooking and heating which use the 400 MHz to 2,450 MHz range; and radar and electron guns using the 3,000 MHz to 18,000 MHz range. See "-The Company's Electron Tube Products."

     Electron and vacuum tubes are generally recognized as the dominant technology for the generation of high power radio frequency ("RF") and microwaves. Consequently, these tubes are used by many companies for widely varying applications. The manufacturing and rebuilding of these units is a significant industry.

     The Company has focused on creating its own "niche" in this large industry. Discussed below is relevant industry information for that segment of the microwave technology industry in which the Company is engaged. The Company is not aware of any industry trade associations or government statistics that describe the electron tube industry segments in which the Company currently competes. The information in the tables below is management's estimate of the world-wide market for the industry segments in which the Company competes based on its knowledge of industry needs and the activities of other competitors in the industry. Accordingly, the information below should be considered a rough approximation.

     Magnetron Tubes

     A "magnetron tube" is a vacuum tube in which the flow of electrons is controlled by an exterior applied magnetic field to generate power at microwave frequencies (400 MHz to 18,000 MHz). Magnetrons are generally categorized as either continuous wave ("CW") or pulsed ("Pulsed") units. CW magnetrons are used primarily in heating and drying applications. Pulsed magnetrons are used primarily in measuring devices, such as radar and other applications.

     New and rebuilt magnetron tubes are used in both commercial and military radar units, high power industrial heating equipment and for medical and industrial x-ray machines. The radar market consists of civilian weather radar and military airborne and ground-based radar systems, among others. Industrial heating magnetrons are used in food processing and drying systems at L-band (between 500 MHz and 2,000 MHz) and S-band (approximately 2,000-4,000 MHz) frequency levels. Microwave heating is used for food cooking, drying and processing, wood glue drying, waste management, clothes drying, oil reclamation and plasma generation for production of diamond films.

     Magnetrons used in x-ray equipment typically operate in the S-band or X-band frequency range, focusing a beam of electrons on a tungsten target, which produces x-rays.

                                              Annual Market (New and Rebuilt)
                                              -------------------------------
     Pulsed Magnetrons (Radar and Medical)             $35.5 million
     CW Magnetrons (Industrial use)                     4.1 million

     Klystron Tubes

     A "klystron tube" is an electron tube in which bunching of electrons is produced by electric fields, which are then used for the amplification of microwave energy. Klystrons tubes (both external cavity and internal cavity) are commonly used in UHF television transmission, medical and nonmedical accelerators, and navigational equipment. Klystron tubes are rebuilt for television broadcasting firms and are used to transmit data from the studio transmitter to land-based receivers, such as television, and from satellite uplinks to satellites for further transmission. Some types of clinical x-ray machines use klystron tubes, which can also be rebuilt.

                                                               Published
                                     Annual        Annual     Approximate      Company
                                   New Units       Units          New         Price/*/
                                    Produced      Rebuilt        Price         Rebuilt
                                 --------------  ----------  --------------  -----------
   Television Broadcasting        2,500                  50         $40,000      $16,000
   Transmission of Data           2,000                  10          13,000        6,000
   Medical Use                   200 or more              6          40,000       15,000
   Navigation                    400 or more             25          12,000        4,000

_______________
   /*/Subject to change depending on prevailing market and other financial conditions.


     Power Grid Tubes

     Power grid tubes, also known as triode or tetrode tubes, are used in the steel industry for radio frequency ("RF") heating and welding of all types of steel products. They are also used in radio and VHF television transmission, environmental test equipment and as switch tubes in high voltage pulsers. A "triode tube" is an electron tube with three electrodes: an anode, a cathode and a controlling grid; "tetrode tubes" are similar to triode tubes except that they have four electrodes: an anode, cathode, a control grid and an additional grid.

                                          Annual Rebuilt Market
                                          ---------------------

                    Power Grid               $20 million

     Other Industry Products

     An "electron gun" is an electron-emitting cathode with its surrounding assembly for directing, controlling and forcing a stream of electrons to a target. A "linear accelerator" is a device in which charged particles are accelerated in a straight line by successive impulses from a series of alternating electric fields. One of the principal uses of linear accelerators is in the medical field for the generation of high energy x-rays for the therapeutic treatment of tumors.

     THE COMPANY'S ELECTRON TUBE PRODUCTS

     The Company, through CTL, manufactures and rebuilds a wide variety of electron tubes in numerous iterations and models that service the frequency range of 200 KHz to 18,000 MHz with power levels of up to three million watts. The Company's product lines operate within the following frequency bands: HF and UHF bands - 200 KHz to 1,000 MHz, L-band 500 MHz to 2,000 MHz; S-band 2,000 MHz to 4,000 MHz; C-band 4,000 MHz to 8,000 MHz; X-band 7,000 MHz to 12,000 MHz and Ku-band 12,000 MHz to 18,000 MHz. The Company primarily manufactures and rebuilds electron power tubes categorized as follows: CW (continuous waive) magnetrons, pulsed magnetrons, klystrons, power grid tubes (triodes and tetrodes), linear accelerators guides and electron guns.

     The Company offers warranties for its rebuilt electron tubes that meet or exceed the original manufacturer's warranty. The rebuilt electron tubes can be purchased for approximately one half the cost of a new tube and are often technologically superior to a new tube due to the Company's analysis of the reasons for failure of the original manufacturers technology, which analysis often results in the usage of components incorporating the latest technological improvements, designs and performance specifications. The Company also manufactures new electron power tubes for use in the industry.

     The Company rebuilds and manufactures new electron tubes in the following industry segments:

     Magnetrons

     General. The Company believes that it is one of the major suppliers of L-band (operating in the 915 MHz frequency range), CW magnetrons in the world. The Company services and sells magnetrons with power levels from 5 KW through 75 KW. It has developed its own 30 KW S-band, CW magnetron, which is used primarily for industrial heating applications. The Company believes that this product has the highest power rating at this frequency in the industry.

     The Company is not considered a major supplier in the medical x-ray market, since such market is essentially dominated by two major companies, Varian Medical and Siemens Medical. The electron power tubes utilized by Varian Medical and Siemens Medical operate in the S-band frequency range and are used for diagnostic x-ray machines. Because the Company does not manufacture electron power tubes operating in the S-band frequency range for the medical x-ray market, it only offers repair services for these electron power tubes.

     The Company, however, believes that it can effectively compete in the X-band industrial and "medical systems" x-ray market (a relatively new, small and growing market), where new magnetron tubes are being manufactured for use in therapeutic x-ray systems, which systems are typically used in newer treatment methods for certain cancer patients. To the knowledge of the Company, it manufactures the only magnetron operating in the X-band frequency range, which is used in x-ray machines for therapeutic medical applications. The Company supplies magnetron tubes, operating in the X-band frequency range, for therapeutic x-ray applications for companies such as Accuray, Schonberg Research and Intraop.

     Rebuilding Process. The rebuilding of magnetrons includes an incoming cold test involving a microwave reflectometer, a hot test, disassembly and inspection of the internal structure. Generally at a minimum, and if required, the cathode heater assembly is replaced. Other damaged sub-assemblies can be replaced depending on the cost effectiveness of such a repair. This product line accounted for approximately 83% of the Company's net revenues in fiscal year 1997. Approximately 39% of these net revenues are generated from the manufacturing and sale of new magnetrons, with the remaining 44% derived from rebuilding magnetrons.

     Klystrons and Linear Accelerators

     General. The Company's rebuilding program for klystrons has, until recently, been limited by a lack of suitable testing equipment. The Company has recently obtained two test sets for klystron data transmission tubes and has purchased a surplus television transmitter to test television klystrons. The Company has entered into an agreement with a manufacturer of x-ray machines to test the Company's rebuilt klystrons for the medical market. This line of products accounted for less than 3.6% of the Company's net revenues in fiscal year 1997.

     Rebuilding Process. The rebuilding process includes opening the vacuum envelopes either by machining in the case of ceramic insulator tubes or by cutting the glass on those tubes with glass insulators. The grids are removed and salvaged and the cathodes are replaced. Typically, cathodes are directly heated tungsten or thoriated tungsten filaments. These are replaced and processed, the cleaned grids replaced and the envelope resealed. Tubes are then pumped and baked for 48-hours, at which time they are burned-in and tested. All klystron tubes are cleaned and finished in bright nickel plate. Workmanship and material warranties prorated over 3,000 hours are provided with every klystron tube. In rebuilding linear accelerators, as with klystron tubes, the electron gun is removed and rebuilt, then the rebuilt unit is pumped, boiled and processed.

     High Power and High Frequency Triodes and Tetrodes

     The Company believes that it is one of the major rebuilders of high power and high frequency triode and tetrode tubes in the world. These units are available with power output ranging from 10KW up to 300KW. These units comprised approximately 6% of the net revenues of the Company in fiscal year 1997.

     Electron Guns

     The Company rebuilds various sizes and powers of electron guns up to 120 KV, 20A gridded electron sources for research application. Rebuilt electron guns are also used on rebuilt medical accelerators. The rebuilding of electron guns typically requires the removal of the old cathode and heater structure and the replacement with a new unit. The electron gun is rebuilt under vacuum conditions.

     COMPANY ELECTRON TUBE STRATEGY

     The Company, as one of the largest rebuilders of electron tubes in the industry, intends to continue to strengthen its reputation for quality, customer service, warranty and the performance of its rebuilt electron tubes by continuing to emphasize these business characteristics.

     For magnetron tubes, the Company concentrates on markets where the unit price is high and competition is the least. For power grid tubes (i.e., triode and tetrode tubes), the Company concentrates on the high power, and more expensive units where new tubes are no longer manufactured and rebuilding is necessary to avoid replacement of large, expensive equipment. With the addition of two new test sets for klystron tubes, the Company also intends to focus more heavily on this segment of the market.

     Electron Tube Sales and Marketing

     The Company recently hired a full-time, experienced marketing employee to increase the Company's existing market and to create new markets for its products and services. The efforts of such employee, to date, have resulted in an increase in new orders from existing and new customers.

     CUSTOMERS

     The Company currently has approximately 150 customers in its electron tube business and has shipped over 25,000 electron tubes to 500 customers. The Company's client base is comprised of industrial companies, commercial service firms and government agencies in the United States, Canada, Mexico, Europe, Asia and Australia. The two largest customers of the Company, Hughes Aircraft, Inc. and Ferrite Components System, accounted for approximately 14% and 15%, respectively, of its annual revenues for fiscal year 1997. The loss of any one such customer could have a materially adverse effect on the business of the Company.

     MANUFACTURING OF THE ELECTRON TUBES

     The Company entered into an agreement with the City of Watsonville, California for the lease of a 21,600 square foot manufacturing facility. The Company will complete its move to this new facility by November 30, 1997. The Company occupies approximately 12,000 square feet of the building and is subletting the balance until such time as it requires the additional space. Upon completion of the Watsonville manufacturing facility, the Company intends to apply for ISO 9000 certification, which will enable it to more effectively compete in overseas markets.

     Since the Company is engaged in manufacturing and rebuilding of electron tubes designed by major manufacturers of such tubes, the Company does not experience and does not contemplate encountering any substantial difficulties relating to the sources or availability of materials with which to conduct its principal business operations. The components to remanufacture and rebuild these tubes are commonly available from numerous sources.

     BACKLOG OF ELECTRON TUBES

     As of September 30, 1997, the Company's production backlog represented by customer orders in its electron tube business was approximately $1,900,000. For the preceding year ended (or equivalent) September 30, 1996, the Company had approximately $1,500,000 in firm backlog. The Company anticipates completing all production backlog during its current fiscal year. There is no guarantee, however, that the Company will recognize sales from any or all of the backlog orders.

     ELECTRON TUBE COMPETITION

     The Company is engaged in a very narrow segment of the microwave technology industry, the rebuilding of electron and microwave tubes, and has attempted to avoid direct competition with the major manufacturers of microwave products.
The manufacturing of new microwave products is dominated by several very large companies in the United States and internationally. These companies, however, have not chosen to dedicate their resources to the rebuilding of such products or the manufacture of the electron tube the Company manufactures.

     The principal competitors of the Company are relatively few, but have with the Company, significant segments of the narrow market area in which the Company competes. Principal among these competitors are Litton Industries, Varian Associates, English Electric Valve and Burle Industries, Inc. Although there are a few small competitors, management believes that, based upon the Company's latest internal market information, it has the largest market share in certain product lines, such as the CW magnetrons.

     Because of its perceived reputation for quality, customer service, warranty and the performance of its new and rebuilt units, the Company believes that it offers a competitive advantage equal to or superior to what is otherwise provided by its competitors.

     PRODUCT DEVELOPMENT OF ELECTRON TUBES

     Research and development activities to be conducted for the Company with respect to electron tubes will be conducted through institutions or other firms qualified to conduct such research and development activities as independent contractors to the Company. To the extent that the Company does engage in business activities which will require research and development, it will seek to decrease such costs by entering into joint ventures or other types of business relationships wherein the costs of research and development activities will be paid for by other parties, who in consideration of such payments will enjoy partial ownership or other rights relating to any technologies or products which might develop from such research and development.

THE COMPANY'S PARTICLE INTERCONNECT TECHNOLOGY

     OVERVIEW OF PI TECHNOLOGY

     The Company proposes to pursue a new line of business involving the development and licensing of high performance, low-cost interconnect products. The Company's PI Technology utilizes patents procured and owned by the Company for the production of electronic interconnect products. The Company's Proprietary Electroplating Process will be transferred to strategic partners that will use the PI Technology to mount, package or attach electronic devices and other products utilizing the PI Technology. This new line of business will be conducted through the Company's wholly owned subsidiary, PI Corp.

     PI TECHNOLOGY INDUSTRY BACKGROUND

     Electronics Industry Trends

     Over the past decade, consumers and OEMs have demanded electronic products that provide a significant increase in performance accompanied by reduced size, weight and cost. These factors have forced manufacturers to produce smaller, lighter and higher performing components while reducing their costs in order to remain competitive. New developments in printed circuit boards (including flexible circuitry), integrated circuits ("ICs"), IC packaging techniques, and new forms of interconnect assemblies for connecting the various electronic components, have contributed to the ability of electronic system manufacturers to accomplish these objectives.

     As these products have decreased in size and increased in complexity, conventional techniques of connecting their components together have begun to become inadequate. The conventional methods of interconnecting electronic components in a rematable fashion have limits to the miniaturization the electronic components can tolerate, while at the same time remaining cost effective. The interconnect industry that serves the PC, automotive, communication and work station markets is aggressively pursuing technologies that will allow it to move to the next level of performance and size.

     Integrated Circuits

     The Company believes that market trends in IC packaging will lead to increased demand for emerging high density substrates. ICs have historically been packaged by connecting the silicon die to a lead frame or by bonding the silicon die to an interconnect substrate using fine wires. As ICs are becoming increasingly powerful, they produce more heat and require a significantly greater number of input/output ("I/O") electrical connections to attach the silicon die, thus placing substantially greater demands on the IC packaging materials. For instance, a typical IC six years ago required up to approximately 80 I/O connections to the silicon die, whereas today typical ICs require up to approximately 250 I/O connections. The number of high density IC packages requiring more than the typical 250 I/O connections to the silicon die increased from an estimated 240 million in 1990 to an estimated 777 million in 1995, based on published industry information. Market demands are currently forcing certain IC toward 1,000 I/O connections. Further, IC packaging demands arise when multiple silicon dies are integrated into one powerful package, known as a "Multi Chip Module" or "MCM."

     The international interconnect market in 1995 was estimated by an independent research organization, to be $26.3 billion. The Company believes that the typical integrated circuit package is a 40 billion unit per year market.

     The Company believes, based on interviews and contact with industry leaders and experts, that the PI Technology has the potential and the capability to solve this miniaturization problem and allow electronics manufacturers to move to the next level of high-performance, low cost interconnect systems.

     PI TECHNOLOGY-TECHNOLOGY AND PRODUCTS

     General

     Interconnect technology has not kept pace with micro-miniaturization in the electronics industry. Thus, component packages and the connectors used to form an electrical and/or mechanical interface between various components and assemblies in electronic products are now the most expensive portion of such products. Component packages, connectors, sockets, plugs and the like are also the bulkiest and heaviest portion of such products.

     Conventional interconnect technology complicates the electronic equipment design and manufacturing processes by introducing special considerations into such processes with regard to component placement, heat generation, power loss, and signal propagation delay (the time it takes a signal to traverse a given distance). These considerations have an adverse impact on potential gains in performance being realized by new and emerging technologies.

     Wiping Action Technology

     Wiping Action Technology is still the prevailing means for interconnecting electronic components. Wiping action interconnect technology (for example, sockets, plugs, and needle pins) forms a temporary electrical interconnect and thus readily allows the remating of various components and assemblies (for example, when replacing or upgrading a memory module in a PC). A problem with using such technology is that it is subject to the persistent formation of oxides (a non-conductive material) along a contacting surface, which increases contact resistance. In time, these oxides build up, hastening connection failure and thus equipment failure.

     Wiping action technology is only available in the form of various connectors and sockets. These devices usually provide a contact surface formed from a limited range of special metals, alloys, and other expensive materials, suitable for maintaining a sliding connection. The devices themselves have interfering electrical properties due to their size and orientation on a circuit board, among others, and thus degrade signal propagation through the interconnect (by introducing resistive, capacitive, and inductive components into the signal path).

     Wiping action technology provides high ohmic connections that produce excessive and unwanted wear and heat, and therefore contribute to equipment failure while wasting energy. The wiper mechanism, as in the case of a socket, requires significant space on a circuit board. Thus, potential circuit operating speeds are degraded due to propagation delays. In addition, sockets, plugs, and similar interconnect devices are only available in a limited number of configurations and materials. Thus, the evolution of electronic technology is constrained by the limitations wiper interconnects impose upon a designer.

     Additionally, wiper interconnects are unreliable in punishing environments such as that in which a laptop computer is used. Wiper connections subject to shock, intense vibration, temperature extremes, and/or high levels of contamination tend to induce disruption in the continuity of connections made at a wiper interconnect. As wiper interconnects are mechanical devices, they corrode and are subject to wear. Thus, they have a limited useful life.

     Identification of Problem

     The Company and others in the industry are aware of the physical constraints imposed upon the development of new products using existing technologies. The problem is simple to identify and define, but difficult to solve. As IC packages increase in I/O count and complexity while remaining constant or decreasing in physical size, a problem arises in accommodating this complexity in a reliable, technically efficient fashion. Whether the package is connected to the device via solder, adhesive or socket, the connection process as I/O counts move ever higher becomes difficult to achieve.

     Designers of rematable connections, however, find this issue especially troubling. As pin counts rise, the amount of force the device to package interface must support also increases. Using conventional contact technology like a gold to gold wiping connection, contact force measures around 40 grams per contact. When IC packages had I/O counts of 100, this force was easy to accommodate, but as I/O counts move toward 1,000 and beyond, current contact technologies are inadequate. For example, at 40 grams per contact, a 1,000 I/O BGA socket must effectively accommodate 40 kg of force, equivalent to half the weight of an average man.

     Requiring a plastic substrate, barely 2 cm on a side to support half the weight of a man is unreasonable, even with today's excellent plastic technologies. Such force, concentrated in a small space contained by petroleum based products that are almost always re-heated is very likely to fail because of board warp, package warp, or outright physical failure.

     This difficulty, when coupled with increasing intolerance from the market to pay premium prices, presents today's socket manufacturer with an immense task: create a socket that can:

     .    Accommodate very high I/O count devices.

     . Receive high speed devices without seriously degrading their performance (have as short a circuit path as possible).

     .    Be very low cost.

     The Company's Solution


     The Company believes that its PI Technology provides a cost effective solution to solving this industry-wide problem. As discussed below, the Company believes the PI Technology can establish reliable, rematable connections at only 10 grams of force. This means that only 10 kg versus 40 to 80 kg of force is required to interconnect a 1,000 I/O IC socket with the underlying substrate. The Company believes this reduction in force may enable manufacturers to connect complex ICs to products through the next several generations of electronics.

     Additionally, the connection pathway provided by a connection using the PI Technology is exceptionally short and has very low resistance. These features allow the connection of very high speed ICs without seriously degrading their performance as conventional techniques sometimes do. Moreover, the Company believes that the PI Technology can be applied using its Proprietary Electroplating Process at a very low cost.

     There is no assurance, however, that the market place will accept the PI Technology or that the Company can successfully complete a testing program before it can market the PI Technology. Unforeseen technical problems arising out of such testing could adversely affect the Company's ability to develop a commercially acceptable version of the PI Technology.

     THE COMPANY'S PI TECHNOLOGY

     Overview

     Background. The PI Technology was conceived in 1986, with the initial patent thereon issued in 1987. A major aerospace firm took a special evaluation contract in August 1988 to use the PI Technology for the development of the Space Defense Initiative ("SDI") "Super Computer Program" and for use in other portions of the SDI ("Star Wars") Programs. The results of the SDI Programs demonstrated that the PI Technology could meet and surpass military IC packaging and interconnect requirements, designated MIL-STD 883C and MIL-STD 38510, which the Company believes are more stringent than the requirements in the commercial marketplace.

     The Company received the rights to seven patents and six patent applications and the Proprietary Electroplating Process from Particle California. See "BUSINESS-Recent Acquisitions, Dispositions and Transactions." Five companies operate under licenses from the Company to use the PI Technology. These licensees use the PI Technology to produce products that do not currently compete with products the Company believes potential licensees of the PI Technology will produce; however, nothing in the license agreements would prohibit these companies from doing so in the future, provided the licensees have a right to use the PI Technology in that field. In addition, Mr. Louis DiFrancesco, the inventor of the PI Technology, purportedly assigned a one-half interest in certain patents underlying the PI Technology to Mr. Kenneth S. Bahl in 1991. See "BUSINESS-Intellectual Property."

     General. The PI Technology utilizes patents owned by the Company for bonding and joining metal surfaces to enhance electrical connectivity. The Company's core product is similar to "conductive sandpaper" in appearance, and is formed by attaching conductive diamond particles to a panel. The "conductive sandpaper" creates a socket or connector for electronic devices, and may replace the use of soldering to create such connections.

     Operation of the Technology

     PI Technology begins with metallized, doped diamond particles which have been closely screened as to size. The particles are tightly classified in sizes ranging from 10 microns to 125 microns, depending upon the end-product application. Small particle size, 8 to 12 micron range, are for small pad sizes, less than 5 mm in diameter, and have a small amount of penetration. Medium particle size, in the 20 to 30 micron range, are for medium pads sizes, 5 mm to 100 mm in diameter, and have a medium amount of penetration. Large particle size, 115 to 135 micron range, are for large pads sizes, greater than 100 mm in diameter, and have a large amount of penetration.

     These electrically conductive diamond particles are attached onto contact sites using standard masking and electroplating processes. The embedded particles create a surface with many points that provide numerous parallel electrical paths by penetrating though an oxide without requiring the wiping action of conventional contacts. The Company believes that its non-wiping action, oxide penetrating PI Technology are capable of penetrating surface contamination and oils to create a gas-tight electrical contact.

     The diamond particles concentrate insertion force transmitted by a contact into a very small area or point. This gives the diamond particle the force per square inch required to pierce oxides and other contaminants on most surfaces without requiring large amounts of force on the contact. Reliable, gas-tight connections can be made with PI Technology with as little as 10 grams of force per contact. This low-level of force is sufficient to drive the particles into the mating surface (for example a I/O pad on a silicon die) and provide low contact resistance. Moreover, the diamond particles do very little damage to the mating surface. This provides very long remate life with very little degradation of the connection. Since there is no wiping action, contact coatings stay substantially intact.

     These particles can be applied to many different substrates; flexible, rigid, metallic and non-metallic. This ability coupled with the very low contact force gives the capability to make reliable connectors out of materials that could collapse if exposed to the normally required contact forces.

     COMPANY PI TECHNOLOGY STRATEGY

     The PI Technology has application in many different industries where electrical connections and interconnections are made. The Company initially has selected the electronic interconnect industry as the primary industry in which to license the PI Technology and

Proprietary Electroplating process. The PI Technology has been in use in the connector industry for several years, mainly in test and burn-in socket applications by licensees of the PI Technology. There is a current demand in the connector industry for reliable Ball Grid Array (BGA) and Land Grid Array
(LGA) production sockets as well as other forms of Z-axis interconnect such as direct chip attachment and MCMs. The Company believes the PI Technology offers immediate advantages for these products. As a result, the Company has developed the following short term and long term strategies.

     Initially, the Company planned to develop full production capacity to produce panels using the PI Technology. Because of the large capital investment required to develop full production capacity, however, the Company has decided to license the PI Technology and Proprietary Electroplating Technology to interconnect manufacturers and assist such manufacturers in the development, testing and qualification of the PI Technology for that specific product line. The Company's primary objective is to provide this service to numerous connector manufacturers, in competing and non-competing applications.

     The Company believes that entering into joint venture relations with a leading connector manufacturer or a leading electronic technology OEM is the only practicable method of bringing the PI Technology to market given the Company's current capital position. The Company believes that such relationships are necessary to gain worldwide access for the PI Technology (i.e., the Company believes approximately 60% of its potential market for Z-axis interconnects exists outside the United States). The Company contemplates that a licensee or joint venture partner will provide access to its existing distribution channels and be responsible for marketing and engineering costs for the relevant Z-axis package. In many cases the Company will attempt to establish long term strategic alliances with these industry leaders to continue development and manufacture of new products that will incorporate the PI Technology. While the Company continues to discuss such relationships and alliances with industry participants, no agreements or understandings exist currently, and there can be no assurances given that any such relationships or alliances will be established or if established that they would be profitable to the Company.

     As these business relationships mature, the Company intends to begin expansion into other industries in a similar fashion. The Company currently contemplates that some of these industries will include the printed circuit board ("PCB") industry with alternative interconnect attachment solutions, automotive electronics and the utility power industry (splices and switches).

     PI Technology Sales and Marketing

     Phase I Corporate Image. The Company, as an emerging Company with respect to the design, marketing and licensing of its PI Technology must become recognized in the industry. The Company's focus on establishing a solid corporate image is based on management's belief that OEMs and suppliers to OEMs will not put their own production schedules and reputations at risk with companies they feel are unstable regardless of how revolutionary the product or service may be. This is exceptionally true in the connector industry. The Company believes that it has had success at projecting an image acceptable to the industry as evidenced by the willingness of industry leaders to enter teaming and strategic alliance discussions with the Company. The Company will continue to use conventional methods such as attending industry conventions, meeting with high-level executives in the industry's leading companies and contacting key analysts in the industry to enhance and stabilize the Company's corporate image. In the future the Company expects to expand its efforts to include:

     .    Traveling to meet individually with key executives.

     . Generating interest through the trade press and presentations at trade shows.

     .    Exhibiting with display booths at certain industry trade shows.

     .    Publishing and publicizing test results as they become available.

     The Company believes this approach will provide it with an image that will enhance the formation of relationships with key industry leaders.

     Phase II - Forming Strategic Alliances. The Company believes that establishment of a sound business image and an appropriate level of exposure for PI Technology in the market place is only the first step in successfully penetrating the market through a strategic partner. To succeed with this approach, the Company must select an appropriate licensee or partner, convince this partner of the viability and advantages of the PI Technology at its Proprietary Electroplating Process, negotiate a mutually beneficial agreement, and perform on the agreement. The Company can provide no guarantee that it can accomplish these tasks.

     In each industry in which the Company decides to compete, the Company will select market leaders that have key characteristics such as:

     .    Significant market share and strong distribution channels.

     .    Manufacturing competencies that compliment that of the Company.

     . A corporate culture that allows them to quickly respond to a new technology.

     .    Sufficient capital and sales strength.

     The Company has entered into preliminary discussions with two industry leaders that satisfy all of the above criteria, however, the Company can provide no assurances that any agreements will be consummated or, if consummated, that such agreements will prove profitable.

     Phase III - Penetrate Other Industries and Application Areas. Combinations of the Company's intended strategies in Phases I and II above will be used in Phase III to allow access to all the markets where PI Technology is potentially viable. The steps the Company has taken and will take in the electronics industry in Phases I and II, will be repeated in other industries in which the Company may compete.

     PI TECHNOLOGY COMPETITION

     Competition in the electronic connector market is fierce. The principal competitive factors are product quality, performance, price and service. Multinational connector manufacturers (such as Berg Electronic, AMP, 3M, Molex and Yamaichie), and major OEM electronic technology leaders (such as Intel, Siemens and IBM), each with established manufacturing facilities and tremendous economies, compete with each other daily on both price and quality. In the event the Company enters into a license or joint venture relationship with a major connector manufacturer, its products will directly compete with the products of the other connector manufacturers. The Company's current approach of licensing or partnering rather than competing with these large firms means that it will not directly compete with such well established leaders. The Company, however, will face competition to its PI Technology primarily through the development of competing technologies and technologies that currently exist.

     There currently exists approximately 28 different sources/technologies for use in creating Z-axis interconnects. These technologies include: dendrite crystals, gold dot technology, fuzz button technology, elastromerics, z-axis conductive adhesives and others. These technologies are currently produced by materials suppliers, flexible and rigid PCB manufacturers, as well as electronics manufacturers who produce their own materials and interconnect systems. Many of these competitors have substantially greater financial and other resources than the Company. The Company believes that each technology currently has unacceptable limitations with regard to electrical/mechanical performance, manufacturability or cost as compared to the PI Technology.

     The risk of organizations developing new and competitive technologies also exists. The Company will continually monitor the technical environment to identify these risks early and develop strategies to respond to them quickly.

     PI TECHNOLOGY PRODUCT DEVELOPMENT

     While the Company believes the area of quickest return and greatest initial growth is in the Z-axis electronic interconnect market, PI Technology has applications in many other areas. These areas include:

     .    Manufacture of complex PCB cards at low costs.

     .    Heat Dissipation Products (Heat Sinks).

     .    High Voltage Splicing Products.

     .    High Voltage Contractors and Switches.

     The Company will consider researching the potential of these markets and develop appropriate manufacturing and penetration strategies for them, as discussed in "-Company Strategy" above, whenever the electronic connector market begins to show signs of maturation with declining profit margins, increased competition and lack of opportunity.

GOVERNMENT REGULATION

     The various business operations of the Company are subject to numerous federal, state and local laws and regulations, including those relating to the use and disposal of hazardous substances. Specifically, the operations of CTL, PI Corp. and Sigma 7 involve the use and handling of environmentally hazardous substances. The use of hazardous substances is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the United States Environmental Protection Agency, various state agencies and county and local authorities acting in conjunction with federal and state authorities. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution. Furthermore, amendments to statutes and regulations and the Company's expansion into new areas could require the Company to continually modify or alter methods of operations at costs which could be substantial. The Company believes that it is in substantial compliance with all material federal and state laws and regulations governing its operations.

     The Company believes that its Proprietary Electroplating Process will be subject to less environmental regulation because the Company's Proprietary Electroplating Process does not use a lead based interconnect technology and generates less hazardous waste compared to current industry practices due to improvements made in the Company's electroplating process.

     Compliance with federal and state environmental laws and regulations did not have a material effect on the Company's capital expenditures, earnings or competitive position during fiscal year ended September 30, 1997. Similarly, capital expenditures to comply with such laws and regulations are not expected to be material in the fiscal year ending September 30, 1998.

INTELLECTUAL PROPERTY

     PATCH TECHNOLOGY AND PARTICLE INTERCONNECT TECHNOLOGY

     The Company will rely on a combination of patents, patent applications, trademarks, copyrights and trade secrets to establish and protect its proprietary rights in the Patch Technology, PI Technology and the Proprietary Electroplating Process. The electron tube technology utilizes no intellectual property rights belonging to the Company. The Company currently owns seven U.S. patents (which expire from February 14, 2006 to October 15, 2013) on the PI Technology and seven patent applications, six related to the PI Technology and one relating to the Patch Technology.

     Prior to the Company's acquisition of Particle California, Mr. Louis DiFrancesco, the inventor of the PI Technology, or companies he controlled, granted exclusive and nonexclusive licenses to use the patents and patent applications on the PI Technology to the following Companies: Exatron Automatic Test Equipment Inc., with an exclusive license to use the PI Technology in the field of sockets for use in the automated handling and testing of integrated circuits and a non-exclusive license to use the PI Technology in the field of electrically conductive components; a non-exclusive license to Acsist Associates Inc., now known as Johnson-Matthey Semiconductor Packagings, Inc., to use the PI Technology in the field of laminate-based substrate products; an exclusive license to Micro Module Systems, Inc., to use the PI Technology in the field of MCM-D thin film substrates, except attached or associated products including integrated circuits, sockets, lids, heat sinks, housings and printed circuit boards; a non-exclusive license to Multiflex Inc., to use the PI Technology in the field of laminate-based substrates and metal substrates; and a non-exclusive license to Myers Consulting Inc., to use the PI Technology in the field of laminate-based substrates, metal substrates, and wafer or semi-conductor products. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-Trends and Uncertainties" and "RISK FACTORS-License Rights to PI Technology."

     Subsequent to date of the Company's acquisition of Particle California, the Company became aware of a purported assignment on February 14, 1991 of a one-half interest, title and right to the then patent application, which is now U.S. Patent No. 5,083,697 (a basic patent underlying the PI Technology) made by Mr. Louis Difrancesco, the inventor of the PI Technology, to Mr. Kenneth Bahl.
Based upon documentation the Company has been able to obtain to date, the Company believes the assignment was given in consideration of the formation of a business that was never formed and, thus, the assignment appears to be invalid due to a failure of consideration and appears to be voidable for failure of performance. Mr. Bahl may have licensed at least one company, PI Materials, Inc., to practice the inventions that are the subject of the assignment. To the extent the assignment is valid, Mr. Bahl would have a one-half interest in certain patents based on the PI Technology. Any future activity by Mr. Bahl including assignment, sale or license of these patents by Mr. Bahl to other persons or entities could materially adversely affect the Company's business, financial condition and results of operations. The Company is currently vigorously pursuing a resolution to this matter, including the possibility of initiating all legal remedies available to it to obtain the full and unconditional rights to the PI Technology. See "RISK FACTORS-Rights to PI Technology."

     Consequently, PI retains the right, subject to any interest which Mr. Bahl may retain, to exclude all other companies from using the patented technology without a license. Concomitantly the company may license such other companies as it chooses, provided the licenses are consistent with the exclusive licenses previously granted and other licensing restrictions that may appear in such prior licenses.

     As of September 30, 1997, the Company has filed one patent application titled "Memory Module Assembly Using Partially Defective Chips," relating to the Patch Technology. The

Company can provide no assurance that a patent will be issued or that, if issued, such patent will provide adequate protection to the Company with respect to its products.

     The Company also owns certain proprietary techniques and trade secrets relating to a Proprietary Electroplating Process. The Company recognizes the benefits associated with developing a portfolio of corporate intellectual property, particularly during the new product development process, and is pursuing patentability searches and activities on several technologies. There can be no assurance that patents will be issued from any of the pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad enough to protect the Company's technology. While the Company intends to vigorously protect its intellectual property rights, there can be no assurance that any patents held by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to the Company. Litigation may be necessary to enforce the Company's patents, patent applications, trade secrets, licenses and other intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business and results of operations regardless of the final outcome of the litigation. Despite the Company's efforts to maintain and safeguard its proprietary rights, there can be no assurances that the Company will be successful in doing so or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technologies.

     The semiconductor and interconnect industries are characterized by uncertain and conflicting intellectual property claims. The Company has in the past and may in the future become aware of the intellectual property rights of others that it may be infringing, although it does not believe that it is infringing any third party proprietary rights at this time. To the extent that it deems necessary, the Company may license the right to use certain technology patented by others in certain products that it manufactures. There can be no assurance that the Company will not in the future be notified that it is infringing other patent and/or intellectual property rights of third parties.
In the event of such infringement, there can be no assurance that a license to the technology in question could be obtained on commercially reasonable terms, if at all, that litigation will not occur or that the outcome of such litigation will not be adverse to the Company. The failure to obtain necessary licenses or other rights, the occurrence of litigation arising out of such claims or an adverse outcome from such litigation could have a material adverse effect on the Company's business. In any event, patent litigation is expensive, and the Company's operating results could be materially adversely affected by any such litigation, regardless of its outcome.

     The Company also seeks to protect its trade secrets and proprietary technology, in part, through confidentiality and non-competition agreements, among other practices and procedures, with employees, consultants and other parties. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets, such as the Proprietary Electroplating Process, will not otherwise become known to or independently developed by others. In addition, the laws of some foreign countries do not offer protection of the Company's proprietary rights to the same extent as do the laws of the United States.

EMPLOYEES

     As of September 30, 1997, the Company and its subsidiaries had approximately 81 employees. None of the Company's employees is represented by a labor union or is subject to a collective bargaining agreement. The Company believes that its relations with its employees are satisfactory.

PROPERTIES

     PRINCIPAL EXECUTIVE OFFICES

     The principal executive office of the Company is located at 370 Seventeenth Street, Suite 3290, Denver, Colorado 80202. The monthly lease payments are $1,834.18.

     PI CORP.

     The Company originally conducted its operations on a 45,000 square feet, 10-acre site located at 3550 South Marksheffel Road, Colorado Springs, Colorado. In September 1997, the Company prematurely terminated on this lease and the landlord took possession on October 4, 1997, prior to which the Company removed all assets and equipment from the building. The research and development equipment is currently being held in rented storage, and management, financial and clerical activities are being conducted at temporary facilities. As previously disclosed, the Company entered into an agreement to form a new corporation with Dr. Herbert J. Neuhaus and Ronald A. Morley in order to better promote the likelihood of obtaining an industry partner and financing to secure the successful commercialization of the PI Technology. A new corporation, Microlink Technologies Corporation, entered into a lease agreement, which the Company guaranteed, dated October 14, 1997, to lease approximately 4,000 sq. feet for a term of three years commencing November 1, 1997 and ending October 31, 2000 at a monthly rental of $1,833.33. The facility is located at 2291-C&D Waynoka Road, Colorado Springs, Colorado 80915.

     SIGMA 7

     With the exception of its proprietary PC boards manufactured by third parties, Sigma 7 currently assembles all of its products in a 33,938 square foot facility located at 6610 Nancy Ridge Dr., San Diego, CA. 92121. Sigma 7's executive offices are also located at this facility. The Company estimates the facility has a capacity to remove and attach from PC boards over 400,000 computer chips per month and the ability to test 196,550 chips per month. The facility currently operates 24 hours per day, using three eight-hour shifts.

     The Company's facility in San Diego is leased from an unaffiliated party, which lease expires in June of 1999. The monthly lease payments are $17,647.76, with a purchase option of $2,000,000 which expires on September 30, 1997. The Company elected not to exercise the purchase option on the facility. The Company is actively considering possible subleasing of excess space in order to further reduce overhead cost. The Company believes that the current lease terms are very favorable to the Company as the lease rate per square foot under the Company's lease is significantly below the per square foot rental cost being charged on similar facilities.

     CTL

     The Company's manufacturing facilities are located at 125 Aviation Way, Watsonville Municipal Airport, City of Watsonville, California, and consists of approximately 21,600 square feet. The Company currently leases this facility pursuant to a lease agreement dated June 16, 1995 with the City of Watsonville, California. Construction of this facility began in March 1996, and the Company plans to complete its move into this new facility in November of 1997. The Company occupies approximately 12,000 square feet at the facility and is subletting the remainder until such time as it requires additional space. The lease is for a period of 15 years with an option to renew for three successive five-year terms. The total lease cost is approximately $15,000 per month, exclusive of any sublease revenues.

LEGAL PROCEEDINGS

     On September 30, 1997, the landlord of the property formerly occupied by PI Corp. at 3550 S. Marksheffel Road, Colorado Springs, Colorado, filed a complaint against, among others, Particle Interconnect Corporation and the Company, seeking damages for premature termination of the lease which includes a rental payment of $23,823.38 for the month of September 1997, and monthly rental payments of $23,587.50 for the months of October 1997 through July 1998. In addition, certain costs incurred by the landlord in connection with clean-up of the building and legal fees also may be incurred by the Company and its subsidiary. The Company estimates that its subsidiary, PI Corp., may have a liability approximating $275,000.00 in connection with default on the lease.
The Company currently is conducting negotiations to settle the matter with the landlord. Further, the Company has reason to believe, based upon representations made by the landlord, that such liability may be significantly reduced as a result of the landlord re-leasing the premises to another party.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers, directors and significant employees of the Company are as follows:

         Name and Age                        Position                     Period of Service
------------------------------  ----------------------------------  -----------------------------
Paul H. Metzinger (58)          Director, President and Chief       May 28, 1997 to Present
                                Executive Officer

Charles E. Bauer, Ph.D. (46)    Director                            Chief Operations Officer
                                                                    from
                                                                    May 28, 1997 to October 1,
                                                                    1997 and Director from
                                                                    November 22, 1996 to Present

Alan M. Smith (46)              Director, Secretary, Treasurer      July 7, 1995 to Present and
                                and                                 Director since June 1996 to
                                Chief Financial Officer             Present

Gilbert Olachea (42)            Executive Director of Product       September 2, 1997 to Present
                                Development

Herbert J. Neuhaus (38)         Managing Director of Particle       August 18, 1997 to Present
                                Interconnect Corporation

Charles Peddle (59)             Executive Vice President of         August 21, 1997 to Present
                                Technology of Sigma 7
James D. Martin (40)            Vice President, CTL                 February 1977 to Present

Anthony P. Wynn (53)            Vice President, CTL                 January 1979 to Present

David E. Blank (62)             Vice President, CTL                 July 1989 to Present

     The directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The officers are elected by the Board of Directors at its annual meeting immediately following the shareholders' annual meeting and hold office until they resign or are removed from office. There are no family relationships that exist between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer. The Company has not established an executive committee of the Board of Directors or any committee that would serve similar functions such as an audit, incentive compensation or nominating committee.

BIOGRAPHICAL INFORMATION ON OFFICERS
AND DIRECTORS AND SIGNIFICANT EMPLOYEES

     PAUL H. METZINGER. Mr. Metzinger has been President, Chief Executive Officer and a director of the Company since May 28, 1997. In addition, he has been a director of Sigma 7 since June 6, 1997 and has served as President and Chief Executive Officer and a director of Sigma 7 since August 21, 1997. Mr. Metzinger is currently serving as Chief Executive Officer of Sigma 7 on an interim basis until Sigma 7 can locate a permanent qualified CEO. Prior to becoming a director and officer of the Company, Mr. Metzinger served as Intercell's General Counsel and has practiced securities law and represented large and small public companies for over 25 years.

     CHARLES E. BAUER, PH.D. Dr. Bauer has served as Chief Operating Officer of the Company since May 28, 1997 to October 1, 1997 when he resigned. He has served as a director of the Company since November 22, 1996 to the present. Dr. Bauer served as a director and Chief Executive Officer of Sigma 7 from June 6, 1997 to August 21, 1997. Dr. Bauer has been the Managing Director of TechLead Corporation, an international consulting firm, since 1990. During his career, Dr. Bauer has served as Director, Research and Technology of MicroLithics Corporation, Golden, Colorado. At MicroLithics Corporation, Dr. Bauer was responsible for a variety of technology programs with the Coors Advanced Electronics Group, including, MicroLithics Coors Electronic Packaging Company, two internal research groups of the Coors Ceramic Company and a joint venture with W. R. Grace & Company. From 1978 through 1989 he was employed by Tektronix, Incorporated, Beaverton, Oregon, in various capacities as a Material Scientist/Engineer, Materials Science/Engineering Manager, Engineering Scientific Manager, Bipolar Products Packaging Unit Manager and Integrated Circuit Packaging Operations Manager.

     Dr. Bauer received his BS in Materials Science and Engineering from Stanford University in 1972, his MS in Metallurgical Engineering from Ohio State University in 1975, his PhD in Materials Science and Engineering from Oregon Graduate Center, Beaverton, Oregon in 1980 and his MBA from the University of Portland in 1988.

     Dr. Bauer has served as Assistant Adjunct Professor in Mechanical Engineering and Business Administration with the University of Portland, as an Associate Professor (visiting) in Mechanical Engineering with Florida International University, Miami, Florida and is currently associated as Assistant Adjunct Professor, with dual appointment in Mechanical Engineering and Electrical and Computing Engineering with the University of Colorado. He is currently Director, Industrial Relations for the Center for Advance Manufacturing and Packaging of Microwave, Optical and Digital Electronics for the University of Colorado.

     Dr. Bauer served as the President of the Rocky Mountain Chapter, the Microelectronic Society (ISHM) (1995-96). He has received the Fellow of Society Award of ISHM (1993) and served as National Technical Vice President (1988-90). Dr. Bauer is a Director and the Secretary of the Surface Mount Technology Association (SMTA) and is currently serving as President of the Rocky Mountain Chapter (1995-96). Dr. Bauer has been a member of the following professional societies: ASM International (ASM) since 1971, International Electronics Packaging Society (IEPS) since 1983 and Institute of Electronic and Electrical Engineering (IEE) since 1993.

     Dr. Bauer holds one U.S. Patent on Multilayer Interconnect Circuitry and has five Patent Applications pending, relating to interconnect circuitry and packaging. Dr. Bauer has published over 50 technical papers and presentations in journals and conferences around the world. He founded and is currently General Chair of Pan Pacific Microelectronics Symposium and Chip Scale Packaging Advanced Technology Workshop.

     ALAN M. SMITH. Mr. Smith has been Secretary, Treasurer and Chief Financial Officer of the Company since July 7, 1995 and a director since June 12, 1996. Mr. Smith is a Chartered Accountant practicing in Vancouver, British Columbia, Canada. Mr. Smith established a financial consulting practice in Vancouver, Canada in 1985 and in 1990 obtained his license to practice as an independent accountant. He has been a member of the Institute of Chartered Accountants of Ontario since 1978 and of the Institute of Chartered Accountants of British Columbia since 1981. Mr. Smith devotes substantially all of his professional time to the business affairs of the Company.

SIGNIFICANT EMPLOYEES

     The Company considers the following individuals as significant employees of the Company.

     GILBERT OLACHEA. Executive Director of Product Development of Intercell Corporation since September 2, 1997. Although currently employed by Intercell Corporation, Mr. Olachea will be devoting substantially all of his time in the next few months as the Operating Executive of Sigma 7. From July 1993 to September 1, 1997, Mr. Olachea served as Vice President Corporate Marketing and Communications of Amkor Electronics, the world's largest service and product IC package provider in the semiconductor industry. At Amkor, Mr. Olachea had management responsibility for company market positioning, new product implementation and training, public relations and authoring technical articles. Mr. Olachea coordinated sales, customer service and technical teams to effect a successful promotion and communication of products, service and value to customers. His efforts contributed to a marked increase in brand equity, market awareness and revenue of Amkor. From August 1988 to July 1993 Mr. Olachea served as Regional Account Manager for Amkor.

     HERBERT J. NEUHAUS. Dr. Neuhaus has been Managing Director of Particle Interconnect Corporation since August 18, 1997. From August 1989 to August 1997, he was associated with the Electronic Material Venture Group in the New Business Development Department of Amoco Chemical Company, Naperville, Illinois. While associated with Amoco Chemical Company he held among other positions:
Business Development Manager/Team Leader; Project Manager-High Density Interconnect; Product Manager MCM Products and as a research scientist.

     During his tenure with Amoco, his professional efforts and responsibilities were directed towards the identification, analysis and development of new market opportunities for Amoco's electronic materials products, the development of new applications for such products, including multichip module products, polymide coatings and processes for multichip module applications.

     Dr. Neuhaus received his Ph.D. degree in Physics from the Massachusetts Institute of Technology, Cambridge, Massachusetts in 1989 and his BS in Physics from Clemson University, Clemson, South Carolina in 1980.

     Dr. Neuhaus is associated with numerous professional associations and has served with such associations in the capacity of project leader or the technical chair for conferences. Dr. Neuhaus will devote substantially all of his professional efforts to the business affairs of Particle Interconnect Corporation.

     CHARLES PEDDLE. Director of Sigma 7 since June 6, 1997 and Executive Vice President of Technology for Sigma 7 since August 21, 1997. President and Chief Operating Officer of Sigma 7 from June 6, 1997 to August 21, 1997. Mr. Peddle invented the Commodore PET personal computer and 6502 microprocessor. He is the inventor of the Patch Technology and currently holds over 20 patents on computers, microprocessors and disc drives and developed much of the basic I/O structure used in microprocessors today. His company, Thystyme, has been working with partial memories since 1989. Thystyme is not currently conducting business and Mr. Peddle is employed by Sigma 7 full time.

     JAMES D. MARTIN, VICE PRESIDENT, CTL. Mr. Martin has been employed by CTL since February, 1977 and has served as Vice President of CTL since 1993. He has worked in every department of CTL from production and sales to customer service. Mr. Martin provides technical support to customers in this highly technical business and organizes and runs production lines for rebuilding triodes, cyclotrons and medical linear accelerators.

     ANTHONY P. WYNN, VICE PRESIDENT, CTL. Mr. Wynn has served as Vice Presiadent of CTL since January, 1979. Mr. Wynn is a design engineer responsible for developing a 50KW L-band magnetron and rebuilds high power magnetrons, cyclotrons, triodes, medical linear accelerators, electron guns and ion pumps. He has worked with English Electric Valve Co. (U.K.) and Litton Industries (U.S.) as a professional microwave engineer in the magnetron tube divisions.

     DAVID E. BLANK, VICE-PRESIDENT, CTL. Mr. Blank has been Vice-President of Engineering at CTL since July, 1989. A graduate of Brunel College, London University, England and a member of the Institute of Mechanical Engineers, he has worked in senior engineering positions with Varian Associates, EEV Inc.'s Relmag Division of Litton Industries. He has designed and developed numerous magnetrons at various power levels during his career.

                             EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer ("CEO") and any other executive officer whose total annual salary and bonus exceeded $100,000 for the fiscal year ended September 30, 1997 (the "Named Executive Officers"):


                                                                                               Long-Term
                                                            Annual Compensation              Compensation
                                                  -----------------------------------------------------------

                                                                                              Securities
                                         Fiscal                                               Underlying             All Other
    Name and Principal Position           Year           Salary($)          Bonus($)          Options (#)         Compensation($)
------------------------------------  ------------  -------------------  --------------  ---------------------  --------------------


Paul H. Metzinger,                            1997        $70,000/(1)/             -0-         2,350,000/(1)/                   -0-
 Director, President and
 Chief Executive Officer

Gordon J. Sales, Former                       1997              50,000             -0-                    -0-          $    400,000
 Director, President                          1996             105,917             -0-           200,000/(3)/                   -0-
and Chief Executive                           1995                 -0-             -0-           500,000/(3)/          $82,265/(2)/
 Officer/(6)/

M. Smith, Director,                           1997             146,667             -0-              1,850,000                   -0-
 Secretary, Treasurer and                     1996              93,371             -0-           500,000/(4)/                   -0-
 Chief Financial Officer                      1995              15,000             -0-                    -0-           40,000/(5)/


Dr. Charles E. Bauer/(7)/                     1997              66,666             -0-              1,600,000                   -0-
Director, former Chief
 Operating Officer

Terry W. Neild, former                        1997              80,000             -0-                    -0-                   -0-
 Director and Executive Vice                  1996              40,000             -0-           200,000/(3)/                   -0-
 President/(6)/                               1995                 -0-             -0-           500,000/(3)/                   -0-

________________
/(1)/ Paul Metzinger was elected President and Chief Executive Officer on May 28, 1997. He is compensated pursuant to a written Employment Agreement, dated June 1, 1997 at an annual salary of $210,000.00. For the period June 1, 1997 to September 30, 1997, Mr. Metzinger was paid $70,000. The wife of Mr. Metzinger is the holder of presently exercisable options to acquire 650,000 shares at $0.50 per share and 1,700,000 shares at $0.3750 per share issued September 30, 1997 and expiring September 30, 2007. Mr. Metzinger should be deemed the beneficial owner of such shares.
/(2)/ Received as compensation as an officer of CTL.
/(3)/ An option to purchase 500,000 shares of Common Stock was originally granted to Messrs. Sales and Neild on July 7, 1995 at an exercise price of $.625 per share. On November 9, 1995 these options were repriced at an exercise price of $.50 per share. Concurrently, an option to purchase an additional 200,000 shares of Common Stock was granted by the Company to Messrs. Sales and Neild at the same exercise price. Messrs. Sales and Neild each subsequently transferred options to purchase 50,000, of the 200,000 shares originally granted to them to Alan M. Smith as a gift on October 21, 1996.
/(4)/ Mr. Smith is the holder of presently exercisable options to acquire 150,000 shares at $0.50 per share and 1,700,000 at $0.3750 per share, issued September 30, 1997 and expiring September 30, 2007. Of the 500,000 options issued to him by the Company in the fiscal year ended September 30, 1996, Mr. Smith exercised 150,000 of such options in the fiscal year ended September 30, 1996 leaving a balance of 350,000 shares subject to option. These 350,000 shares subject to option were canceled and re-issued as a new option on September 30, 1997, expiring September 30, 2007 and are included in the 1,850,000 shares shown as issued by the Company in 1997. Mr. Smith owns an additional, presently exercisable option to acquire 150,000 shares at $0.50 per share, issued with a new term commencing September 30, 1997, expiring September 30, 2007, which he received from three other individuals on October 21, 1996. This 150,000 option has not been included in this table as the option was not granted by the Company.
/(5)/ Received as compensation as a consultant to Energy Corporation and CTL. /(6)/ Messrs. Sales and Neild resigned as directors and officers of the Company effective May 28, 1997.
/(7)/ Dr. Bauer served as Chief Operations Officer from June 1, 1997 until he resigned on October 1, 1997. The compensation shown was paid pursuant to his Employment Agreement which was terminated effective September 30, 1997.



          The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company onsiders such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than 10% of the cash compensation paid to each such executive officer, is not included in such table.

                              OPTION GRANTS TABLE

          The following table provides information relating to the grant of stock options to the Company's executive officers during the fiscal year ended September 30, 1997.

                                               OPTION GRANTS IN THE LAST FISCAL YEAR


                                                                                              Potential Realizable Value at Assumed
                                                                                                   Annual Rates of Stock Price
                                     Individual Grants                                          Appreciation for Option Term/(1)/
--------------------------------------------------------------------------------------------  --------------------------------------


                                              Total/(7)/
                               Number of       Options
                               Securities     Granted to                 Fair
                               Underlying     Employees                 Market
                                Options       in Fiscal    Exercise    Value on   Expiration
          Name                 Granted(#)     Year/(3)/   Price($/sh) Grant Date     Date     0% ($)/(8)/  5% ($)/(8)/    10% ($)
---------------------------  --------------   ----------  ----------  ----------  ----------  -----------  -----------   ----------
Paul H. Metzinger                   650,000      9.80         0.50      0.2450      9/30/07   (165,750.00)  (65,599.00)   88,503.00
                             1,700,000/(6)/     25.64       0.3750      0.2450      9/30/07   (221,000.00)   40,935.00   442,794.00
Alan M. Smith/(4)/                  150,000      2.26         0.50      0.2450      9/30/07    (38,250.00)  (15,138.00)   20,320.00
                             1,700,000/(6)/     25.64       0.3750      0.2450      9/30/07   (221,000.00)   40,935.00   442,794.00
Charles E. Bauer/(5)/               100,000      1.51       0.3750      0.2450      9/30/07    (13,000.00)    2,408.00    26,047.00
                             1,500,000/(6)/     22.62       0.3750      0.2450      9/30/07   (195,000.00)   36,119.00   390,700.00

_______________
/(1)/ Protential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth which may or may not occur.
/(2)/ Computed based on the average closing bid and asked prices on the date the options were granted.
/(3)/ All options granted were immediately exercisable on the date of grant, September 30, 1997.
/(4)/ Mr. Smith owns an additional, presently exercisable option to acquire 150,000 shares at $0.50 per share, issued with a new term commencing September 30, 1997, expiring September 30, 2007, which he received from three other individuals on October 21, 1996. This 150,000 option has not been included in this table as the option was not granted by the Company.
/(5)/ Charles Bauer resigned as an Officer of the Company on October 1, 1997. /(6)/ Unless exercised within 90 days of resignation or termination, as an officer, these options are forfeited by the holders unless specifically provided otherwise in writing by the parties.
/(7)/ Based on a total of 6,831,000 options granted in the fiscal year ended September 30, 1997.
/(8)/ Numbers in parenthesis are negative numbers.

          AGGREGATED OPTION EXERCISE AND FISCAL YEAR-END OPTION TABLE

          The following table provides information relating to the exercise of stock options during the fiscal year ended September 30, 1997 by the Company's executive officers and the 1997 fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                       Value of
                                                                    Number of         Unexercised
                                                                   Unexercised       In-the-Money
                                                                     Options            Options
                                                                  at FY-End/(1)/   at FY-End($)/(1)/
                                                                 ----------------  -----------------
                              Shares
                         Acquired onValue                          Exercisable/      Exercisable/
                               Name        Exercise(#)Realized(  )$Unexercisable     Unexercisable
                         ----------------  --------------------  ----------------  -----------------

Paul H. Metzinger                     -0-                   -0-       2,350,000/0    $     575,750/0
Gordon J. Sales/(2)/                  -0-                   -0-         650,000/0          159,250/0
Alan M. Smith                         -0-                   -0-  1,850,000/0/(3)/     453,250/0/(3)/
Terry W. Neild/(2)/                   -0-                   -0-         650,000/0          159,250/0
Charles E. Bauer/(4)/                 -0-                   -0-       1,600,000/0     392,000/0/(4)/

_______________
/(1)/ The average of the closing bid and asked price of the Common Stock on September 30, 1997 ($.245) was used to calculate the option value.
/(2)/ Messrs. Sales and Neild resigned as Directors and officers of the Company effective May 28, 1997.
/(3)/ Does not include 150,000 unexercised presently exercisable options held by Alan Smith, which he received from three individuals and not the Company.
/(4)/ Charles E. Bauer resigned as officer of the Company effective October 1, 1997.

DIRECTOR COMPENSATION

     Non-employee directors of the Company have in the past and will in the future receive $1,500 for their attendance at each regular or special meeting of the Board of Directors. In addition, the Board of Directors intends to grant non-employee directors options to purchase shares of Common Stock on a case-by-case basis in the future. The basis for determining the number of options to award future non-employee directors of the Company will be based on a variety of factors including the following: experience of the director in the industries the Company currently competes; previous management experience; the size of the entity the director is currently or was formerly associated with; and the overall value the current Board of Directors believes that non-employee director will provide to the Company.

EMPLOYMENT AGREEMENTS

     On May 28, 1997, the Company entered into certain employment agreements (the "Employment Agreements") with Paul H. Metzinger to serve as President and Chief Executive Officer of the Company, Alan M. Smith to serve as Chief Financial Officer of the Company, and Charles E. Bauer to serve as Chief Operating Officer of the Company (collectively, the "Employees" and individually an "Employee"). The Employment Agreements are for a period of one year beginning June 1, 1997. Any extension or renewal of the Employment Agreements must occur at least three months prior to the end of the initial term or any renewal term and absent mutual agreement of the parties, the failure to conclude such extension or renewal by such date shall be deemed notice to the Company and the Employee, that the relevant Employment Agreement shall not be extended. Under each Employment Agreement, Messrs. Smith and Bauer will receive an annual salary of $200,000 and Mr. Metzinger will receive an annual salary of $210,000 (each referred to as an "Annual Salary") for the first year. If an Employment Agreement is subsequently extended by the Board, each Employee's Annual Salary will increase by the amount, if any, in which the Consumer Price Index increased during the previous year. Each Employee also is entitled to participate in the Company's bonus and stock option plans and participate in the customary employee benefits programs maintained by the Company, including health, life and disability insurance to the extent provided to other senior executives of the Company.

     The Company or an Employee may terminate the applicable Employment Agreement at any time with or without cause. In the event the Company terminates an Employment Agreement for cause or an Employee terminates his Employee Agreement without cause, all of such Employee's rights to compensation would cease upon the date of his termination. If the Company terminates an Employment Agreement without cause, the Employee terminates his Employment Agreement for cause, or in the event of a change in control, the Company will pay to the Employee all compensation and other benefits that would have accrued and/or been payable to the Employee during the full term of the Employment Agreement.

     A change of control is considered to have occurred when, as a result of any type of corporate reorganization, execution of proxies, voting trusts or similar arrangements, a person or group of persons (other than incumbent officers, directors and principal shareholders of the Company) acquires sufficient control to elect more than a majority of the Company's Board of Directors, acquires fifty percent or more of the voting shares of the Company, or the Company adopts a plan of dissolution of liquidation. The Employment Agreements also include a non-compete and non-disclosure provisions in which each Employee agrees not to compete with or disclose confidential information regarding the Company and its business during the term of the Employment Agreement and for a period of one year thereafter.

     ADDITIONAL EMPLOYMENT AGREEMENTS. The Company, through its wholly owned subsidiaries, has also entered into employment agreements with the following individuals, among others, Dr. Herbert J. Neuhaus and Gilbert Olachea. Sigma 7 proposes to enter into a consulting agreement with Charles Peddle in lieu of an employment agreement.

COMPENSATION PURSUANT TO PLANS

     STOCK OPTION PLANS

     During the fiscal year ended September 30, 1997, the Company granted options to purchase 6,831,000 shares of common stock to directors, officers, employees and consultants of the Company and its subsidiaries. As of September 30, 1997, 8,952,000 options are exercisable.

     The Company has one Stock Option Plan titled the Intercell Corporation 1995 Compensatory Stock Option Plan (the "1995 Plan"). The Company has reserved 14,000,000 shares of common stock for issuance under the 1995 Plan.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     The Company does not have a compensation committee, all decisions on the compensation of executive officers and directors of the Company are made by the full Board of Directors. In the preceding fiscal year, the following members of the Board of Directors participated in discussions involving the compensation of executive officers of the Company: Messrs. Sales, Neild, Smith and Metzinger.

SECTION 16(A) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies.

     Based solely on its review of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

     As of September 30, 1996, the Company had an outstanding promissory note due to Jerry W. Tooley, the Chief Financial Officer of Cellular Magnetics in the amount of $80,000 with an interest rate of 8%, due annually. The promissory note was issued as part of the consideration paid for the purchase of M.C. Davis consummated on September 30, 1996. This note was repaid in October 1996.

     The Company had noninterest bearing notes payable totaling $800,000 due to the former owners of M.C. Davis in consideration for the purchase of M.C. Davis consummated on September 30, 1996. These notes were repaid in October 1996. See also Note 11 to the Company's Consolidated Financial Statements and Notes thereto included elsewhere herein.

     The Company leases an office from Alan M. Smith, Ltd., a company controlled by Alan M. Smith, an executive officer and director of the Company. The Company leases this office space pursuant to a lease that expires on July 31, 2001. The monthly lease payments are

$3,000. The Company believes that the lease payments are on terms at least as favorable as could be obtained from an independent lessor.

     On July 8, 1996, Energy, which does not currently conduct any operations and whose only assets consist of the Company's Common Stock, and the Company entered into a certain Plan of Liquidating Dissolution (the "Plan"). The Plan was approved by a majority of the shareholders of Energy on October 21, 1996 in accordance with the provisions of the Delaware General Corporation Law. Under the Plan, the Company agreed to distribute the shares of Common Stock issued to the shareholders of Energy over a period of three years. The Company, with the concurrence of Energy, decided to change the timing of the distribution due to the substantial decline in the market price of the Company's common stock. Accordingly, the 5,412,191 shares of Common Stock owned by Energy were distributed to the beneficial owners of the shares of common stock of Energy as of July 8, 1996, pro-rata as follows: 902,032 on or about May 5, 1997 and the remainder on August 19, 1997.

     521508 B.C. Ltd. (the beneficiaries of which are the adult children of Mr. Gordon J. Sales and the father-in-law of Mr. Terry W. Neild), the Blonde Bear Trust, the beneficiary of which is the spouse of Alan M. Smith and Messrs. James
D. Martin, Anthony P. Wynn and David E. Blank, significant employees of the Company, own shares of Energy and will receive approximately 247,632, 119,000, 20,000, 20,000 and 20,000 shares of Common Stock, respectively, in the distribution. The Blonde Bear Trust has an independent trustee and Mr. Smith does not have the authority to revoke the trust or direct the trustee in the voting or disposition of the trust proceeds. Accordingly, Mr. Smith disclaims any beneficial ownership interest in the shares of Common Stock the trust will receive from Energy.

     During the fiscal year ended September 30, 1997, the Company sold its wholly owned subsidiaries, Intercell Wireless Corp. and Cellular Magnetics, Inc., including all of its right title and interest in the antenna technology to Intercell Technologies Corporation, a Colorado corporation on July 18, 1997. Terry W. Neild, former director and officer of the Company and Louis L. Ross, a former consultant to the Company, owns a controlling interest in Intercell Technologies Corporation. See "BUSINESS-Recent Acquisitions, Dispositions and Transactions."

                             BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of outstanding shares of Common Stock as of September 30, 1997, by (i) each person known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) the Company's directors, Chief Executive Officer and executive officers whose total compensation exceeded $100,000 for the last fiscal year, and (iii) all directors and executive officers of the Company as a group.

Name and Address of                                         Percentage of
Beneficial Owner                                          Number of Shares       Class/(5)/
----------------                                          -----------------

Paul H. Metzinger, President,
  Chief Executive Officer and Director
370 Seventeenth Street, Suite 3290
Denver, CO  80202                                            2,852,541/(1)/        8.72%

Alan M. Smith, Chief Financial Officer and Director
999 West Hastings St., Suite 1750
Vancouver, B.C., V6C 2W2                                     2,188,000/(2)/        6.76

Cheri L. Perry
3236 Jellison Street
Wheat Ridge, CO 80033                                        2,852,541/(1)/        8.72

Charles E. Bauer, Chief Operating Officer and Director
31321 Island Drive
Evergreen, CO 80439                                        1,600,000/(3)(4)/       5.00

All officers and directors as a group (3 persons)            6,640,541/(5)/       18.28

_______________
/(1)/ Includes the following shares and options currently held by corporations whose sole shareholder, president and director is Cheri L. Perry, the wife of Mr. Metzinger: 419,340 shares owned of record and beneficially; 650,000 shares of common stock subject to a presently exercisable option, exercisable at $.050 per share, issued September 30, 1997, expiring September 30, 2007; and 1,700,000 shares of common stock subject to a presently exercisable option, exercisable at $0.3750 per share, issued September 30, 1997, expiring September 30, 2007. Mr. Metzinger owns directly, of record and beneficially, 83,201 shares of common stock. His wife should be deemed the beneficial owner of such shares.

/(2)/ Includes 300,000 shares of common stock subject to a presently exercisable option, exercisable at $0.50 per share, issued September 30, 1997, expiring September 30, 2007 and 1,700,000 shares of common stock subject to a presently exercisable option exercisable at $0.3750 per share, issued September 30, 1997, expiring September 30, 2007.

/(3)/ Includes 1,600,000 shares of common stock subject to a presently exercisable option, exercisable at $0.3750 per share, issued September 30, 1997, expiring on September 30, 2007.

/(4)/ Charles E. Bauer resigned as an Officer on October 1, 1997.

/(5)/ Based on 30,371,075 shares of common stock issued and outstanding on September 30, 1997. The total number of shares outstanding is increased to reflect the number of shares underlying individual options in computing that individual or group percentage ownership interest in the Company. Mr. Metzinger's and his wife's stock ownership are not duplicated in this computation.

                             SELLING SHAREHOLDERS

     This Prospectus covers 14,994,606 shares of Common Stock and 1,837,450 Warrants being offered by the Selling Shareholders. The table below sets forth
(i) the identity of the Selling Shareholders, (ii) the nature of any position or other material relationship, if any, which the Selling Shareholders have had with the Company, its predecessors or affiliates during the past three years,
(iii) the amount of shares of Common Stock owned by the Selling Shareholders prior to the offering, (iv) the amount of shares of Common Stock offered by the Selling Shareholders hereby, and (v) the amount and (if 1% or more) the percentage of shares of the outstanding Common Stock that will be owned by the Selling Shareholders after the offering is complete and assuming that all shares of Common Stock offered hereby are sold.

                                                                                                                        Amount of
                                                                                   Amount of                       Shares/Warrants
                                   Amount of                                      Warrants Owned         Amount        To Be Owned
                                  Common Stock               Amount of               Prior to         of Shares/(3)//    After the
Name of Selling                  Owned Prior to      Common Stock Owned Prior    Offering-Series         Warrants       Offering/
Shareholder                  Offering-Series B/(1)/  to Offering-Series C/(2)/      B/Series C           Offered           (4)/
---------------              ----------------------  -------------------------   -------------------  ------------------  ----------
AG Super Fund                                   -0-                        -0-            7,619/-0-          7,619/7,619     -0-/-0-
 International Partners
 L.P.
Banque Scandinave en Suisse                     -0-                    193,950        30,476/38,462       262,888/68,938     -0-/-0-
Cameron Capital Ltd.                            -0-                        -0-           76,191/-0-        76,191/76,191     -0-/-0-
Capital Ventures                          1,521,354                    155,160        53,333/61,538      447,181/114,871     -0-/-0-
 International
Darissco Diversified                            -0-                        -0-           11,429/-0-        11,429/11,429     -0-/-0-
 Investments Inc.
Faisal Finance                                  -0-                        -0-           49,524/-0-        49,524/49,524     -0-/-0-
 (Switzerland)
GAM Arbitrage Investments,                      -0-                        -0-            7,619/-0-          7,619/7,619     -0-/-0-
 Inc.
Global Bermuda, L.P.                            -0-                    174,555        15,238/69,231       283,825/84,469     -0-/-0-
Gracechurch & Co.                               -0-                        -0-           38,095/-0-        38,095/38,095     -0-/-0-
KA Investments LDC                              -0-                        -0-           11,429/-0-        43,316/11,429     -0-/-0-
Lake Management LDC                             -0-                    193,950        38,095/38,462       270,507/76,557     -0-/-0-
Lakeshore International                         -0-                    135,765           -0-/53,846       189,611/53,846     -0-/-0-
 Ltd.
Leonardo, L.P.                                  -0-                        -0-           53,333/-0-        53,333/53,333     -0-/-0-
Olympus Securities Ltd.                         -0-                        -0-           76,191/-0-       430,491/76,191     -0-/-0-
Queensway Financial                             -0-                    193,950        22,857/38,462       255,269/61,319     -0-/-0-
 Holdings
Rana Investment Company                         -0-                        -0-           34,286/-0-        34,286/34,286     -0-/-0-
Raphael, L.P.                                   -0-                        -0-            7,619/-0-          7,619/7,619     -0-/-0-
RIC Investment Fund Ltd.                        -0-                        -0-           34,286/-0-        34,286/34,286     -0-/-0-
Richcourt $ Strategies,                         -0-                        -0-           26,667/-0-        26,667/26,667     -0-/-0-
 Inc.
Santander Merchant Bank,                        -0-                    387,900          -0-/153,846      541,746/153,846     -0-/-0-
 Ltd.
Swartz Investments,                             -0-                        -0-      330,159/214,615      544,774/544,774     -0-/-0-
 LLC/(5)/
The Gifford Fund Ltd.                           -0-                    193,950        38,095/38,462       270,507/76,557     -0-/-0-
The Matthew Fund N.V.                           -0-                    193,950        15,238/38,462       318,510/53,700     -0-/-0-
The Otato Limited                               -0-                     96,975             38,095/0       135,070/38,095     -0-/-0-
 Partnership
The Tail Wind Fund, Ltd.                        -0-                    116,370              -0-/-0-          116,370/-0-     -0-/-0-
Windward Island Limited                         -0-                        -0-             38,095/0        38,095/38,095     -0-/-0-
Wood Gundy London Ltd.                          -0-                        -0-             38,095/0        38,095/38,095     -0-/-0-
                                          ---------                  ---------    -----------------  -------------------  ----------
     Total                                1,521,354                  2,036,475    1,092,064/745,386  6,336,987/1,837,450     -0-/-0-
                                          =========                  =========    =================  ===================  ==========

_______________
/(1)/ Assumes all holders of Series B Preferred Stock convert their shares to Common Stock two years after July 10, 1996, the last closing date, in accordance with the conversion formula at a conversion price of $.25 per share. See "DESCRIPTION OF SECURITIES-Preferred Stock").

/(2)/ Assumes all holders of Series C Preferred Stock convert their shares to Common Stock two years after December 16, 1996, the last closing date, in accordance with the conversion formula at a conversion price of $.25 per share. See "DESCRIPTION OF SECURITIES-Preferred Stock").

/(3)/ Includes the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the Series C Preferred Stock and underlying the Warrants offered hereby.

/(4)/ Assumes that all of the shares of Common Stock and Warrants being offered hereby are sold by such Selling Shareholders unless otherwise indicated. There is no assurance that the Selling Shareholders will sell any or all of the Common Stock or Warrants offered pursuant to this Prospectus.

/(5)/ Swartz Investments, LLC was engaged as selling agent in connection with the sale of the Series B Preferred Stock and Series C Preferred Stock and was paid compensation equivalent to 11% of the aggregate funds raised in such placements. In addition, it received warrants to purchase shares of Common Stock equal to 10% of the aggregate securities sold, assuming that the holders of the Series B Preferred Stock and Series C Preferred Stock and related warrants, converted their Series B Preferred Stock and Series C Preferred Stock or exercised their warrants at the fixed Conversion Price. See "DESCRIPTION OF SECURITIES."

                           DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 100 million shares of the Company's common stock, no par value per share (the "Common Stock"), and 10,000,000 shares of the Company's preferred stock, no par value per share. Of the Preferred Stock, 210,000 shares of Series A Non-Dividend Bearing, Convertible, Redeemable Preferred Stock ("Series A Preferred Stock"), 1,000 shares of the Series B Preferred Stock, 600 shares of the Series C Preferred Stock have been reserved for issuance and 1,080 shares of Series D Preferred Stock authorized but not yet issued. No shares of the Series A Preferred Stock are currently outstanding. In addition, the Company has Warrants outstanding to purchase 1,837,450 shares of Common Stock.

COMMON STOCK

     As of September 30, 1997, there were 30,371,075 shares of Common Stock issued and outstanding. Holders of the Common Stock are entitled to one vote per share of record on each matter submitted to a vote of shareholders, the right to receive such dividends, if any, as may be declared by the Board of Directors out of assets legally available therefor and the right to receive net assets in liquidation after payment of all amounts due to creditors and any liquidation preference due to Preferred Stock shareholders. Holders of Common Stock have no conversion rights and are not entitled to any preemptive or subscription rights. The Common Stock is not subject to redemption or any further calls or assessments. The Common Stock has noncumulative voting rights in the election of directors.

PREFERRED STOCK

     SERIES B PREFERRED STOCK

     General

     As of September 30, 1997, there were 5 shares of Series B Preferred Stock (the "Series B Preferred Stock") outstanding. Each share of Series B Preferred Stock is currently convertible at the option of the holder into Common Stock.

     In general, each share of Series B Preferred Stock is convertible into shares of Common Stock pursuant to the following formula: (1,000) x (N/365) + 10,000/Conversion Price (with N being the number of days that have expired between the date of conversion and July 10, 1996, and the "Conversion Price" being the lessor of: $3.9375 or 85% of average closing bid price (the "Closing Bid Price") of the Common Stock for the 5 trading days immediately preceding the date of conversion). Each holder is also entitled to convert shares of the Series B Preferred Stock pursuant to the above formula with the Conversion Price equal to the closing bid price on the over-the-counter market on the date of conversion. Under the latter method, the Company may elect to redeem the shares of Series B Preferred Stock offered for conversion where the

Conversion Price is less than $3.9375 per share of Common Stock on the conversion date pursuant to the following formula (the "Redemption Formula"):


       1,000 x (N/365) + 10,000 x Closing Bid Price on Date of Conversion
                                  ---------------------------------------
                                             Conversion Price


The Company also has the right to redeem the Series B Preferred Stock on or after July 11, 1997, provided that the Company purchases Series B Preferred Stock with an aggregate value $1,500,000 (using the Original Issuance Price, as defined below), for a price equal to 130% of the Stated Value (Original Issuance Price plus any accrued and unpaid Premium as defined below) of the shares of the Series B Preferred Stock being redeemed for the first 18 months, which percentage is decreased by 5% for every 6 month period that expires thereafter.

     The holders of the Series B Preferred Stock are not entitled to receive dividends thereon and shall have no voting power whatsoever, except as otherwise provided by the Colorado Business Corporation Act (which generally provides voting rights for any action that directly adversely affects the rights of the holders of the Series B Preferred Stock). In the event of any liquidation, dissolution or winding up of the Company with respect to distributions of assets upon liquidation, dissolution or winding up of the Company's affairs (collectively "Distributions"), the holders of Series B Preferred Stock shall be entitled to receive, after any Distribution to senior securities, if any, and prior to any Distribution to any junior securities (including holders of Common Stock) the sum of $10,000 per share (the "Original Issuance Price") and an amount equal to ten percent (10%) of the Original Issuance Price (the "Premium") per annum for the period that has passed since July 10, 1996. In addition, at the option of each holder of Series B Preferred Stock, a sale, conveyance or disposition of substantially all of the assets of the Company or the effectuation by the Company of a transaction, or series of transactions, in which more than 50% of the voting power of the Company is disposed of, shall be deemed to be a liquidation, dissolution or winding up as set forth above.

     So long as shares of Series B Preferred Stock are outstanding, the Company may not, without the written approval of the holders of at least 75% of the then outstanding shares of Series B Preferred Stock (i) alter or change the rights, preferences or privileges of the Series B Preferred Stock or any senior securities, if any, that would adversely effect the holders of the Series B Preferred Stock, and (ii) create any class or series of capital stock having a preference over or on parity with the Series B Preferred Stock with respect to Distributions.

     Regulation S Subscription Agreement

     The Regulation S Subscription Agreement (the "Subscription Agreement") under which shares of the Series B Preferred Stock were sold, granted the holders of the Series B Preferred Stock certain additional rights, which include, among others, the following:

     Subscriber's Rights in the Event Shares Issued with a Restrictive Legend. Generally, in the event the Company issues shares of Common Stock with a restrictive legend upon conversion by the holder of Series B Preferred Stock, then the holder of Common Stock, at its option, may require the Company immediately to either (i) redeem the Series B Preferred Stock submitted for conversion at the redemption price determined under the Redemption Formula or
(ii) demand (without any other holder's participation) that the Company file a registration statement under the Securities Act covering the registration of the Common Stock which has been issued with such restrictive legend and the Common Stock issuable upon conversion of such holders's remaining Preferred Stock then outstanding pursuant to the terms of the Registration Agreement (as defined below).

     Payments for Failure to Register. The Company shall pay to a holder who has demanded registration, as set forth above, an amount equal to five percent (5%) per month of the Original Issue Price of such holders's shares of Series B Preferred Stock that were outstanding immediately prior to the delivery of the notice of conversion, compounded monthly and accruing daily, payable in cash by the fifth (5th) day of the month following such demand and the fifth (5th) day of each month thereafter (i) if a demand registration is not effective, or (ii) if the Company has not re-issued and delivered to the holder of Series B Preferred Stock shares of Common Stock without a restrictive legend, whichever is earlier.

     Capital Raising Limitations. The Company also agreed to provide the Series B shareholders with a right of first refusal in proportion to the percentage of Series B Preferred Stock purchased in the Series B Offering for any offering conducted within 240 days of July 10, 1996, (the limitations referred to in this paragraph are collectively referred to as the "Capital Raising Limitation"). In general, the Capital Raising Limitation does not apply to any transaction involving the Company's commercial banking arrangements or issuances of securities in connection with a merger, consolidation or purchase or sale of assets, or exercise of options by employees, consultants or directors or any transaction with a strategic corporate partner.

     SERIES C PREFERRED STOCK

     General

     As of September 30, 1997, there were 167 shares of Series C Preferred Stock (the "Series C Preferred Stock") outstanding. Each share of Series C Preferred Stock is convertible at the option of the holder into Common Stock as described below during the following periods: (i) up to 20% of the Series C Preferred Stock initially issued to the holder at any time on and after April 16, 1997; and (ii) an additional 20% per month on the 16th day of each month thereafter; provided, however, that the holder of the Series C Preferred Stock may not convert more than 25% of the aggregate Series C Preferred Stock initially issued to such holder in any given one month period beginning on April 16, 1997 and ending on August 16, 1997.

     In general, each share of Series C Preferred Stock is convertible into shares of Common Stock pursuant to the following formula (the "Conversion Formula"): (800) x (N/365) +

10,000/Conversion Price (with N being the number of days that have expired between the date of conversion and December 16, 1996, and the "Conversion Price" being the lessor of: $3.25 (the "Fixed Conversion Price") or 85% of average closing bid price (the "Closing Bid Price") of the Common Stock for the 5 trading days immediately preceding the date of conversion (the "Variable Conversion Price")). If at the time of conversion the Variable Conversion Price is less than the Fixed Conversion Price, the Company may elect, in its sole discretion, to redeem each share of Series C Preferred Stock offered for conversion in an amount equal to the Stated Value ($10,000 plus any Accrued Premium, as defined below) x 117.60%.

     The Company also has the right to redeem the Series C Preferred Stock on or after December 16, 1997, provided the Company purchases at least $1,500,000 of Series C Preferred Stock (based on the Original Issuance Price defined below) for a price equal to 130% of the Original Issuance Price for the first 18 months. For each six months thereafter, the redemption percentage decreases by 5% until the expiration of three years.

     Each share of Series C Preferred Stock outstanding on December 16, 1999, automatically shall either be converted in accordance with the Conversion Formula or, if the Company provides the holders of the Series C Preferred Stock with a notice of redemption by December 11, 1999, at the Original Issuance Price plus an accrued premium of 8% per year (the "Accrued Premium").

     The holders of the Series C Preferred Stock are not entitled to receive dividends and shall have no voting power, except as otherwise provided by the Colorado Business Corporation Act. In the event of any liquidation, dissolution or winding up of the Company (a "Liquidation Event"), the holders of Series C Preferred Stock shall be entitled to receive, after any distribution to the holders of the Series B Preferred Stock and other senior securities, if any, and prior to any Distribution to any junior securities (including holders of Common Stock) the sum of $10,000 per share (the "Original Issuance Price") and the Accrued Premium. At the option of each holder of Series C Preferred Stock, a sale, conveyance or disposition of substantially all of the assets of the Company or the effectuation by the Company of a transaction, or series of transactions, in which more than 50% of the voting power of the Company is disposed of, will generally be deemed to Liquidation Event.

     So long as shares of Series C Preferred Stock are outstanding, the Company may not, without the written approval of the holders of at least 75% of the then outstanding shares of Series C Preferred Stock (i) alter or change the rights, preferences or privileges of the Series C Preferred Stock or any senior securities, if any, that would adversely effect the holders of the Series C Preferred Stock, and (ii) create any class or series of capital stock having a preference over or on parity with the Series C Preferred Stock with respect to Distributions; (iii) cause the holders of the Series C Preferred Stock to be taxed under Section 305 of the Internal Revenue Code; or (iv) issue any additional shares of Series C Preferred Stock.

     Regulation D Subscription Agreement

     The Regulation D Subscription Agreement (the "Subscription Agreement") under which shares of the Series C Preferred Stock were sold, granted the holders of the Series C Preferred Stock certain additional rights, which include, among others, the following:

     Payments for Failure to Register. The Company shall pay to a holder who has demanded registration an amount in Common Stock equal to two percent (2%) per month of the amount of Series C Preferred Stock sold to the holder in the offering, compounded monthly and accruing daily until the registration statement is declare effective. In addition, if the Company is unable to issue Common Stock upon conversion of the Series C Preferred Stock or upon exercise of the Series C Warrants, and is unable to cure the default within 75 days, the Company shall pay a Conversion Default Payment equal to: (N/365) x (.24) x the sum of the Original Issuance Price of all shares of Series C Preferred Stock held by each holder (where N equals the number of days from the date of default to the date that the Company cures the default).

     Capital Raising Limitations. The Company shall not issue any debt or equity securities for cash in capital raising transactions ("Future Offerings") for a period beginning on December 16, 1996 and ending one hundred twenty (120) days thereafter without obtaining the prior written approval of the holders holding a majority of the purchase price of Series C Preferred Stock then outstanding. The Company also agreed to provide the Series C shareholders with a right of first refusal in proportion to the percentage of Series C Preferred Stock purchased in the Series C Offering for any offering conducted within 240 days of December 16, 1996, (the limitations referred to in this paragraph are collectively referred to as the "Capital Raising Limitation"). In general, the Capital Raising Limitation does not apply to any transaction involving the Company's commercial banking arrangements or issuances of securities in connection with a merger, consolidation or purchase or sale of assets, or exercise of options by employees, consultants or directors or any transaction with a strategic corporate partner.

     SERIES D PREFERRED STOCK

     As of September 30, 1997, there was no Series D Preferred Stock outstanding, however, there were 1,080 shares of Series D Preferred Stock (the "Series D Preferred Stock") authorized and unissued. Each share of Series D Preferred Shares has an exchange value, or deemed purchase price, of $2,500 per share and will be convertible into Common Stock beginning on January 1, 1999 at the option of each holder of the Series D Preferred Stock or automatically upon the affirmative vote of the holders of a majority of the Series D Preferred Stock, on the following basis. Each share of Series D Preferred Stock shall convert into that number of shares of Common Stock that could be acquired at the then current market price multiplied by the yearly factor indicated in the following table:

                         Year                Factor
                         ----                ------

                         1999                  1.5
                         2000                  1.3
                         2001                  1.1
                         2002                  1.0
                   2003 and thereafter         0.9

     The beneficial conversion features of the Series D Preferred Shares commencing in January 1, 2003 will result in a deemed dividend of approximately $299,000. The Company will accrete this deemed dividend over the period from the date of issuance to January 1, 2003. The deemed dividend will reduce (increase) income (loss) applicable to common stockholders.

     Market price will equal the average closing price as published for Common Stock in daily financial periodicals, if the Common Stock is listed for trading on any stock exchange or on the NASDAQ Stock market, and if unlisted, then the average of the bid and asked prices, for the thirty (30) trading day-period ending on the date immediately preceding the date on which a notice of conversion is sent to the Company by the holder of the Series D Preferred Stock provided that in no event may the total number of shares of Common Stock issued upon conversion of the Series D Preferred Stock exceed ten percent (10%) of the total number of shares of Common Stock outstanding as of the first date on which any holder of Series D Preferred Stock sends a notice of conversion to the Company.

     In the event the total number of shares issuable upon conversion exceeds ten percent (10%) of the then issued and outstanding shares of Common Stock, the Company shall within ninety (90) days, of such event, redeem those shares of Series D Preferred Stock which, if converted, would exceed the ten percent (10%) limitation, at their face value, plus all accrued dividends. In addition, Series D Preferred Stock (i) will be entitled to receive a cumulative six percent (6%) dividend commencing January 1, 1998; if such dividend is not declared and paid for any reason, the face amount of the Series D Preferred Stock shall be increased by such accrued dividend and shall at the option of the holder be convertible into Common Stock or otherwise redeemed; (ii) will be redeemable by the Company at the original price per share upon six (6) months prior written notice by the Company and payment in cash in full on the redemption date; (iii) will have a liquidation preference equal to the original per share price; (iv) will not have any voting rights except as mandated by applicable corporation law; and (v) will receive registration rights permitting the resale of not more than twenty percent (20%) of the outstanding Series D Preferred Stock in connection with any registered, primary, firm commitment underwriting of the Common Stock after December 31, 1998.

     Miscellaneous Provisions

     Assuming all shares of Preferred Stock currently issued and outstanding are converted during the term of this Offering, the Company will be authorized to issued up to an additional 10,000,000 shares of Preferred Stock. The Board of Directors has authority to issue the

Preferred Stock in one or more series and to fix the number of shares constituting any such series, and the voting powers, designations, preferences, and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemptions, redemption prices, conversions and voting rights, and liquidation preferences, without any further vote or action by the holders of the Common Stock.

     Although the Board of Directors currently has no intention of doing so, its authority to issue preferred stock, without further vote or action by the holders of the Common Stock, could be used to discourage attempts by others to obtain control of the Company through a merger, tender offer, proxy or consent solicitation, or otherwise, by making such attempts more difficult to achieve and more costly. The Board of Directors may also issue preferred stock with voting rights that could adversely affect the voting power of the then existing holders of Common Stock. There are currently no agreements or understandings for the issuance of additional preferred stock, and the Board of Directors has no present intention of issuing any additional shares of preferred stock.

     Reference is made to the Company's Articles of Incorporation, as amended (which is filed as an exhibit to the Registration Statement) for a complete description of the terms and conditions of the Preferred Stock and the description of the Preferred Stock contained herein is qualified in its entirety by reference thereto.

WARRANTS

     GENERAL. As of September 30, 1997, 24 persons held Warrants to purchase an aggregate of 1,092,064 shares of Common Stock at an exercise price of $3.9375 per share (the "Class B Warrants"), and 10 persons held Warrants to purchase an aggregate of 745,386 shares of Common Stock at an exercise price of $3.25 per share (the "Class C Warrants" and together with the Class B Warrants, the "Warrants"), subject to adjustments in certain events. The Warrants may be exercised at any time commencing on October 14, 1996 and ending at 5:00 p.m. Eastern time, on July 1, 2001 for the Class B Warrants and June 1, 1997 and ending at 5:00 p.m. Eastern time on November 30, 2001 for the Class C Warrants. If all Warrants are exercised, the Company will receive proceeds of approximately $6,722,506 million.

     The Warrants may also be exercised pursuant to a cashless exercise procedure. The cashless exercise procedure is not available if shares of Common Stock to be issued upon such exercise would be (i) immediately transferable, free of restrictive legend under Rule 144 of the Securities Act; (ii) then registered pursuant to an effective registration statement under Registration Rights Agreement (hereinafter defined); or (iii) otherwise registered under Securities Act. The Company has registered all shares of Common Stock issuable upon exercise of the Warrants for sale under the Registration Statement of which this Prospectus is a part. Therefore, the cashless exercise procedure will be unavailable after the time the Registration Statement is declared effective.

     The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation or the Company's distribution to the holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) of the Company.

     The Company will not issue fractional shares or scrip representing fractional shares of Common Stock upon exercise of the Warrant. If, on exercise of the Warrant, the holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     Reference is made to the Warrant Agreements (which are filed as exhibits to the Registration Statement) for a complete description of the terms and conditions of the Warrants and the description of the Warrants contained herein is qualified in its entirety by reference thereto.

REGISTRATION RIGHTS AGREEMENT

     The Registration Rights Agreements for the Series B Preferred Stock and the Series C Preferred Stock (the "Registration Agreement") grants certain registration, demand and piggyback registration rights to the holders of the Preferred Stock and applies to shares of the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants. The Common Stock subject to the Registration Agreement is referred to herein as "Registered Securities."

     The Registration Agreement required the Company to file an initial registration statement (the "Initial Registration Statement") by October 8, 1996 (the "Series B Due Date") and January 16, 1997 and to use its best efforts to cause the Initial Registration Statement to become effective by April 16, 1997 (the "Series C Due Date" and together with the Series B Due Date, the "Due Date"). The Company filed the Initial Registration Statement Form S-1 (No. 333-21239), on February 6, 1997, which became effective on May 13, 1997.

     The Initial Registration Statement remained current, until the Company advised all Selling Shareholders on July 7, 1997 to no longer rely upon the Prospectus in connection with any sales of securities until the Company filed an amendment or a new Registration Statement. Because the Company was required to register additional shares for the benefit of the Series C Selling Shareholders it was required to file a new Registration Statement registering such shares and to file a Post Effective Amendment to Registration Statement No. 333-21239.

     This Registration Statement is the new Registration Statement and, in addition, also constitutes Post-Effective Amendment No. 1 to the Registrant's Initial Registration Statement. Pursuant to Rule 429 under the Securities Act, the Prospectus included in this Registration

Statement is a combined Prospectus that also relates to the Initial Registration Statement. In accordance with Section 8(c) of the Securities Act, Post-Effective Amendment No. 1 to the Initial Registration Statement shall hereafter become effective concurrent with the effectiveness of this Registration Statement.

     The Company delivered _________ penalty shares to the Series B and C Selling Shareholders as a result of the timing of the filing of the Initial Registration Statement. Further, due to unavailability of registered shares deliverable to the Series C Selling Shareholders, the Company delivered 7,412,156 restricted shares upon the conversion of 231 Series C Preferred Shares and deposited 5,545,000 restricted shares to the Custodial Agent as required by the Cash Disbursement and Stock Custodial Agreement, which was created for the Series C Selling Shareholders to assure them of immediately deliverable shares of Common Stock should they convert at declining market prices, requiring more shares.

     The Selling Shareholders have certain demand and piggyback registration rights, which in view of the Company's actions have not been demanded or requested as of this date and the Company does not anticipate such demand or request.

     In the event any Registrable Securities are included in a registration statement of the Company, to the extent permitted by law, the Company and the holders of the Preferred Stock and Warrants have agreed to indemnify and hold harmless each other against any losses, claims, damages, expenses, or liabilities (joint or several) (hereinafter referred to singularly as "Loss" and collectively as "Losses") to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations.

TRANSFER AGENT AND REGISTRANT

     The transfer agent and registrar for the Common Stock is Corporate Stock Transfer, Inc., 870 Seventeenth Street, Suite 2350, Denver, Colorado 80202.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have outstanding 37,953,525 shares of Common Stock (giving effect to the conversion of all B and C Preferred Shares and the exercise of 1,837,450 Warrants, but assuming no exercise of outstanding stock options). Of these shares, all of the 14,994,606 shares sold in the Offering will be freely transferable by persons other than "affiliates" of the Company, without restriction or further restriction under the Securities Act.

     Approximately 690,541 shares of Common Stock are "restricted" or "control" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption contained in Rule 144.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned his or her shares for at least two years, including an "affiliate" of the Company (as that term is defined under the Securities Act), is entitled to sell, within any three-month period, the number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the then outstanding shares during the four calendar weeks preceding each such sale. A person (or persons whose shares are aggregated) who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least three years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Affiliates, including members of the Board of Directors and senior management, continue to be subject to such limitations.

     The Company has filed a registration statement on Form S-8 to register 3,581,180 shares of Common Stock. The Company has reserved 14,000,000 shares of Common Stock under its 1995 Compensatory Stock Option Plan. As of September 30, 1997, 8,952,000 options were exercisable.

     Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could have an adverse impact on the market price of the Common Stock.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Common Stock will be passed upon for the Company by Kutak Rock, Denver, Colorado.

                                    EXPERTS

     The consolidated financial statements and schedules of Intercell Corporation and subsidiaries as of September 30, 1996 and 1995 and for the year ended September 30, 1996 and the eleven-month period ended September 30, 1995 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of the Company as of October 31, 1994 included in this Prospectus and Registration Statement have been audited by Mark Shelley, CPA, to the extent and for the periods indicated in their report, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statement and schedules of BMI as of December 18, 1996 and December 31, 1995 and for the periods ended December 18, 1996 and December 31, 1995 included in this Prospectus and Registration Statement have been audited by Matranga & Correia, independent certified public accountants, to the extent and for the periods indicated in their report, and are included in reliance upon such, reports given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements and schedules of Sigma 7 as of December 31, 1996 and for the eight-day period ended December 31, 1996 included in this Prospectus and Registration Statement have been audited by Matranga & Correia, independent certified public accountants, to the extent and for the period indicated in their report, and are included in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of prescribed fees. Such reports, proxy statements and other information may also be inspected at the offices of The National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006, which supervises the NASDAQ system in which the Common Stock is traded. In addition, the Commission maintains a worldwide web site that contains reports, proxy and information statements and other information regarding the Company, which the Company is required to file electronically with the Commission, at the following internet address: http://www.sec.gov.

                            ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-1, including amendments thereto, relating to the Common Stock and Warrants offered hereby (the "Registration Statement"). This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock and Warrants offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof, which may be obtained from the Commission in the manner set forth above. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission.

                                   GLOSSARY

     The following are definitions of certain technical terms used in this Prospectus.

     "Anode" means a positively charged electrode.

     "Ball Grid Array" or "BGA" means an advanced IC package in which the silicon die is attached to a high density substrate which is in turn placed on an array of small solder balls forming the base of the package. The Ball Grid Array is soldered directly to an electronic circuit, without using pins or wire leads coming out of the perimeter of the package.

     "Band Width" means a relative range of frequencies that can carry a signal without distortion on a transmission medium.


     "Cathode" means a negatively charged electrode.

     "Die" see "IC" and "IC Package."

     "Dielectric" means a nonconductive material, such as a plastic film or coating used to provide an insulating layer on a printed circuit or other substrate.

     "DIMM" means a dual inline memory module.

     "DRAM" means a dynamic random access memory chip. Currently, a DRAM is the most common memory chip used in computer memory modules.

     "Electrode" means a conductor through which an electric current passes.

     "Electron Gun" is an electron-emitting cathode and its surrounding assembly for directing, controlling and forcing a stream of electrons to a target. It is sold separately for use as an electron source in medical linear accelerators for generation of high energy x-rays.

     "Electron Power Tubes" or "Electron Tubes" are enclosed tubes, in which electrons act as the principal conductors of current between at least two electrodes. Electron tubes fall into two categories, oscillators and amplifiers. Oscillators are typically magnetrons and power grid tubes (triodes and tetrodes) and amplifiers are klystrons and traveling wave tubes.

     "Flexible Circuit" is a circuit manufactured from a Flexible Laminate. Flexible circuits can be single-sided, double-sided or multi-layer.

     "Frequency" means a measure of the energy, as one or more waves per second, in an electrical or lightwave information signal. A signal's frequency is stated in either cycles-per-second or Hertz.

     "GHz" means gigahertz (one billion cycles per second).

     "Hertz" or "Hz" means a measurement of electromagnetic energy, equivalent to one "wave" or one cycle per second.

     "High Density Substrate" are electronic circuits manufactured from thin film flexible laminates with very thin circuit traces down to 1 millimeter (.001").

     "High Power and High Frequency Triode Tubes and Tetrode Tubes" is an electron tube with three electrodes: an anode, a cathode and a controlling grid. Tetrode Tubes are similar to triode tubes except that it has four electrodes: an anode, cathode, a control grid and an additional grid. Tetrodes and triodes are used in RF induction heaters in the steel industry, AM-FM radio communications, plastic sealing units, wood gluing units, silicone crystal growing, induction heat treating of gears and other metals requiring hardening, environmental vibration tables and numerous other applications.

     "IC" and "IC Package" means an integrated circuit, which is a type of semiconductor in which a number of transistors and other elements are combined to form a more complicated circuit. These elements are fabricated in a small chip of silicon, known as a "silicon die," which is attached to a substrate and then encased in plastic, ceramic or other advanced forms of packaging to prevent damage and facilitate handling. This package is known as an IC package.

     "Interconnect" and "Interconnect Products" means a circuit used to provide electrical connection between components and electronic systems and also as a substrate to support electronic devices. Interconnect products are those products or methods of connection used to connect electrical components (e.g., a computer chip) to other substrates (e.g., a printed circuit board) which are required to operate electronic equipment.

     "KHz" means kilohertz (one thousand cycles per second).

     "Klystron Tube" is an electron tube in which bunching of electrons is produced by electric fields, which are then used for the amplification of microwave energy. Klystron tubes (both external cavity and internal cavity) are commonly used in UHF television transmission, medical and nonmedical accelerators, and navigational equipment.

     "Linear Accelerator" is a device in which charged particles are accelerated in a straight line by successive impulses from a series of electric fields. One of the principal uses of linear accelerators is in the medical field for the generation of high energy x-rays for therapeutic treatment of tumors.

     "Magnetron Tube" is a vacuum tube in which the flow of electrons is controlled by an exterior applied magnetic field to generate power at microwave frequencies (400 MHz to 18 GHz). The principal use of magnetrons is in industrial microwave cooking and heating units. Some of the applications are: drying foods such as pasta; pre-cooking bacon, potato chips and snacks; thawing of meats and butter; processing chicken: dewater oil and heat, and reprocess asphalt. Pulsed X-Band Magnetrons are used in radar and accelerator applications.

     "Memory Modules" is a generic term referring to a broad class of packaged memory chips.

     "MHz" means megahertz (one million cycles per second).

     "Multi-Chip Module" or "MCM" is a high performance IC package containing more than one silicon die on a single high density substrate.

     "OEMs" means original equipment manufacturers.

     "Panel" as used in the electronic industry means the substrate used to mount, package or attach electronic devices.

     "PI Technology" means the particle interconnect technology described and covered by certain patents and patent applications, know-how and trademarks assigned to the Company by Particle Interconnect, Inc.

     "Printed Circuit" is a generic term referring to a circuit fabricated by transferring a circuit pattern to a copper or other laminate through imaging, etching and plating processes.

     "Proprietary Electroplating Process" means the Company's proprietary trade secret electroplating process used to manufacture the products that will use the PI Technology.

     "Silicon Die" see "IC" above.

     "SIMM" means a single inline memory module.

     "Substrate" means a material that provides a supporting surface.

     "Vacuum Tube" means an electron tube having an internal vacuum sufficiently high to permit electrons to move with low interaction with any remaining gas molecules.

     "Wafer" means a thin slice of material, (e.g., silicon) used as a base for an electronic component for an integrated circuit.

     "Z-axis" means an electronic interconnect method that uses vertical butt contacts to connect two electronic components without the use of any horizontal wiping or sliding action.

                         INDEX TO FINANCIAL STATEMENTS

                             INTERCELL CORPORATION

                                                                                          Page
                                                                                          ----
Independent Auditors' Reports.........................................................F-5, F-6

Consolidated Balance Sheets - September 30, 1996 and September 30, 1995................... F-7

Consolidated Statements of Operations - Year ended September 30, 1996, Eleven-month period ended September 30, 1995 and the Year ended October 31, 1994...................... F-8

Consolidated Statements of Stockholders' Equity (Deficit) - Year ended September 30,
 1996, Eleven-month period ended September 30, 1995 and the Year ended
 October 31, 1994......................................................................... F-9

Consolidated Statements of Cash Flows - Year ended September 30, 1996, Eleven-month period ended September 30, 1995 and the Year ended October 31, 1994..................... F-10

Notes to Consolidated Financial Statements...........................................F-11-F-29

Schedule II - Valuation and Qualifying Accounts/*/....................................... F-30

Condensed Consolidated Balance Sheets - June 30, 1997 (unaudited)
         and September 30, 1996.......................................................... F-31

Condensed Consolidated Statement of Operations - Nine-month period ended
         June 30, 1997 and 1996 (unaudited).............................................. F-32

Condensed Consolidated Statement of Cash Flows - Nine-month period ended
         June 30, 1997 and 1996 (unaudited).............................................. F-33

Notes to Condensed Consolidated Financial Statements (unaudited).................... F-34-F-36


                          BMI ACQUISITION GROUP, INC.




Independent Auditor's Report on the Financial Statements
for the Year Ended December 31, 1995..................................................... F-37

Balance Sheet as of December 31, 1995............................................... F-38-F-39

Statement of Operations for the year ended December 31, 1995............................. F-40

 Statement of Changes in Shareholder's Equity for the year ended
     December 31, 1995................................................................... F-41

Statement of Cash Flows for the year ended
     December 31, 1995.............................................................. F-42-F-43

Notes to Financial Statements for the year ended
     December 31, 1995.............................................................. F-44-F-55

Independent Auditor's Report on Supplementary Operating Information...................... F-56

Schedule A-Cost of Good Sold............................................................. F-57

Schedule B-General and Administrative Expenses........................................... F-58

Independent Auditor's Report on the Financial Statements as of and
     for the eleven and a half month period ended December 18, 1996...................... F-59

Balance Sheet as of December 18, 1996............................................... F-60-F-61

Statement of Operations for the eleven and a half month period ended December 18, 1996............................................................. F-62

Statement of Changes in Shareholder's Equity for the eleven and a half month period ended December 18, 1996................................................ F-63

Statement of Cash Flows for the eleven and a half month period ended
     December 18, 1996.............................................................. F-64-F-65

Notes to Financial Statements December 18, 1996..................................... F-66-F-75

Independent Auditor's Report on Supplementary Operating Information...................... F-76

Schedule A-Cost of Good Sold............................................................. F-77

Schedule B-General and Administrative Expenses........................................... F-78


                              SIGMA 7 CORPORATION



Independent Auditor's Report on the Consolidated Financial Statements

     as of and for the period from
     December 19, 1996 to December 31, 1996.............................................. F-79

Consolidated Balance Sheet as of December 31, 1996.................................. F-80-F-81

 Consolidated Statement of Operations for the period from
     December 11, 1996 (date of inception) to December 31, 1996..........................  F-82

Consolidated Statement of Changes in Shareholder's Equity
     for the period from December 11, 1996 (date of inception) to
     December 31, 1996...................................................................  F-83

Consolidated Statement of Cash Flows for the period from December 11, 1996
     (date of inception) to December 31, 1996.......................................  F-84-F-85

Notes to Consolidated Financial Statements December 31, 1996........................  F-86-F-96

Independent Auditor's Report on Supplementary Operating Information......................  F-97

Schedule A-Cost of Good Sold.............................................................  F-98

Schedule B-General and Administrative Expenses...........................................  F-99

Unaudited Condensed Consolidated Balance Sheet, March 31, 1997........................... F-100

Unaudited Condensed Consolidated Statement of Operations of Sigma 7
     Corporation for the Three Months Ended March 31, 1997 and
     Unaudited Condensed Statement of Operations of BMI Acquisition
     Group, Inc. for the Three Months Ended March 31, 1996............................... F-101

Unaudited Condensed Consolidated Statement of Cash Flows of Sigma 7
     Corporation for the Three Months Ended March 31, 1997 and
     Unaudited Condensed Statement of Cash Flows of BMI Acquisitions
     Group, Inc. for the Three Months Ended March 31, 1996............................... F-102

Notes to Unaudited Interim Condensed Combined Financial Statements....................... F-103


                        PRO FORMA FINANCIAL INFORMATION



Pro Forma Condensed Combined Financial Information....................................... F-104

Unaudited Pro Forma Condensed Combined Balance Sheet June 30, 1997......................  F-105

Unaudited Pro Forma Combined Statement of Operations for the
     year ended September 30, 1996....................................................... F-106

Unaudited Pro Forma Combined Statements of Operations for the
     Nine Months Ended June 30, 1997..................................................... F-107

Notes to Unaudited Condensed Combined Pro Forma Financial Statements................ F-108-F-110

    /*/The remaining schedules for which provision is made in Regulation S-X are not required under the instructions contained therein, are inapplicable, or the information required is included in the financial statements or footnotes.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Intercell Corporation:


We have audited the accompanying consolidated balance sheets of Intercell Corporation and subsidiaries (the Company), formerly Modern Industries, Inc. and subsidiaries, as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 1996, and for the eleven-month period ended September 30, 1995.
In connection with our audits of the aforementioned consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intercell Corporation and subsidiaries as of September 30, 1996 and 1995, and the results of their operations and their cash flows for the year ended September 30, 1996, and for the eleven-month period ended September 30, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                           KPMG Peat Marwick LLP


                                                            San Jose, California
                                                                December 6, 1996

                               MARK SHELLEY, CPA
                             110 S. Mesa Drive #31
                              Mesa, Arizona 85210
                                (602) 833-4054

                         INDEPENDENT AUDITOR'S REPORT

The Shareholders and Board of Directors
Intercell Corporation:

     I have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows for the year ended October 31, 1994 of Intercell Corporation and subsidiary, formerly Modern Industries, Inc. and subsidiaries, (the Company). These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

     I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the year ended October 31, 1994 of Intercell Corporation and subsidiary in conformity with generally accepted accounting principles.

     This updated report above and corresponding financial statements do not include the balance sheet of the Company as of October 31, 1994. This balance sheet is not required to be included in the current 1996 filings. This balance sheet was included in previous filings of the Company. At those times an unqualified opinion was given for the October 31, 1994 balance sheet.

                                   Mark Shelley, CPA


March 14, 1995
Updated December 31, 1996

                    INTERCELL CORPORATION AND SUBSIDIARIES

                          Consolidated Balance Sheets

                                                                       September 30,
                                                                -----------------------------
                            Assets                                   1996            1995
                            ------                              --------------  -------------
Current assets:
  Cash and cash equivalents                                       $ 4,224,000         57,000
  Short-term investments                                            3,063,000              -
  Accounts receivable, less allowance for returns
   and doubtful accounts of $255,000 and $81,000
   in 1996 and 1995, respectively                                     746,000        637,000
  Inventories                                                       1,066,000        773,000
  Prepaid expenses and other current assets                           102,000         79,000
  Investment land held for sale                                     1,424,000              -
  Equipment held for sale                                                   -        250,000
                                                                  -----------     ----------

       Total current assets                                        10,625,000      1,796,000

Property, plant, and equipment, net                                 1,418,000        885,000
Goodwill and other intangible assets, net                           1,583,000        388,000
Other assets                                                          200,000              -
                                                                  -----------     ----------
                                                                  $13,826,000      3,069,000
                                                                  ===========     ==========

Liabilities and Stockholders' Equity
------------------------------------

Current liabilities:
  Loan payable to bank                                            $         -        190,000
  Note payable                                                        266,000         71,000
  Notes payable to related parties                                    932,000        495,000
  Current portion of long-term debt                                   120,000          2,000
  Accounts payable and accrued liabilities                            742,000        829,000
  Accounts payable to related parties                                       -        212,000
                                                                  -----------     ----------

       Total current liabilities                                    2,060,000      1,799,000

Long-term debt, less current portion                                   86,000         48,000

Commitments

Stockholders' equity:
  Convertible preferred stock; 10,000,000 shares authorized:
    Series A; 210,000 shares issued and outstanding
    as of September 30, 1995                                                -        250,000
  Series B; 787 shares issued and outstanding
    as of September 30, 1996 (liquidation preference
    of $10,225 per share)                                           5,533,000              -
Warrants to acquire common stock                                    1,870,000              -
Common stock; no par value; 100,000,000 shares authorized;
  15,734,229 and 10,409,244 shares outstanding, respectively       12,187,000      3,109,000
Deferred compensation                                                (331,000)             -
Accumulated deficit                                                (7,579,000)    (2,137,000)
                                                                  -----------     ----------

       Total stockholders' equity                                  11,680,000      1,222,000
                                                                  -----------     ----------

                                                                  $13,826,000      3,069,000
                                                                  ===========     ==========

See accompanying notes to consolidated financial statements.

                     INTERCELL CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Operations

                                                                  Eleven-month
                                                Year ended        period ended      Year ended
                                               September 30,      September 30,     October 31,
                                                   1996               1995             1994
                                              --------------     --------------    ------------
Net sales                                       $ 3,405,000          3,768,000       2,066,000
Cost of goods sold                                2,830,000          2,884,000       1,208,000
                                                -----------         ----------       ---------

  Gross profit                                      575,000            884,000         858,000

Selling, general, and
  administrative expenses                         5,683,000          1,317,000       1,182,000
Research and development                             88,000                  -               -
                                                -----------         ----------       ---------

    Operating loss                               (5,196,000)          (433,000)       (324,000)

Other income (expense):
  Interest income                                    36,000                  -               -
  Interest expense                                  (90,000)           (88,000)         (3,000)
  Loss on investments                                     -           (795,000)              -
  Other                                             (33,000)            (3,000)        (16,000)
                                                -----------         ----------       ---------

                                                    (87,000)          (886,000)        (19,000)
                                                -----------         ----------       ---------
     Loss before income taxes                    (5,283,000)        (1,319,000)       (343,000)

Income taxes                                              -              2,000          19,000
                                                -----------         ----------       ---------

     Net loss                                    (5,283,000)        (1,321,000)       (362,000)

Deemed Preferred Stock Dividend
   relating to in-the-money
   conversion terms                               1,624,648                 --              --
                                                -----------         ----------       ---------

Net loss applicable to common stockholders       (6,907,648)        (1,321,000)       (362,000)
                                                ===========         ==========       =========

Net loss per common share                       $      (.54)              (.18)           (.08)
                                                ===========         ==========       =========

Weighted average number of shares of
  common stock outstanding                       13,072,683          7,391,275       4,828,007
                                                ===========         ==========       =========

See accompanying notes to consolidated financial statements.

                    INTERCELL CORPORATION AND SUBSIDIARIES

           Consolidated Statements of Stockholders' Equity (Deficit)

           Year ended September 30, 1996, eleven-month period ended
              September 30, 1995, and year ended October 31, 1994

                                                                     Convertible
                                                                    Prefered stock          Warrants              Common Stock
                                                                 ----------------------    to acquire          --------------------
                                                                  Shares         Amount    common stock        Shares        Amount
                                                                 -------         ------    ------------        -------       ------
Balances as of October 31, 1993                                        -     $        -           -          2,352,081  $     7,000
Conversion of debt to equity                                           -              -           -            676,777        2,000
Shares issued in exchange for prepaid promotion                        -              -           -             35,637            -
Shares issued in exchangefor consulting services                       -              -           -             14,255            -
Acquisition of California Tube Laboratory, Inc.                        -              -           -            762,031        2,000
Employment contract buy out                                            -              -           -            222,572        1,000
Shares issued in exchange for microwave technology                     -              -           -            178,188          500
Shares issued in exchange for services                                 -              -           -            178,188          500
Purchase of treasury stock                                             -              -           -                  -            -
Net loss                                                               -              -           -                  -            -
                                                                 -------     ----------     -------         ----------   ----------

Balances as of October 31, 1994                                        -              -           -          4,419,729       13,000

Shares issued in lieu of interest payment to related party             -              -           -             17,819            -
Shares issued in exchange for investment in American Microcell         -              -           -            712,751        2,000
Shares issued in private placement                                     -              -           -             85,530            -
Contribution to ESOP                                                   -              -           -            176,362        1,000
Conversion of additional paid-in capital to common stock               -              -           -                  -    3,093,000
Acquisition of Intercell                                         210,000        250,000           -          4,997,053            -
Net loss                                                               -              -           -                  -            -
                                                                --------     ----------   ---------         ----------   ----------
Balances as of September 30,1995                                 210,000        250,000           -         10,409,244    3,109,000

Repurchase of shares of Series A preferred stock                (210,000)      (250,000)          -                  -            -
Shares of Series B preferred stock and warrants
 issued in private placement,
 net of issuance costs of $1,100,000                               1,000      7,030,000   1,870,000                  -            -

Shares issued in exchange for land                                     -              -           -            400,000     1,000,00
Contribution to ESOP                                                   -              -           -            126,761       158,00
Shares issued to effect business combination with
 Particle Interconnect, Inc. treated as an immaterial pooling          -              -           -          1,400,000        8,000
Deferred compensation related to stock option grants                   -              -           -                  -     4,017,00
Amortization of deferred compensation                                  -              -           -                  -            -
Exercise of stock options                                              -              -           -          2,295,180    1,342,000
Conversion of Series B preferred stock to common stock              (213)    (1,497,000)          -            588,880    1,497,000
Shares issued in exchange for services                                 -              -           -            236,386        56,00
Shares to be issued for acquisition of M.C. Davis Net loss             -              -           -            277,778     1,000,00
Net loss                                                               -              -           -                  -            -
                                                                  ------     ----------   ---------         ----------  -----------

Balances as of September 30, 1996                                    787     $5,533,000   1,870,000         15,734,229  $12,187,000
                                                                  ======     ==========   =========         ==========  ===========

                                                                                                            Total
                                                                Additional                               stockholders'
                                                                  paid-in    Deferred       Accumulated     equity
                                                                   capital  compensation      deficit      (deficit)
                                                                 ---------  ------------     ---------     ---------

Balances as of October 31, 1993                                    242,000             -      (454,000)     (205,000)
Conversion of debt to equity                                       473,000             -             -       475,000
Shares issued in exchange for prepaid promotion                     50,000             -             -        50,000
Shares issued in exchangefor consulting services                    20,000             -             -        20,000
Acquisition of California Tube Laboratory, Inc.                  1,067,000             -             -     1,069,000
Employment contract buy out                                        311,000             -             -       312,000
Shares issued in exchange for microwave technology                 250,000             -             -       250,500
Shares issued in exchange for services                              69,000             -             -        69,500
Purchase of treasury stock                                        (206,000)            -             -      (206,000)
Net loss                                                                 -             -      (362,000)     (362,000)
                                                                 ---------  ------------    ----------     ---------

Balances as of October 31, 1994                                  2,276,000             -      (816,000)    1,473,000

Shares issued in lieu of interest payment to related party          13,000             -             -        13,000
Shares issued in exchange for investment in American Microcell     498,000             -             -       500,000
Shares issued in private placement                                  60,000             -             -        60,000
Contribution to ESOP                                               246,000             -             -       247,000
Conversion of additional paid-in capital to common stock        (3,093,000)            -             -             -
Acquisition of Intercell                                                 -             -             -       250,000
Net loss                                                                 -             -    (1,321,000)   (1,321,000)
                                                                ----------  ------------   -----------    ----------
Balances as of September 30,1995                                         -             -    (2,137,000)    1,222,000

Repurchase of shares of Series A preferred stock                         -             -             -      (250,000)
Shares of Series B preferred stock and warrants
 issued in private placement,
 net of issuance costs of $1,100,000                                     -             -             -     8,900,000
Shares issued in exchange for land                                       -             -             -     1,000,000
Contribution to ESOP                                                     -             -             -       158,000
Shares issued to effect business combination with
 Particle Interconnect, Inc. treated as an immaterial pooling            -             -      (159,000)     (151,000)
Deferred compensation related to stock option grants                     -    (4,017,000)            -             -
Amortization of deferred compensation                                    -     3,686,000             -     3,686,000
Exercise of stock options                                                -             -             -     1,342,000
Conversion of Series B preferred stock to common stock                   -             -             -             -
Shares issued in exchange for services                                   -             -             -        56,000
Shares to be issued for acquisition of M.C. Davis Net loss               -             -             -     1,000,000
Net loss                                                                 -             -    (5,283,000)   (5,283,000)
                                                                ----------  ------------   -----------    ----------
Balances as of September 30, 1996                                        -      (331,000)   (7,579,000)   11,680,000
                                                                ==========  ============   ===========    ==========

See accompanying notes to consolidated financial statements.

                     INTERCELL CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                                                                              Eleven-month
                                                               Year ended     period ended    Year ended
                                                             September 30,   September 30,   October 31,
                                                                  1996            1995           1994
                                                                  -----           -----          ----
Cash flows from operating activities:
  Net loss                                                     $(5,283,000)     (1,321,000)     (362,000)
  Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
    Depreciation and amortization                                   59,000          97,000       136,000
    Loss on investments                                                  -         795,000       102,000
    Loss on sale of property                                        36,000               -             -
    Common stock issued for interest, services                      56,000          13,000             -
    Accrual of ESOP contributions                                        -         158,000       247,000
    Amortization of deferred compensation                        3,686,000               -             -
    Changes in operating assets and liabilities:
      Accounts receivable                                           47,000        (167,000)      119,000
      Inventories                                                  (28,000)       (275,000)     (208,000)
      Prepaid expenses and other current assets                     21,000          32,000             -
      Accounts payable and accrued liabilities                     (79,000)        344,000       326,000
      Accounts payable to related parties                         (212,000)        123,000             -
                                                               -----------      ----------      --------
        Net cash (used in) provided by operating
          activities                                            (1,697,000)       (201,000)      360,000
                                                               -----------      ----------      --------

Cash flows from investing activities:
  Acquisition of property, plant, and equipment                   (273,000)        (31,000)      (19,000)
  Acquisition of land                                              (57,000)              -             -
  Other assets                                                    (142,000)          9,000        (8,000)
  Cash acquired in connection with acquisitions                    167,000               -       262,000
  Purchase of short-term investments                            (3,063,000)              -             -
  Proceeds from sale of property                                   174,000               -             -
                                                               -----------      ----------      --------
    Net cash (used in) provided by investing activities         (3,194,000)        (22,000)      235,000
                                                               -----------      ----------      --------

Cash flows from financing activities:
  Proceeds from (payments on) loan payable to bank                (190,000)        190,000             -
  Payments on notes payable to related parties                    (495,000)       (460,000)            -
  Proceeds from notes payable                                            -         110,000             -
  Payments on note payable                                         (71,000)        (40,000)            -
  Proceeds from issuance of Series B preferred
    stock and warrants                                           8,900,000               -             -
  Stockholders' repayment                                                -               -      (175,000)
  Proceeds from sale of common stock                             1,342,000          60,000             -
  Repayments of long-term debt                                    (428,000)              -             -
                                                               -----------      ----------      --------

    Net cash provided by (used in) financing activities          9,058,000        (140,000)     (175,000)
                                                               -----------      ----------      --------

Net increase (decrease) in cash and cash equivalents             4,167,000        (363,000)      420,000

Cash and cash equivalents beginning of year/period                  57,000         420,000             -
                                                               -----------      ----------      --------

Cash and cash equivalents end of year/period                   $ 4,224,000          57,000       420,000
                                                               ===========      ==========      ========

See accompanying notes to consolidated financial statements.

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

               September 30, 1996 and 1995 and October 31, 1994


(1)  DESCRIPTION OF BUSINESS

     General

     Intercell Corporation (the Company or Intercell), is a Colorado corporation that invests in companies in the technology industries.

     Acquisition of Energy Corporation (formerly known as Modern Industries,
     Inc.)

     In July 1995, Intercell entered into an Agreement and Plan of Reorganization with Modern Industries, Inc., a Delaware corporation. Modern Industries Inc. subsequently changed its name to Energy Corporation ("Energy"). The Company issued 5,412,191 shares of common stock to Energy in exchange for all of the assets and liabilities of Energy and its wholly owned subsidiary, California Tube Laboratory, Inc. (CTL).

     The 5,412,191 shares issued to Energy represented approximately 52% of the Company's outstanding common stock upon completion of the transaction. As such, the transaction was treated for financial reporting purposes as a purchase of Intercell by Energy. The assets of Intercell have been recorded at their estimated fair value at the date of acquisition and Intercell's results of operations have been included in the consolidated statements of operations subsequent to the date of the acquisition. Energy's historical share amounts have been adjusted on a retroactive basis in a manner similar to a reverse stock split.

     The following table presents unaudited pro forma results of operations as if the acquisition of Intercell had occurred on November 1, 1993. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of fiscal 1994 or of results which may occur in the future.

                                            1995        1994
                                         ----------  ----------
     Net sales                           $3,768,000  $2,173,000
     Operating loss                         512,000     266,000
     Net loss                             1,397,000     308,000
     Net loss per common share                 0.23        0.09

     Distribution of Common Stock

     On July 8, 1996, Energy, which does not currently conduct any operations and whose only assets consist of the Company's Common Stock, and the Company entered into a certain Plan of

                                      F-11                           (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     Liquidating Dissolution (the "Plan"). The Plan was approved by a majority of the shareholders of Energy on October 21, 1996. The 5,412,191 shares of Common Stock owned by Energy will be distributed to the beneficial owners of the shares of common stock of Energy as of July 8, 1996, on a pro-rata basis over a period of three years.

     Acquisition of California Tube Laboratory, Inc.

     In May 1994, Energy acquired all of the issued and outstanding shares of CTL for 762,031 shares of its common stock (valued at $1,069,000) and notes payable to two major stockholders of CTL for $956,000. Energy also bought out an employment contract with a former owner of CTL for 222,572 shares of Energy common stock (valued at $311,000).

     CTL is an electronic parts manufacturer located in Northern California. CTL manufactures, rebuilds, and repairs magnetrons, klystrons, high power triodes and tetrodes, electron guns, and linear accelerators for customers located primarily in the United States.

     Acquisition of Particle Interconnect, Inc.

     In September 1996, Intercell formed a wholly owned subsidiary, Particle Interconnect Corp. (PI Corp.), a Colorado corporation, which merged with Particle Interconnect, Inc. (Particle), a California corporation.
     Particle, located in Colorado Springs, Colorado, is engaged in the development and manufacturing of particle-coated substrates for integrated circuits using patented particle interconnect technology (the "PI Technology") and a proprietary trade secret electroplating process (the "Proprietary Electroplating Process"). At the time of the acquisition, Particle owned rights to the PI Technology and the Proprietary Electroplating Process and was developing an initial production line for the manufacture of particle coated substrates at its manufacturing facility. The Company exchanged 1,400,000 shares of Intercell common stock for all of the outstanding stock of Particle. The transaction was accounted for by the pooling-of-interest method of accounting. The results of operations of Particle are not material to the Company's consolidated financial position, results of operations, and cash flows. Accordingly, the consolidated financial statements for periods prior to the date of acquisition have not been restated, except for loss per common share information. The weighted average number of shares of common stock outstanding and loss per common share has been restated for all periods presented to reflect the 1,400,000 shares of common stock issued in the transaction.

     The book value of Particle at the date of acquisition was as follows:

          Assets acquired                 $ 273,000
          Liabilities assumed              (424,000)
                                           --------

          Stockholders' deficit           $(151,000)
                                          =========

                                     F-12                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     At the date of acquisition, stockholders' deficit was comprised of $8,000 common stock and ($159,000) accumulated deficit.

     Acquisition of A.C. Magnetics, Inc.

     On September 30, 1996, Intercell formed a wholly owned subsidiary, Cellular Magnetics Inc., an Arizona corporation, which acquired all the assets and liabilities of A.C. Magnetics, Inc., dba M.C. Davis, Co. Inc. (M.C. Davis), in exchange for 277,778 shares of Intercell common stock (valued at $1,000,000) and an $800,000 note. M.C. Davis is a manufacturer and distributor of electrical devices and equipment with manufacturing facilities near Phoenix, Arizona, and in the province of Sonora, Mexico. The transaction was accounted for by the purchase method of accounting.
     The results of operations for M.C. Davis have not been included in the Company's consolidated results of operations as the transaction occurred on the last day of Intercell's fiscal year. The total purchase price of $1,800,000 has been allocated to the net assets acquired based on their relative fair values as follows:

          Current assets                          $  544,000
          Property, plant, and equipment             383,000
          Goodwill and other intangibles           1,223,000
          Current liabilities                       (293,000)
          Other liabilities assumed                  (57,000)
                                                  ----------

               Total purchase price               $1,800,000
                                                  ==========

     The following table presents unaudited pro forma results of operations as if the acquisition had occurred on November 1, 1994. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 1995, or indicative of results which may occur in the future.

                                     1996          1995
                                     ----          ----
     Net sales                    $5,164,000    5,471,000
     Operating loss                5,323,000      531,000
     Net loss                      5,427,000    1,451,000
     Net loss per common share           .53          .20

                                     F-13                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     Change in Fiscal Year

     During the 11-month period ended September 30, 1995, Intercell changed its fiscal year-end to September 30. Previously, Intercell had an October 31 year-end. The accompanying consolidated financial statements include the results of operations and cash flows of Intercell for the year ended September 30, 1996, the 11-month period ended September 30, 1995, and the year ended October 31, 1994.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash Equivalents and Short-Term Investments

     Cash equivalents are highly liquid investments with a maturity of less than three months at the date of purchase. Short-term investments consist of certificates of deposit and short-term debt securities with maturities greater than three months and less than one year. As of September 30, 1996, the Company's investments consisted of U.S. government treasury bills of $3,925,000 and certificates of deposit of $126,000. As of September 30, 1996, investment securities of $988,000 and $3,063,000 are classified as cash equivalents and short-term investment, respectively.

     Investments in debt securities are classified as "available for sale." Such investments are recorded at fair value, as determined from quoted market prices, and the cost of securities sold is determined based on the specific identification method. Unrealized gains and losses, if any, are reported as a component of stockholders' equity. Unrealized gains and losses were not significant for any period presented.

     Revenue Recognition

     Revenues are recognized when earned, generally upon product shipment. Provision is made for estimated customer returns and warranty costs at the time of sale.

                                     F-14                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     Inventories

     Inventories generally are stated at the lower of cost (first in, first out) or market. Costs incurred in the manufacture of new tubes is recorded on a standard cost basis, which approximates the first-in, first-out method, with the costs of raw materials, labor, and overheads adjusted periodically when actual costs change. Each tube repair is unique and is costed out on a specific item basis with costs accumulated as incurred. Tubes rebuilt for the U.S. government follow governmental cost allocation guidelines.

     Property, Plant, and Equipment

     Property, plant, and equipment are stated at cost. Depreciation expense is provided by use of the accelerated and straight-line methods over the estimated useful lives of the assets, generally 5 to 12 years for furniture, equipment, and vehicles and 31 years for buildings.

     Goodwill and Other Intangibles

     Goodwill and other intangibles, which include costs in excess of fair value of net assets of businesses acquired, proprietary technology, and trade names are being amortized over 3 to 15 years using the straight-line method. The Company periodically evaluates the carrying amount of its intangibles to determine whether any impairment of the assets has occurred based on estimated undiscounted future cash flows. This evaluation necessarily involves significant management judgment and actual results could differ from the estimates and forecasts used. There were no adjustments to the carrying value of intangible assets resulting from these evaluations in 1996, 1995, and 1994. Accumulated amortization amounted to $61,000 and $28,000 as of September 30, 1996 and 1995, respectively.

     Income Taxes

     Income taxes are accounted for by the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                                     F-15                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     Net Loss Per Common Share

     Net loss per common share is computed by dividing the sum of net loss and deemed preferred stock dividend by the weighted average number of common shares and dilutive common equivalent shares outstanding during each period presented. Net loss per common share in the accompanying 1996 consolidated statement of operations has been increased by nine cents per share from amounts previously reported to reflect a deemed dividend on Series B Preferred Stock in accordance with recently published views of the Staff of the Securities and Exchange Commission (Note 7). Common equivalent shares consist of stock options that are computed using the treasury stock method.

     Recent Accounting Pronouncements

     The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting, for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 will be effective for fiscal years beginning after December 15, 1995, and requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will adopt SFAS No. 121 in fiscal 1997 and does not expect its provisions to have a material effect on the Company's consolidated results of operations.

     FASB also has issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 will be effective for fiscal years beginning after December 15, 1995, and will require that the Company either recognize in its consolidated financial statements costs related to its employee stock-based compensation plans, such as stock option and stock purchase plans, or make pro forma disclosures of such costs in a footnote to the consolidated financial statements.

     The Company expects to continue to use the intrinsic value-based method of Accounting Principles Board Opinion No. 25, as allowed under SFAS No. 123, to account for all of its employee stock-based compensation plans. Therefore, in its consolidated financial statements for fiscal 1997, the Company will make the required pro forma disclosures in a footnote to the consolidated financial statements. SFAS No. 123 is not expected to have a material effect on the Company's consolidated results of operations or financial position.

                                     F-16                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(3)  BALANCE SHEET COMPONENTS

     Inventories

     A summary of inventories follows:

                                                September 30,
                                         -------------------------
                                             1996           1995
                                             ----           ----
         Raw materials                   $  422,000       296,000
         Work in process                    453,000       477,000
         Finished goods                     191,000             -
                                         ----------       -------

                                         $1,066,000       773,000
                                         ==========       =======

     Property, Plant, and Equipment

     A summary of property, plant, and equipment follows:

                                                September 30,
                                         -------------------------
                                             1996           1995
                                             ----           ----
         Furniture and fixtures          $  339,000         76,000
         Equipment and machinery            845,000        690,000
         Land and buildings                 282,000        230,000
         Leasehold improvements              71,000              -
         Vehicles                            23,000              -
                                         ----------        -------

                                          1,560,000        996,000

         Less accumulated depreciation      142,000        111,000
                                         ----------        -------

                                         $1,418,000        885,000
                                         ==========        =======

                                     F-17                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     Accounts Payable and Accrued Liabilities

     A summary of accounts payable and accrued liabilities follows:

                                                September 30,
                                         -------------------------
                                             1996           1995
                                             ----           ----
         Accounts payable                $ 376,000         208,000
         Warranty reserves                 130,000         130,000
         Accrued employee compensation     191,000         153,000
         Accrued ESOP contribution               -         158,000
         Other liabilities                  45,000         180,000
                                         ---------         -------

                                         $ 742,000         829,000
                                         =========         =======

(4)  SUPPLEMENTAL CASH FLOW INFORMATION

     For the year ended September 30, 1996, and the 11-month period ended September 30, 1995, cash paid by the Company for interest was $87,000 and $15,000, respectively. Cash paid by the Company for interest in 1994 was not significant.

                                     F-18                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     A summary of noncash investing and financing activities follows:

                                                                       Eleven-month
                                                         Year ended    period ended   Year ended
                                                        September 30,  September 30,  October 31,
                                                            1996           1995          1994
                                                            ----           ----          ----
Shares issued in acquisition of Intercell                  $        -        250,000            -
Shares issued in exchange for investment in
  American Microcell                                                -        500,000            -
Shares issued in exchange for microwave technology                  -        250,000            -
Contribution to ESOP                                          158,000        247,000            -
Shares issued in lieu of interest payment to
  related party                                                     -         13,000            -
Shares issued in acquisition of CTL                                 -              -    2,025,000
Conversion of debt to equity                                        -              -      475,000
Shares issued in exchange for prepaid promotion                     -              -      140,000
Employment contract buy out                                         -              -      311,000
Shares issued in exchange for microwave technology                  -              -      250,000
Shares issued in exchange for services                         56,000              -            -
Shares issued in exchange for land                          1,000,000              -            -
Debt assumed in land acquisition                              367,000              -            -
Shares to be issued for acquisition of M.C. Davis           1,000,000              -            -
Debt incurred in acquisition of M.C. Davis                    800,000              -            -
Shares issued in acquisition of Particle
  common stock and net liabilities assumed,
  accounted for as an immaterial pooling                      151,000
Deferred compensation related to stock option grants        4,017,000              -            -
Repurchase of shares of Series A preferred stock              250,000              -            -
Conversion of Series B preferred stock to
  common stock                                              1,497,000              -            -

(5)  EQUIPMENT HELD FOR SALE

     On December 29, 1994, Intercell executed an Asset Purchase Agreement with Asia Skylink Corp. to acquire microwave transmission and associated support equipment in exchange for 210,000 shares of Series A redeemable convertible preferred stock. In August 1996, the shares were returned to the Company, and the equipment was returned to Asia Skylink, Corp. No gain or loss was recognized by the Company in connection with the reversal of this transaction.

(6)  BORROWINGS

     Loan Payable to Bank

     In June 1995, the Company obtained a revolving loan for up to $500,000 based on a percentage of eligible assets. This loan expires on December 31, 1996, bears interest at the bank's base rate

                                     F-19                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     (8.25% as of September 30, 1996) plus 1/2% for administration fees and an additional 6%, and is secured by all assets of the Company.

     Note Payable

     The note payable of $266,000 is unsecured, with principal and interest of 12% per annum due on June 24, 1997. The note payable and accrued interest were paid in full in October 1996.

                                     F-20                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

     Long-Term Debt

     Long-term debt is summarized as follows:

                                                                 September 30,
                                                                ----------------
                                                                  1996     1995
                                                                --------  ------
Note payable to bank; interest at prime plus 2%; due
 April 4, 1997; collateralized by various assets; repaid
 in October 1996                                                $100,000       -

Note payable; noninterest bearing; due June 1998;
 collateralized by building                                       47,000       -

Note payable to bank; interest at 9.75%;
 due in 36 monthly payments of $481;
 collateralized by a vehicle; repaid in October 1996              15,000       -

Note payable to bank; interest at 9.75%; due May 2008;
 secured by real property; repaid in April 1996                        -  50,000

Other                                                             44,000       -
                                                                --------  ------

                                                                 206,000  50,000
Less current portion                                             120,000   2,000
                                                                --------  ------

 Long-term debt, net                                            $ 86,000  48,000
                                                                ========  ======

     Future maturities of long-term debt as of September 30, 1996, are as follows:

                Year ending
               September 30,
               -------------
                   1997            $120,000
                   1998              86,000
                                   --------

                   Total           $206,000
                                   ========

                                     F-21                            (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(7)  STOCKHOLDERS' EQUITY

     Preferred Stock

     As of September 30, 1996 and 1995, the Company is authorized to issue 10,000,000 shares of preferred stock.

     In December 1994, the Company issued 210,000 shares of Series A redeemable convertible preferred stock (Series A preferred) in exchange for microwave transmission equipment. During 1996, the Series A preferred shares were surrendered to and canceled by the Company in exchange for the return of the microwave transmission equipment (see Note 5).

     In July 1996, the Company issued 1,000 shares of Series B redeemable convertible preferred stock (Series B preferred) and detachable warrants for proceeds of $8,900,000 (net of issuance costs of $1,100,000). Each share of Series B preferred stock is convertible into common stock at the exchange rate in effect at the time of the conversion, as described in the preferred stock agreements, and is subject to appropriate adjustment for common stock splits, stock dividends, and other similar transactions. Conversion of the Series B preferred is automatic upon the expiration of three years from the original date of issuance. At the date of issuance, the exchange rate was equal to 85% of the then prevailing market rate, resulting in a deemed dividend of $1,764,704. The Company recognized $1,624,648 of the dividend in its fiscal 1996 net loss per common share calculation. The amount recognized was calculated on a pro rata basis over the period beginning with the issuance of the security to the first date conversion could occur.

     The Series B preferred contain a liquidation preference equal to the original issue price plus 10% of the original issue price per annum to the date of liquidation. Series B preferred shares are not entitled to voting rights.

     Each share of Series B preferred is accompanied by a detachable warrant to purchase a number of shares of common stock of the Company equal to 30% of the original aggregate purchase price of the shares of Series B preferred divided by a fixed conversion rate of $3.9375 per share, exercisable 105 days after original issuance. As of September 30, 1996, warrants to acquire 1,092,063 shares of common stock were outstanding. The warrants will expire if not exercised by July 1, 2001.

     Stock Options

     In July 1995, Intercell established a Compensatory Stock Option Plan (the
     Plan) and reserved 5,000,000 shares of common stock for issuance under the Plan. In June 1996, an additional 2,000,000 shares were reserved for issuance under the Plan. Incentive stock options can be granted under the Plan, at prices not less than 110% of the fair market value of the stock at the date of grant, and nonqualified options can be granted at not less than 50% of the stock's fair

                                                                     (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


     market value at the date of grant or the date the exercise price of any such option is modified. All stock options expire 10 years from the date of grant.

     A summary of stock option activity under the Plan follows:

                                           Shares          Options outstanding
                                                           -------------------
                                          available                    Price
                                          for grant        Shares    per share
                                          ---------        ------    ---------
     Balances as of July 1995              5,000,000            -   $          -

     Options granted                      (1,600,000)   1,600,000           0.50
                                           ---------    ---------    -----------

     Balances as of September 30, 1995     3,400,000    1,600,000           0.50

     Additional shares authorized          2,000,000            -              -
     Options granted                      (4,841,000)   4,841,000    0.50 - 4.00
     Options canceled                        150,000     (150,000)          0.50
     Options exercised                             -   (2,295,000)   0.50 - 2.00
                                           ---------    ---------    -----------

     Balances as of September 30, 1996       709,000    3,996,000    0.50 - 4.00
                                           =========    =========

     As of September 30, 1996, options to purchase approximately 3,366,000 shares of common stock were exercisable.

     Options granted during 1996 include 2,791,180 granted to nonemployees for legal services, placement agent services, consulting services and product promotion services. Nonemployee stock options were generally granted at discounts ranging from 15% to 90% of the quoted market value of the stock on the date of grant with prices ranging between $.50 per share and $4.75 per share, and expire 10 years from the date of the grant. Options to acquire 2,391,180 shares that were granted to nonemployees were exercisable immediately upon grant. The remaining options to acquire 400,000 shares vest, as to 150,000 shares, on December 1, 1996 and 1997 and, as to 100,000 shares, on December 1, 1998.

     The Company recorded deferred compensation of $4,017,000 for the difference between the exercise price and the fair value of the common stock related to stock options granted in 1996. Certain of the options vested immediately and, therefore, the related compensation expense of $3,686,000 was recorded at the grant date. The compensation expense has been included in selling, general and administrative expenses in the accompanying 1996 consolidated statement of operations. The remaining deferred compensation will be amortized over the vesting period of the options, generally four years.

                                                                     (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(8)  EMPLOYEE STOCK OWNERSHIP PLAN

     CTL has established an Employee Stock Ownership Plan (the Employee Plan) and a related trust for substantially all of its eligible employees. To participate in the Employee Plan, employees must have worked at least 1,000 hours during the year and must be employed at the end of the plan year. Participants do not vest until their third year of employment and then vest 20% per year through year seven. Employer contributions are voluntary and generally are based on a percentage of eligible payroll, limited to 15%.
     In 1995, the Company elected to contribute 126,761 shares of the Company's common stock valued at $158,000 to the Employee Plan. The Employee Plan was terminated in 1996, and, as such, the Company has not made any additional contributions.

(9)  PURCHASE OF AMERICAN MICROCELL

     During fiscal 1995, the Company acquired approximately 15% of the outstanding stock of American Microcell in exchange for 712,751 shares of common stock at a deemed value of approximately $0.70 per share. American Microcell was engaged in the research and development of improved technologies for cellular phones. However, American Microcell proved unsuccessful in its efforts to finance continuing development of technologies acquired, and the rights to these technologies reverted to the original developers. Accordingly, the Company's investment in American Microcell has been written off as a charge to income in the accompanying 1995 consolidated statement of operations.

(10) ADVANCES TO INTERPRETEL, INC.

     In anticipation of a merger, the Company advanced $100,000 to Interpretel, Inc. in January 1995. The proposed merger was not completed and Interpretel, Inc. repaid $45,000 of the advance and will issue 100,000 shares of Wavetech, Inc. common stock to the Company in fiscal 1997.

(11) RELATED PARTY TRANSACTIONS

     Notes Payable

     As of September 30, 1995, the Company had an outstanding promissory note due to a former owner of CTL in the amount of $495,000, bearing interest at 8%. The note was repaid during fiscal 1996.

     As of September 30, 1996, the Company had an outstanding promissory note due to a former owner and current president of M.C. Davis in the amount of $80,000, bearing interest at 8%, due December 15, 1996. The note was repaid in October 1996.

     As of September 30, 1996, the Company had an outstanding promissory note due to a former owner of Particle in the amount of $52,000, bearing interest at 8%, due on demand.

                                                                     (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


     The Company has noninterest bearing notes payable totaling $800,000 due to the former owners of M.C. Davis in consideration for the purchase of M.C. Davis consummated on September 30, 1996 (see Note 1). The notes were paid in full in October 1996.

     Purchase of Land

     During April 1996, the Company entered into an agreement with a related party whereby in exchange for 400,000 shares of the Company's common stock (valued at $1,000,000) and assumption of mortgages of $367,000, the Company acquired development land located in Arizona. In connection with the exchange, the Company incurred acquisition costs of $57,000. The land, including acquisition costs, is recorded on the accompanying 1996 consolidated balance sheet as investment land held for sale.

     Purchase and Sale of Microwave Technology

     In June 1994, the Company purchased one half of the rights to a technology that utilizes microwaves to enhance the production of oil wells for 178,188 shares of its common stock. The Company already owned the one half interest in the technology. In January 1995, the Company sold these rights to Reland International, Inc. (Reland) for certain royalty payouts and a note receivable with a face amount of $1,250,000, bearing interest at 6%, with accrued interest payable annually on or before January 15 of each year, and principal payable on or before January 16, 2000. Due to concerns about collectibility, this note and related accrued interest was written off as a charge to income in the accompanying 1995 consolidated statement of operations.

     Operating Leases

     CTL leases its principal facility on a month-to-month basis from a significant stockholder. Monthly rental payments for the facility lease are $10,000, and the lease expires in August 1999. The Company paid rent related to this lease of $118,000, $106,000, and $29,000, during 1996,
     1995, and 1994, respectively.

     The Company leases a facility in Vancouver, Canada, from a executive and director of the Company with monthly rental payments of $3,000. The lease expires in August 2001.

     Grant of Stock Options to Related Party

     On September 3, 1996, the Company granted options to purchase 400,000 shares of Common Stock, with an exercise price of $4.00 per share, to a related party in return for which the related party agreed to promote the sale of the Company's products and services in Canada. The options vest immediately and expire 10 years from the date of grant.

                                                                     (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(12) COMMITMENTS

     Operating Leases

     The Company leases office space, manufacturing facilities, and certain equipment under various operating lease agreements. Future minimum lease payments under noncancelable leases as of September 30, 1996, are as follows:

           Year ending
          September 30,
          -------------
              1997                 $  513,000
              1998                    475,000
              1999                    262,000
              2000                    254,000
              Thereafter            2,048,000
                                    ---------

               Total               $3,552,000
                                    =========

     Rent expense under operating leases was approximately $277,000, $145,000, and $116,000 during 1996, 1995, and 1994, respectively.

     Litigation

     The Company is subject to various legal proceedings and claims. In the opinion of management, the ultimate liability with respect to these actions will not materially affect the Company's consolidated financial position or results of operations.

(13) INCOME TAXES

     Income tax expense in 1996 was not significant. In 1995 and 1994, income tax expense was $2,000 and $19,000, respectively.

     Income tax expense differed from amounts computed by applying the federal statutory income tax rate of 34% to pretax loss as a result of the following:

                                                                     (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                                                                           Eleven-month
                                                        Year ended         period ended        Year ended
                                                       September 30,       September 30,       October 31,
                                                           1996               1995                1994
                                                           ----               ----                ----
     Computed "expected" tax benefit                   $(1,616,000)          (448,000)          (117,000)
     State income taxes                                   (442,000)             2,000             19,000
     Change in valuation allowance                       1,912,000            249,000            117,000
     Net operating loss carryforwards for
      state purposes not available
      for future utilization                               146,000            142,000                  -
     Other                                                       -             57,000                  -
                                                           -------             ------             ------

                                                          $      -              2,000             19,000
                                                           =======              =====             ======

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets are as follows:

                                                                       1996            1995
                                                                       ----            ----
          Deferred tax assets:
             Stock options                                       $  688,000               -
             Net operating loss carryovers                        1,610,000         398,000
             Allowance for returns and doubtful accounts             47,000          35,000
                                                                     ------          ------

                                                                  2,345,000         433,000
     Less valuation allowance                                     2,345,000         433,000
                                                                  ---------         -------

       Net deferred tax assets                                     $      -               -
                                                                    =======           =====

     The change in the valuation allowance was an increase of $1,912,000 and $164,000 in fiscal 1996 and 1995, respectively. The valuation allowance applies primarily to those temporary differences that are expected to be deductible at a point in the future when taxable income is uncertain.

     Since the Company is entitled to a deduction for federal and state tax purposes resulting from the exercise of nonqualified stock options and employees' early dispositions of stock acquired through incentive stock options, a portion of the deferred tax asset, when recognized by a reduction of the valuation allowance, will be credited to additional paid-in capital. As of September 30, 1996, approximately $1,262,000 of the deferred asset will be credited to additional paid-in capital when recognized.

     As of September 30, 1996, the Company had a net operating loss carryover for federal and California income tax purpose of approximately $7,376,000 and $3,463,000, respectively. The federal net operating losses expire from 2007 to 2011. The California net operating losses expire

                                                                     (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


     from 2000 to 2001. The difference between the federal and California loss carryforwards results primarily from a 50% limitation on California net operating losses.

     The Tax Reform Act of 1986 and the California Conformity Act of 1987 impose substantial restrictions on the utilization of net operating loss carryforwards in the event of an ownership change, as defined by Internal Revenue Code, Section 382. Federal loss carryforwards of approximately $439,000 are subject to an annual limitation of approximately $176,000.
     Any unused annual limitation can be carried forward and added to the succeeding years annual limitation, subject to the expiration dates discussed above.

(14) SIGNIFICANT CUSTOMER AND INDUSTRY SEGMENT INFORMATION

     Two customers individually accounted for 10% or more of the Company's net sales in 1996, 1995, and 1994. Sales and the related receivable percentages to these customers as of September 30, 1996 and 1995, and October 31, 1994 are summarized as follows:

                             Percentage of            Percentage of
                               net sales          accounts receivables
                          ------------------      --------------------
                          1996   1995   1994      1996    1995    1994
                          ----   ----   ----      ----    ----    ----
          Customer A      14%    15%    22%        6%      9%     15%
          Customer B      12%    12%    35%       11%     12%     17%

     As of and through September 30, 1996, substantially all of the Company's net sales and gross profits from operations have been generated by CTL.

     As of September 30, 1996 and 1995, identifiable assets of CTL and M.C. Davis, a business purchased by Intercell in September 1996, were as follows:

                                        1996           1995
                                        ----           ----
               CTL                $3,371,000      3,950,000
               M.C. Davis          2,150,000              -

(15) SUBSEQUENT EVENT (UNAUDITED)

     In December 1996, the Company issued 525 shares of no par value Series C preferred stock (Series C preferred) and detachable warrants in a private placement for $4,672,500 (net of issuance costs of $577,500).

     Each share of Series C preferred is convertible into common stock at the exchange rate in effect at the time of the conversion, as described in the preferred stock agreements, and is subject to appropriate adjustment for common stock splits, stock dividends, and other similar transactions.

                                                                     (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


     Conversion of the Series C preferred is automatic upon the expiration of three years from the original date of issuance. The Series C preferred is convertible into common stock at the exchange rate in effect at the date of conversion, as described in the preferred stock agreements. At the date of issuance, the exchange rate was equal to 85% of the then prevailing market rate, resulting in a deemed dividend of $932,000 to be recognized by the Company in fiscal 1997. The Series C preferred are junior to the Company's Series B preferred shares and contain a liquidation preference equal to the original issue price plus 8% of the original issue price per annum to the date of liquidation. Series C preferred shares are not entitled to voting rights.

     Shares of Series C preferred purchased in excess of certain quantities as described in the preferred stock agreements, or purchased in addition to previous purchases of Series B preferred shares are accompanied by detachable warrants to purchase a number of shares of common stock of the Company equal to between 25% and 50% of the original aggregate purchase price of the Series C preferred shares divided by a fixed conversion rate of $3.25 per share, exercisable 105 days after original issuance.

                                                                     (Continued)

                             INTERCELL CORPORATION

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                (IN THOUSANDS)

                                               Balance at  Charged to
                                               Beginning   Costs and                Balance at
               Classification                   of Year     Expenses   Deductions   End of Year
               --------------                  ----------  ----------  -----------  -----------
 Allowance for returns and doubtful accounts

  Year ended October 31, 1994                     $--         $ 15        $--           $ 15
                                                   ==         ====         ==           ====

  Eleven months ended September 30, 1995          $15         $ 81       $(15)          $ 81
                                                  ===         ====       ====           ====

  Year ended September 30, 1996                   $81         $174        $--           $255
                                                  ===         ====         ==           ====

                                      F-30                           (Continued)

                    INTERCELL CORPORATION AND SUBSIDIARIES

                     Condensed Consolidated Balance Sheet


                                                                           June 30, 1997      September 30,
                                                                            (Unaudited)           1996
                                                                            -----------           ----
                                     ASSETS
                                     ------
Current assets
  Cash and cash equivalents                                                 $ 1,526,000        $ 4,224,000
  Short term investments                                                        789,000          3,063,000
  Accounts receivable, net                                                      904,000            746,000
  Inventories                                                                 2,850,000          1,066,000
  Prepaid expenses and other current assets                                     249,000            102,000
  Investment land held for sale                                               1,424,000          1,424,000
                                                                            -----------        -----------
    Total current assets                                                      7,742,000         10,625,000

Property, plant and equipment, net                                            3,595,000          1,418,000
Goodwill and other intangible assets, net                                     1,365,000          1,583,000
Unallocated purchase price related to Sigma 7 acquisition                     3,341,000                  -
Other assets                                                                     72,000            200,000
                                                                            -----------        -----------

                                                                            $16,115,000        $13,826,000
                                                                            ===========        ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
  Note payable                                                             $          -       $    266,000
  Notes payable to related parties                                                    -            932,000
  Current portion of long-term debt                                                   -            120,000
  Accounts payable and accrued liabilities                                    2,124,000            742,000
                                                                           ------------       ------------
    Total current liabilities                                                 2,124,000          2,060,000

Long term debt, less current portion                                                  -             86,000
                                                                           ------------       ------------
-
    Total liabilities                                                         2,124,000          2,146,000
                                                                           ------------       ------------

Minority interest in subsidiary                                               2,500,000                  -
                                                                           ------------       ------------

Stockholders' equity:
  Convertible preferred stock: 10,000,000 shares authorized
    Series B; 59 and 787 issued and outstanding as of June 30, 1997
      and September 30, 1996 respectively                                       415,000          5,533,000
    Series C; 403 issued and outstanding as of June 30, 1997                  2,681,000                  -
  Warrants to acquire common stock                                            3,051,000          1,870,000
  Common stock; no par value; 100,000,000 shares authorized
    20,378,043 and 15,734,229 shares outstanding as of June 30, 1997,
      and September 30, 1996 respectively                                    18,839,000         12,187,000
  Deferred compensation                                                    (     77,000)      (    331,000)
  Accumulated deficit                                                       (13,418,000)      (  7,579,000)

    Total stockholders' equity                                               11,491,000         11,680,000
                                                                           ------------       ------------

                                                                           $ 16,115,000       $ 13,826,000
                                                                           ============       ============

     See accompanying notes to condensed consolidated financial statements.

                                                                     (Continued)

                     INTERCELL CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statement of Operations
                                  (Unaudited)

                                                     Nine Months Ended
                                                          June 30
                                                          -------
                                                     1997         1996
                                                     ----         ----
Net sales                                       $ 5,426,000      $ 2,499,000
Cost of goods sold                                4,080,000        1,866,000
                                                -----------      -----------

Gross profit                                      1,346,000         633,000,

Selling, general and administrative expenses      5,834,000        4,139,000
Research and development                          1,537,000           38,000
                                                -----------      -----------

  Operating loss                                 (6,025,000)      (3,544,000)

Other income (expense)                              186,000       (  121,000)
                                                -----------

  Loss before income taxes                       (5,839,000)      (3,665,000)

Income taxes                                              -                -
                                                -----------      -----------

  Net loss                                       (5,839,000)      (3,665,000)

Deemed Preferred Stock Dividend relating to
  in-the-money conversion terms                   1,023,000                -

Accretion on Preferred Stock                        413,000                -
                                                -----------      -----------

Net loss applicable to common
   stockholders                                 $(7,275,000)     $(3,665,000)

Net loss per common share                       $(     0.42)     $(     0.28)

Weighted average number of shares of
  common stock outstanding                       17,169,353       13,095,417
                                                ===========      ===========



     See accompanying notes to condensed consolidated financial statements.

                                     F-32                            (Continued)

                     INTERCELL CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statement of Cash Flows
                                  (Unaudited)

                                                                          Nine Months Ended
                                                                               June 30
                                                                               -------
                                                                         1997           1996
                                                                         ----           ----
Cash flows from operating activities
  Net loss                                                            $(5,839,000)   $ (3,665,000)
  Adjustments to reconcile net loss to cash used in
   operating activities:
    Depreciation and amortization                                         484,000         248,000
    Amortization of deferred compensation                                 784,000       3,086,000
    Common stock issued for interest                                       43,000               -
  Changes in operating assets and liabilities net of effects from purchase of Sigma 7 Corporation
    Accounts receivable                                                (    55,000        181,000
    Inventory                                                          (  972,000)     (  218,000)
    Prepaid expenses                                                   (  110,000)         18,000
    Investment land held for sale                                               -      (1,424,000)
    Accounts payable and accrued liabilities                              116,000          10,000
                                                                      -----------     -----------

   Net cash used in operating activities                               (5,549,000)     (1,764,000)

Cash flows from investing activities
  Proceeds from maturities of short-term investments                    2,274,000               -
  Acquisition of property, plant and equipment                         (1,150,000)     (   20,000)
  Payment for purchase of Sigma 7 Corporation                          (  550,000)              -
  Advances to Sigma 7 Corporation                                      (1,395,000)              -
  Other assets                                                            253,000               -
                                                                      -----------      ----------

   Net cash provided by (used in) investing activities                 (  568,000)     (   20,000)

Cash flows from financing activities
  Proceeds from issuance of common stock                                  150,000       2,481,000
  Proceeds from issuance of Series C preferred stock and warrants       4,673,000              -
  Proceeds (repayments) of notes payable                               (1,198,000)         87,000
  Repayment of long term debt                                          (  206,000)     (   48,000)
   Net cash provided by financing activities                            3,419,000       2,520,000
                                                                      -----------     -----------

Net increase (decrease) in cash and cash equivalents                   (2,698,000)        736,000

Cash and cash equivalents at beginning of period                        4,224,000          57,000
                                                                      -----------     -----------

Cash and cash equivalents at end of period                            $ 1,526,000     $   793,000
                                                                      ===========     ===========

Cash paid during the period for interest                              $         -     $    84,000
                                                                      ===========     ===========

     See accompanying notes to condensed consolidated financial statements.

                                     F-33                            (Continued)

                     INTERCELL CORPORATION AND SUBSIDIARIES

              Notes to Condensed Consolidated Financial Statements



1.   BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of Intercell Corporation and its wholly-owned subsidiaries (the "Company"). All intercompany transactions have been eliminated.

     The condensed consolidated financial statements are unaudited (except for the balance sheet information as of September 30, 1996, which is derived from the Company's audited financial statements) and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The condensed consolidated financial statements should be read in conjunction with the September 30, 1996 audited financial statements of Intercell Corporation and the notes thereto. The results of operations for the nine months ended June 30, 1997 are not necessarily indicative of the results for the entire year ended September 30, 1997, or any future period.

2.   NET LOSS PER SHARE

     Net loss applicable to common stockholders is computed by dividing the sum of net loss, deemed preferred stock dividends and accretion on preferred stock by the weighted average number of common shares and dilutive common equivalent shares outstanding for each period presented. Common stock equivalent shares consist of stock options and are computed using the treasury stock method.

3.   INVENTORIES

Inventories consist of:          June 30, 1997      September 30, 1996
                                 -------------      ------------------
      Raw materials               $ 1,663,000          $  422,000
      Work in process                 897,000             453,000
      Finished goods                  290,000             191,000
                                   ----------           ---------

                                  $ 2,850,000          $1,066,000
                                   ==========           =========

4.   SERIES C PREFERRED SHARES

     In December 1996, the Company issued 525 shares of no par value Series C preferred stock (Series C preferred) and detachable warrants in a private placement for $4,672,500 (net of issuance costs of $577,500).

     Each share of Series C preferred is convertible into common stock at the exchange rate in effect at the time of the conversion, as described in the preferred stock agreements, and is subject to appropriate adjustment for common stock splits, stock dividends, and other similar transactions. Conversion of the Series C preferred is automatic upon the expiration of three years from the original date of issuance. At the date of issuance, the exchange rate was less than the prevailing market rate, resulting in a deemed dividend of $932,000, of which $883,000 has been recognized on a pro rata basis in the first three quarters of fiscal year 1997. The Series C preferred are junior to the Company's Series B preferred shares and contain a liquidation preference equal to the original issue price plus 8% of the original issue price per annum to the date of liquidation. Series C preferred shares are not entitled to voting rights.

                                     F-34                          (Continued)

     Shares of Series C preferred purchased in excess of certain quantities as described in the preferred stock agreements, or purchased in addition to previous purchases of Series B preferred shares are accompanied by detachable warrants to purchase a number of shares of common stock of the Company equal to between 20% and 50% of the original aggregate purchase price of the Series C preferred shares divided by a fixed conversion rate of $3.25 per share, exercisable 105 days after original issuance.

5.   ACQUISITION OF SIGMA 7 CORPORATION

     Effective June 6, 1997, the Company acquired a controlling interest in Sigma 7 Corporation. Sigma 7 conducts its business through its wholly owned subsidiary BMI Acquisition Group, Inc. ("BMI"). BMI has developed and currently utilizes a proprietary patch technology to produce fully-functional computer memory modules from defective memory chips. The Company acquired control of Sigma 7 through the acquisition of 4,500,000 shares of Sigma 7's common stock in exchange for the payment of $550,000 for 90% of its outstanding shares and by providing approximately $1,985,000 in additional financing, consisting primarily of secured loans and standby letters of credit. In addition, the Company may issue 2,500 shares of a new class of preferred stock at $1,000 per share to holders of certain preferred shares of BMI to eliminate such preferred shares.

     The total cash purchase price for Sigma 7 of $550,000 has been allocated on a preliminary basis to the net assets acquired based on the estimated fair values as follows:

          Current assets                    $   939,000
          Property, plant and equipment       1,293,000
          Other assets                          125,000
          Unallocated purchase price          3,341,000
          Current liabilities assumed        (  881,000)
          Other liabilities assumed          (   84,000)
          Notes payable to Intercell         (1,395,000)
          Note payable                       (  288,000)
          Minority interest                  (2,500,000)
                                            -----------
          Cash paid for common stock        $   550,000
                                            ===========

     The purchase price allocation is preliminary and the actual amount will depend upon the valuation of the purchased technology at the acquisition date. Consequently, the ultimate allocation of the purchase price could differ from that presented above.


6.   NONCASH INVESTING AND FINANCING ACTIVITIES

     The Company purchased 90% of the common stock outstanding of Sigma 7 Corporation for $550,000. In conjunction with the purchase, the Company acquired assets with a fair value of $4,316,000 and assumed liabilities and minority interests of $3,766,000.

     In addition, the Company engaged in the following noncash investing and financing activities:

                                                                      Nine months ended June 30
                                                                      -------------------------
                                                                        1997              1996
                                                                        ----              ----
          Series B preferred stock converted to common stock          $ 5,118,000      $      -
          Series C preferred stock converted to common stock          $   811,000      $      -
          Transfer of stock options from principal shareholders
              to Company officer                                      $   530,000      $      -

                                     F-35                           (Continued)

7.   RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share". SFAS No. 128 requires the presentation of basic earnings per share ("EPS") and, for companies with complex capital structures, diluted EPS. SFAS No. 128 is effective for annual and interim periods ending after December 31, 1997. Adoption of SFAS No. 128 is not expected to have a material impact on net loss per common share as presented in the accompanying consolidated statements of operations.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". This Statement establishes standards for reporting and displaying comprehensive income and its components in the financial statements. It does not, however, require a specific format for the statement, but requires the Company to display an amount representing total comprehensive income for the period in that financial statement. The Company is in the process of determining its preferred format. This Statement is effective for fiscal years beginning after December 15, 1997.

     Also, in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Statement establishes standards for the manner in which public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. This Statement is effective for financial statements for periods beginning after December 15, 1997, and the Company is currently evaluating its impact on the reporting of segment information.

8.   SUBSEQUENT EVENTS

     Effective July 18, 1997, the Company entered into a stock purchase agreement to sell, transfer, assign and deliver certain assets, liabilities, rights and obligations of the Company related to the Antenna Technology, including its wholly-owned subsidiaries Cellular Magnetics and Intercell Wireless Corp., to Intercell Technologies Corporation ("ITC"), a Colorado corporation, in exchange for shares of ITC common stock, the Company's common stock and notes. The total consideration received was valued at approximately $2,300,000. As a result of uncertainties with respect to realization of the consideration received, no gain was recorded.

                                     F-36                           (Continued)

To the Board of Directors
BMI Acquisition Group, Inc.
San Diego, California

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


We have audited the accompanying balance sheet of BMI Acquisition Group, Inc. as of December 31, 1995, and the related statements of operations, retained earnings, and cash flows for the year ending December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph above, present fairly, in all material respects the financial position of BMI Acquisition Group, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year ending December 31, 1995, in conformity with generally accepted accounting principles.

Matranga & Correia

/s/ Matranga & Correia

September 27, 1996
San Diego, CA

                                     F-37                          (Continued)

                          BMI ACQUISITION GROUP, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1995

                          ASSETS
CURRENT ASSETS
  Cash                                         $  234,909
  Investments                                         200
  Accounts receivable - trade, net (Note 3)     1,533,308
  Receivables, other (Note 5)                      80,605
  Inventories (Notes 1 and 4)                   5,480,483
  Prepaid state tax                                98,579
  Prepaid expenses (Note 6)                       104,542
  Advances                                        114,190
                                               ----------

         Total current assets                   7,646,816
                                               ----------

PROPERTY & EQUIPMENT (Note 1)
  Property and equipment                        2,488,140
  Accumulated depreciation                       (668,170)
                                               ----------

         Total property and equipment           1,819,970
                                               ----------

OTHER ASSETS
  Deferred tax asset (Note 7)                           0
  Deposits                                         17,333
  Covenants                                        50,000
  Accumulated amortization                        (40,278)
                                               ----------

         Total other assets                        27,055
                                               ----------

         Total assets                          $9,493,841
                                               ==========

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1995

               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable, trade                              $ 1,211,594
  Accounts payable, other                                  116,914
  Deferred revenue                                       1,240,000
  Other accrued liabilities                                491,434
  Capital lease (Note 10)                                    3,536
  Note payable - bank (Note 14)                          2,000,000
                                                       -----------

         Total current liabilities                       5,063,478
                                                       -----------

SHAREHOLDERS' EQUITY
  Capital stock, common, no par value, authorized
   100,000 shares, issued 12,000 shares                    600,000
  Preferred stock                                        4,882,277
  Retained earnings (deficit)                           (1,051,914)
                                                       -----------

         Total shareholders' equity                      4,430,363
                                                       -----------

         Total liabilities and shareholders' equity    $ 9,493,841
                                                       ===========

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

SALES, NET                                         $54,561,213

COST OF GOODS SOLD (Schedule A)
                                                   (48,150,515)
                                                   -----------
     Gross profit                                    6,410,698

GENERAL AND ADMINISTRATIVE (Schedule B)             (7,713,826)

                                                   -----------
      Net income (loss) from operations              (1,303,128)
                                                   -----------
OTHER INCOME AND (EXPENSES)
  Other income                                          29,446
  Interest income                                       85,969
  Gain (loss) on sale of assets                             (6)
  Theft loss                                           344,871
  Penalties                                                462
  Loss - supplier contract (Note 16)                (1,400,000)
                                                   -----------

     Total other income and (expenses)                (939,258)
                                                   -----------

     Net income (loss) before provision for
      income taxes                                  (2,242,386)

PROVISION FOR INCOME TAXES (Note 7)

  California income tax                                   (800)
                                                   -----------

     Total provision for income taxes                     (800)
                                                   -----------

NET INCOME (LOSS)                                  $(2,243,186)
                                                   ===========


  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                 STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                               DECEMBER 31, 1995

                                 No. of   Common     No. of      Preferred      Retained
                                 Shares   Stock      Shares        Stock         Deficit           Total
                                 ------   -----      ------        -----         -------           -----
Balance
   May 25, 1994                       0  $      0           0   $         0   $          0   $          0

Issuance of shares:
   For Cash                      12,000   600,000                                                 600,000
Shareholder distributions                                                      (16,753,442)   (16,753,442)
Net Income (loss) Fiscal
 Year 1994                                                                      17,944,714     17,944,714
                                 ------   -------   ---------     ---------     ----------     ----------
Balance Dec. 31, 1994            12,000   600,000          --            --      1,191,272      1,191,272

Issuance of Shares:
  For debt                                          7,346,040     7,346,040                     7,346,040
Preferred Stock redemptions                        (2,463,763)   (2,463,763)                   (2,463,763)
Net Income (loss) Fiscal
 Year 1995                                                                      (2,243,186)    (2,243,186)
                                 ------   -------   ---------     ---------      ---------      ---------
Balance Dec. 31, 1995            12,000   600,000   4,882,277     4,882,277     (1,051,914)     4,430,363
                                 ======   =======   =========     =========      =========      =========

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                        $ 55,441,413
  Cash paid to suppliers and employers                 (48,227,910)
  Interest paid                                           (181,493)
  Interest received                                         85,969
  Theft loss                                              (344,871)
  Other income                                              29,446
                                                      ------------

     Net cash provided by operating activities           6,802,554
                                                      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                    (523,194)
  Payment for purchase of USMT acquisition                (325,000)
  Proceeds from sale of fixed assets                        27,341
                                                      ------------

     Net cash (used) in investing activities              (820,853)
                                                      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment on short-term debt                            (6,825,038)
  Redemptions of preferred stock                        (2,463,763)
  Proceeds from short-term debt                          2,000,000
  Payments under capital lease obligations                 (42,441)
                                                      ------------

     Net cash (used) in financing activities            (7,331,242)
                                                      ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS               (1,349,541)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR           1,584,450
                                                      ------------

CASH AND CASH EQUIVALENTS AT DECEMBER 31, 1995        $    234,909
                                                      ============

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                        STATEMENT OF CASH FLOWS (Cont.)
                     FOR THE YEAR ENDED DECEMBER 31, 1995

RECONCILIATION OF NET INCOME (LOSS) TO NET
 CASH PROVIDED BY OPERATING ACTIVITIES:
     Net income (loss)                                                  $(2,243,186)

ADJUSTMENTS TO RECONCILE NET INCOME TO
 NET CASH PROVIDED BY OPERATING ACTIVITIES:
  Depreciation and amortization                                             464,479
  Change in assets and liabilities net of effects
   from purchase of USMT:
   Decrease in accounts receivable                                          880,200
   Decrease in notes receivable                                             750,096
   Decrease in inventory                                                  8,316,659
   Increase in investment                                                      (200)
   Increase in advances                                                    (114,190)
   Decrease in prepaid FTB                                                      800
   Increase in deferred tax asset valuation allowance                      (308,291)
   Decrease in prepaid expenses                                             278,376
   Increase in deposits                                                      (3,526)
   Decrease in accounts payable                                          (2,300,871)
   Increase in deferred revenues                                          1,240,000
   Decrease in other accrued liabilities                                   (157,235)
   Decrease in deferred tax liabilities                                        (563)
   Loss on sale of fixed assets                                                   6
                                                                        -----------

     Total adjustments                                                    9,045,740
                                                                        -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES:                              $ 6,802,554
                                                                        ===========

Supplemental Schedule of Noncash Investing and Financing Activities:

The Company purchased USMT for $325,000. In connection with the acquisition, liabilities were assumed as follows:


     Fair value of assets acquired       $2,156,764
     Cash paid                             (325,000)
                                         ----------
          Liabilities assumed            $1,831,764
                                         ----------

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------

This summary of significant accounting policies of BMI Acquisition Group, Inc., a California corporation (the "Company"), is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Business Activity
-----------------

The Company was established and incorporated on May 25, 1994, in the State of California. On June 20, 1994, it acquired the majority of the assets of U.S Modules Technologies, Inc. On January 1, 1995, the Company acquired the stock of U.S. Modules Technologies, Inc. (refer to Note 2 for details of the acquisition). The Company is a value-added distributor and tester of micro-electronic components, and a designer and assembler of computer sub-assemblies. It purchases untested surplus and non-standard dynamic random access memory products (DRAMs) from several of the world's foremost DRAM manufacturers. The Company tests the DRAM and markets the product based on specifications developed and published by the Company's engineers. It also performs assembly, testing and repair work on various electronic sub-assemblies. The Company has the following four operating divisions: BMI, Inc., U.S. Modules Technologies, Inc., Global Tech Industries and U.S. Modules, Inc.

Procurement of the dynamic random access memory products (DRAMs) is done through the BMI division. Testing and assembly of DRAMs are handled by the U.S. Modules Technologies division. Reclamation of micro-electronic components from electronic scrap and the reconditioning of those reclaimed components is performed by the Global Tech Industries division.

In addition to its procurement and recycling capabilities, the Company has developed highly specialized testing and application design capabilities. Its testing and assembly subsidiary, U.S. Modules, Inc., based in Milpitas, California, tests large volumes of non-standard or surplus components, and designs and assembles applications for these components.


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)
-----------------------------------------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of U.S. Modules Technologies, Inc. - a California corporation, BMI Acquisition Group, Inc. - a California corporation (the "Company"), and U.S. Modules, Inc. - a California corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include demand deposits with financial institutions and highly liquid debt instruments with original maturities of 90 days or less.

Revenue Recognition
-------------------

The Company uses the accrual basis of accounting. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred. The effect of events on the business is recognized as services are rendered or consumed rather than when cash is received or paid.

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes over their estimated useful lives as follows:

          Vehicles                                5 years
          Office furniture and equipment          5 and 7 years
          Leasehold improvements                  Life of Lease
          Testing equipment                       5 years
          Warehouse equipment                     5 years
          Computer equipment and software         5 years


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)
-----------------------------------------------------------------------

Property and Equipment (Cont.)
------------------------------

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Repairs and maintenance that do not extend the useful life of the assets are charged to operations as incurred.

Leases
------

Leases are classified as either capital or operating leases. Leases that substantially transfer all of the benefits and risks of ownership of property to the Company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the acquisition and financing. Rental payments under operating leases are expensed as incurred. As of December 31, 1995, all of the Company's lease agreements have been properly classified.

Inventories
-----------

Inventories are valued at moving-average cost method, not in excess of market.

Concentration of Credit Risk
----------------------------

The Company sells its products to original equipment manufacturers and third party distributors in the electronics industry worldwide. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1995, the Company has established provisions for potential credit losses and sales returns that are reasonably expected to be incurred.


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)
-----------------------------------------------------------------------

Income Taxes
------------

Income taxes are computed under the provisions of the Financial Accounting Standards Board (FASB) Statement 109 - "Accounting for Income Taxes." Certain items of income and expense are recognized for income tax purposes in different periods from those in which such items are recognized for financial reporting purposes. These items include depreciation expense. Deferred income taxes are provided for the tax effect of these differences.

NOTE 2 - ACQUISITIONS
---------------------

On January 1, 1995, the Company acquired 100% of the issued and outstanding shares of stock of U.S. Modules Technologies, Inc. for $325,000 in cash. The major remaining assets of U.S. Modules Technologies, Inc. was its 80% owned subsidiary U.S. Modules, Inc. of Milpitas, California. It tests and assembles DRAM chips onto single in-line memory modules (SIMM cards). The Company acquired the remaining 20% minority interest of U.S. Modules during 1995.

NOTE 3 - ACCOUNTS RECEIVABLE - TRADE
------------------------------------

Trade accounts receivable is shown net of allowance for bad debts, returns, allowances and discounts as follows:

     Accounts receivable                               $2,069,156
     Less: Allowance for bad debts                       (275,110)
     Reserve for returns, allowances and discounts       (260,738)
                                                       ----------

     Net trade receivables                             $1,533,308
                                                       ==========


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 4 - INVENTORIES
--------------------

Inventories at December 31, 1995, consisting of the following:

     Raw materials/work in progress           $3,604,176
     Finished goods                            2,098,126
     Reserve for slow moving items              (221,819)
                                               ---------

     Total net inventory                      $5,480,483
                                               =========

Inventories are stated at the lower of cost or market. Cost is determined by the moving-average cost method. Inventory values were significantly reduced during the year to reflect the decline in market value of computer chips.

NOTE 5 - RECEIVABLES - OTHER
----------------------------

Receivables - other at December 31, 1995, consisted of the following:

     Employee notes receivable (a)                $35,857
     Other receivables (b)                         14,144
     Vendor receivable (c)                         30,604
                                                  -------

     Total receivables - other                    $80,605
                                                  =======

(a)  Employee receivables:

     (1)  Various advances                                       $  4,200
     (2)  5% interest-bearing note receivable; payable
           at $84.07 per week through July 1996                     1,261
     (3)  6% interest-bearing note receivable; payable at
           $100 semi-monthly through November 1998                  6,296
     (4)  8% interest-bearing note receivable; payable at
           $200 semi-monthly through June 1997                      7,606
     (5)  6.60% interest-bearing note receivable; lump
           sum payable on January 31, 1996                         16,494
                                                                  -------

          Total employee receivables                             $ 35,857
                                                                  =======


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 5 - RECEIVABLES - OTHER (Cont.)
------------------------------------

(b) Other receivables of $14,144 consist of various expenses paid on behalf of unrelated parties.


(c)  Vendor receivable:

     (1)    Component Design                      $ 30,604
                                                   -------

            Total vendor receivable               $ 30,604
                                                   =======

NOTE 6 - PREPAID EXPENSES
-------------------------

Prepaid expenses at December 31, 1995, consisted of the following:

     Prepaid service contracts                    $    496
     Prepaid expenses                               20,924
     Prepaid insurance                              58,401
     Prepaid rent                                   15,449
     Prepaid inventory                               9,272
                                                   -------

                                                  $104,542
                                                   =======

NOTE 7 - INCOME TAXES PAYABLE
-----------------------------

The components of the provision for (benefit from) income taxes on income are as follows:

                                       Total  Paid  Payable
                                       -----  ----  -------
Current tax expense:
  CA franchise tax                      $800  $800  $  0
  U.S. federal tax                         0     0     0
                                         ---   ---   ---

     Total income taxes payable         $800  $800  $  0
                                         ===   ===   ===


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 7 - INCOME TAXES PAYABLE (Cont.)
-------------------------------------

     Deferred tax expense:

       CA franchise tax                       $      0
       U.S. federal tax                              0
                                               -------
          Total deferred                             0
                                               -------
          Total tax provision                 $    800
                                               =======

The deferred tax asset at December 31, 1995, is as follows:

       CA franchise tax                      $  61,135
       U.S. federal tax                        184,062
       Valuation allowance                    (245,197)
                                              --------

          Total                              $       0
                                              ========

The provision (benefit) for income taxes for December 31, 1995, consists of the following:

       Current provision  - California       $    800
                          - Federal                 0
                                              -------

          Total current provision            $    800
                                              =======

       Deferred tax provision:
        Depreciation                        $ (43,868)
        Inventory reserves                    105,627
        Allowance for doubtful accounts         1,335
        Valuation allowance                   (63,094)
                                             --------
          Total deferred provision                  0
                                             --------
          Total income tax provision        $     800
                                             ========


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 7 - INCOME TAXES PAYABLE (Cont.)
-------------------------------------

The provision (benefit) for income taxes in the accompanying statements of operations differs from the amount of tax based on the statutory income tax rates as follows:

     Provision for income taxes at statutory rate:

       CA franchise tax                                 $   800
       U.S. federal tax                                       0
                                                         ------
            Total provision for income tax              $   800
                                                         ======

The components of the Company's deferred income tax (benefit) asset as of December 31, 1995, are as follows:

       Fixed asset reserves/depreciation               $ (37,412)
       Allowance for doubtful accounts                   199,871
       Inventory reserves                                 82,738
       Valuation allowance                              (245,197)
                                                        --------

            Total components of the Company's
             deferred income tax (benefit) asset       $       0
                                                        ========

An allowance for the deferred income tax (benefit) asset has been set at one hundred percent (100%) due to a going concern issue (see Note 18) which causes us to believe that it is more likely than not, that the deferred tax (benefit) asset will not be realized.

NOTE 8 - COMMITMENTS
--------------------

The Company has entered into leases for 9,824 square feet of space located at 7100 Convoy Court. The Company also entered leases for 8,400 square feet at 7170 Convoy Court and 2,885 square feet at 7366 Convoy Court. The lease at 7100 Convoy Court expires on April 30, 1996. Minimum lease payments are $4,912 per month plus utilities. The lease at 7170 Convoy Court expires on April 30, 1996. Minimum lease payments are $4,200 per month plus utilities. The lease at 7366 Convoy Court expires on April 30, 1996. Minimum lease payments are $721 per month plus utilities, increasing to $750 per month plus utilities on June 1, 1995.


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 8 - COMMITMENTS (Cont.)
----------------------------

The Company also entered into a lease for 8,713 square feet of space located at 1435 McCandless Drive, Milpitas, California. This lease expires December 14, 1996. Minimum lease payments are $5,663 per month, plus common area maintenance charges and utilities.

The scheduled payments for the next five years are as follows:

                        7100     7170     7366
     Year    Milpitas  Convoy   Convoy   Convoy  Total
     ----    --------  ------   ------   ------  -----
     1996    $67,956   $19,648  $16,800  $3,000  $107,404
     1997          0         0        0       0         0
     1998          0         0        0       0         0
     1999          0         0        0       0         0
     2000          0         0        0       0         0
             -------   -------  -------  ------  --------
             $67,956   $19,648  $16,800  $3,000  $107,404
             =======   =======  =======  ======  ========

NOTE 9 - SUBSEQUENT EVENTS
--------------------------

On January 2, 1996 the Company entered into a five-year lease. The Company will be relocating operations to a 33,938 square foot space located at 6610 Nancy Ridge Drive. Monthly rent payments for 1996 will be $16,969.

The schedule payments for the next five years are as follows:

     1996                     $135,752
     1997                      203,628
     1998                      203,628
     1999                      203,628
     2000                      203,628
                               -------
          Total               $950,264
                               =======


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 10 - LEASES PAYABLE
------------------------

Lease payable at December 31, 1995, consist of the following:

     a)   Lease payable - Manifest                $  3,536
                                                   -------

               Total leases payables                 3,536
               Less: current portion                 3,536
                                                   -------

     Balance at December 31, 1995                 $      0
                                                   -======

a) Lease payable, monthly lease payments are $732 including interest at 14.00% and maturing in June 16, 1996.

The scheduled principal payments for the next five years are as follows:

                    1996                     $3,536
                    1997                          0
                    1998                          0
                    1999                          0
                    2000                          0
                                              -----

                           Total             $3,536
                                              =====

NOTE 11 - ECONOMIC DEPENDENCY
-----------------------------

The Company obtains a significant amount of its inventory from three major DRAM manufacturing sources. Although BMI Acquisition Group, Inc. was able to obtain an acceptable supply of materials during the last year, there can be no assurance that BMI Acquisition Group, Inc. will be able to secure a continued supply in the future. If suppliers reduce, terminate, suspend or delay their shipments to the Company in the near future, there could be substantial negative effect on the Company's business and results of operations.


                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 12 - CONTINGENCIES
-----------------------

The Company has a written warranty program on its products for one year. The program is novel within the industry, includes potential product liability claims and thus, the Company is unable to estimate accurately the ultimate cost of the program. Accordingly, the Company has not accrued for any warranty expenses or potential product liability claims in the financial statements.

NOTE 13 - CUSTOMERS
-------------------

The Company's products are sold, primarily, to original equipment manufacturers.

For the period ending December 31, 1995, BMI Acquisition Group, Inc.'s largest customers accounted for 32%, 30%, 11% and 11% of sales. No other customer accounted for 10% or more of net sales.

The Company believes that loss of these customers would not have a material adverse effect on its business because of the significant industry demand for the Company's products.

As is customary in the industry, the Company does not have long-term sales agreements with its customers. However, the Company believes that it enjoys excellent relationships with its customers.

NOTE 14 - NOTE PAYABLE - BANK
-----------------------------

Note payable - bank, dated December 29, 1995 bears interest at 1% above the London Interbank market rate. The note is unsecured, no prepayment penalties, and is due December 27, 1996.

             Balance at December 31, 1995                $2,000,000
                                                          =========

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


NOTE 15 - PREFERRED STOCK
-------------------------

On January 15, 1995, the shareholders decided to recapitalize the company and cancel their secured shareholder loans. In consideration for this cancellation, the company issued them preferred stock.

NOTE 16 - LOSS - SUPPLIER CONTRACT
----------------------------------

The Company entered into a prepaid inventory purchase agreement with a major supplier of DRAM, whereby the supplier guaranteed to supply approximately $8,000,000 of products at fixed prices. The price of DRAM fell so dramatically during the year that the Company exercised its right not to take delivery, thus, forfeiting its prepaid deposit.

NOTE 17 - INVENTORY WRITE DOWN
------------------------------

Due to the major decline in the market value of DRAM, the statement of earnings includes a one-time write down of the Company's inventory to market value.

NOTE 18 - GOING CONCERN
-----------------------

There has been a rapid decline in the price of computer components, which has caused a substantial decrease in BMI's inventory valuation. If this decrease in the industry persists throughout the following year, the entities ability to meet maturing obligations without selling operating assets, or restructuring debt based on these outside pressures, will be strained.

Based on the status of the industry at this time, there is a possibility of discontinuance of operations in 1996.

                        See accountants' audit report.

To the Board of Directors
BMI Acquisition Group, Inc.
San Diego, California



                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------

Our examination was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information for the year ending December 31, 1995, is presented for purposes of additional analysis and is not a required part of the basic financial statements. The supplementary information has been subjected to the auditing procedures applied in the examination of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Matranga & Correia

/s/ Matranga & Correia


September 27, 1996
San Diego, CA

                          BMI ACQUISITION GROUP, INC.
                        SCHEDULE A - COST OF GOODS SOLD
                     FOR THE YEAR ENDED DECEMBER 31, 1995

COST OF GOODS SOLD
     Materials                         $40,645,276
     Inventory write down (Note 17)      5,022,216
     Outside processing                  1,892,778
     Depreciation                          286,088
     Freight                               281,002
     Commissions                            23,153
                                       -----------

TOTAL COST OF GOODS SOLD               $48,150,515
                                       ===========

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
               SCHEDULE B - GENERAL AND ADMINISTRATIVE EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1995

GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries   - Officers                                    $  284,500
             - Other                                        3,797,475
  Accounting                                                   13,816
  Advertising                                                  42,839
  Amortization                                                 16,667
  Auto expense                                                 53,698
  Bank charges                                                  1,459
  Computer supplies                                            13,333
  Contract labor                                               75,785
  Consulting                                                  395,088
  Depreciation                                                161,724
  Charitable contributions                                      9,736
  Dues and subscriptions                                       22,342
  Employee benefits                                            19,170
  Equipment rental                                             59,259
  Insurance - general, workers' compensation and health       402,451
  Interest expense                                            181,493
  Legal fees                                                  101,173
  Licenses and fees                                             6,064
  Miscellaneous                                               140,785
  Meals and entertainment                                      98,888
  Office expense and supplies                                  73,537
  Payroll preparation charges                                  17,251
  Payroll taxes                                               366,450
  Postage and freight                                          17,188
  Property taxes                                               23,454
  Research and development                                    119,485
  Rent                                                        235,576
  Repairs and maintenance                                      80,812
  Sales tax expense                                            63,168
  Security                                                     87,534
  Telephone                                                   147,084
  Testing supplies                                             24,029
  Training                                                     14,838
  Travel                                                      233,435
  Utilities                                                   117,943
  Warehouse expense                                            12,891
  Warehouse supplies                                          181,406
                                                           ----------

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                  $7,713,826
                                                           ==========

                        See accountants' audit report.

To the Board of Directors
BMI Acquisition Group, Inc.
San Diego, California



                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------

We have audited the accompanying balance sheet of BMI Acquisition Group, Inc. as of December 18, 1996, and the related statements of operations, retained earnings, and cash flows as of and for the eleven and a half month period ended December 18, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph above, present fairly, in all material respects the financial position of BMI Acquisition Group, Inc. as of December 18, 1996, and the results of their operations and their cash flows for the eleven and a half months ending December 18, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced operating losses over the past two years, resulting in a deficit equity position. The company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Matranga & Correia

/s/ Matranga & Correia

February 11, 1997
San Diego, CA

                          BMI ACQUISITION GROUP, INC.
                                 BALANCE SHEET
                               DECEMBER 18, 1996

                          ASSETS

CURRENT ASSETS
  Cash                                          $        0
  Accounts receivable - trade, net (Note 4)         21,818
  Inventories (Notes 1 and 5)                      550,425
  Prepaid expenses (Note 6)                         30,056
                                                ----------

         Total current assets                      604,299
                                                ----------

PROPERTY & EQUIPMENT (Note 1)
  Property and equipment                         2,281,323
  Accumulated depreciation                        (818,601)
                                                ----------

         Total property and equipment            1,462,722
                                                ----------

OTHER ASSETS
  Deferred tax asset (Note 7)                            0
  Deposits                                          22,053
  Technology - patent applied for                  252,405

         Total other assets                        274,458
                                                ----------

         Total assets                           $2,339,479
                                                ==========

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                                 BALANCE SHEET
                               DECEMBER 18, 1996

               LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable, trade                              $   659,767
  Accounts payable, other                                  138,000
  Deferred revenue                                         229,193
  Other accrued liabilities                                 97,911
  Current portion capital lease (Note 9)                    12,934

         Total current liabilities                       1,137,805
                                                       -----------

NON-CURRENT LIABILITIES
  Capital lease (Note 9)                                    28,905
         Total non-current liabilities                      28,905
                                                       -----------

         Total liabilities                               1,166,710
                                                       -----------

SHAREHOLDERS' EQUITY
  Capital stock, common, no par value, authorized
    100,000 shares, issued 12,000 shares                   600,000
  Preferred stock, $1 par value, 4,882,277
    shares authorized, issued and outstanding            4,882,277
  Additional paid in capital                             2,000,000
  Retained earnings (deficit)                           (6,309,508)
                                                       -----------

         Total shareholders' equity                      1,172,769
                                                       -----------

         Total liabilities and shareholders' equity    $ 2,339,479
                                                       ===========

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                            STATEMENT OF OPERATIONS
        FOR THE ELEVEN AND A HALF MONTH PERIOD ENDED DECEMBER 18, 1996

SALES, NET                                                      $ 18,028,464

COST OF GOODS SOLD (Schedule A)                                  (20,398,654)
                                                                ------------

         Gross profit (loss)                                      (2,370,190)

GENERAL AND ADMINISTRATIVE (Schedule B)                           (3,127,604)
                                                                ------------

         Net income (loss) from operations                        (5,497,794)
                                                                ------------

OTHER INCOME AND (EXPENSES)
  Other income                                                       311,394
  Interest income                                                      5,350
  Gain (loss) on sale of assets                                      (74,144)
                                                                ------------

         Total other income and (expenses)                          (242,600)
                                                                ------------

         Net income (loss) before provision for income taxes      (5,255,194)
                                                                ------------

PROVISION FOR INCOME TAXES (Note 7)

   California income tax                                              (2,400)
                                                                ------------

         Total provision for income taxes                             (2,400)
                                                                ------------

NET INCOME (LOSS)                                               $ (5,257,594)
                                                                ============

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                 STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
        FOR THE ELEVEN AND A HALF MONTH PERIOD ENDED DECEMBER 18, 1996

                                 No. of   Common     No. of      Preferred     Paid-in      Retained
                                 Shares   Stock      Shares        Stock       Capital       Deficit         Total
                                 ------  --------  -----------  ------------  ----------  -------------  -------------

Balance
   May 25, 1994                       0  $      0           0   $         0   $        0  $          0   $          0

Issuance of shares:
   For Cash                      12,000   600,000                                                             600,000
Shareholder distributions                                                                  (16,753,442)   (16,753,442)
Net Income (loss) Fiscal
 Year 1994                                                                                  17,944,714     17,944,714
                                 ------  --------  -----------  ------------  -----------  ------------   ------------
Balance Dec. 31, 1994            12,000   600,000          --            --           --     1,191,272      1,191,272

Issuance of Shares:
  For debt                                          7,346,040     7,346,040                                 7,346,040
Preferred Stock redemptions                        (2,463,763)   (2,463,763)                               (2,463,763)
Net Income (loss) Fiscal
 Year 1995                                                                                  (2,243,186)    (2,243,186)
                                 ------  --------  -----------  ------------  -----------  ------------   ------------
Balance Dec. 31, 1995            12,000   600,000   4,882,277     4,882,277           --    (1,051,194)     4,430,363

Shareholders assumption of
 Company debt                                                                  2,000,000                    2,000,000

Net income (loss) Fiscal
 year 1996                                                                                  (5,257,594)    (5,257,594)
                                 ------  --------  -----------  ------------  -----------  ------------   ------------
Balance Dec. 18, 1996            12,000   600,000   4,882,277     4,882,277    2,000,000    (6,309,508)     1,172,769
                                 ======  ========  ==========   ===========   ==========  ============   ============

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                            STATEMENT OF CASH FLOWS
        FOR THE ELEVEN AND A HALF MONTH PERIOD ENDED DECEMBER 18, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                        $ 16,516,971
  Cash paid to suppliers and employers                 (16,694,020)
  Interest paid                                             (8,905)
  Interest received                                          5,350
  Other income                                             311,394
  FTB tax provision                                         (2,400)
                                                      ------------

         Net cash provided by operating activities         128,390
                                                      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                    (304,755)
  Proceeds from sale of fixed assets                       155,558
  Patent acquisition costs                                (252,405)

         Net cash (used) in investing activities          (401,602)
                                                      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital lease acquisition                                 47,722
  Payments under capital lease obligations                  (9,419)
                                                      ------------

         Net cash provided by financing activities          38,303
                                                      ------------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS               (234,909)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR             234,909
                                                      ------------

CASH AND CASH EQUIVALENTS AT DECEMBER 18, 1996        $          0
                                                      ============

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                        STATEMENT OF CASH FLOWS (Cont.)
           FOR THE ELEVEN AND A HALF MONTHS ENDED DECEMBER 18, 1996

RECONCILIATION OF NET INCOME (LOSS) TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:
      Net income (loss)                                                                            $(5,257,594)

ADJUSTMENTS TO RECONCILE NET INCOME TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES:
      Depreciation and amortization                                                                    442,023
      Loss on sale of fixed assets                                                                      74,144
      Decrease in accounts receivable                                                                1,988,554
      Decrease in receivable other                                                                      80,605
      Decrease in inventory                                                                          4,930,058
      Decrease in investment                                                                               200
      Increase in advances                                                                             114,190
      Increase in reserve for returns                                                                 (260,738)
      Decrease in prepaid FTB                                                                           98,579
      Increase in allowance for bad debts                                                             (216,326)
      Decrease in prepaid expenses                                                                      74,486
      Increase in deposits                                                                              (4,720)
      Decrease in accounts payable                                                                    (551,827)
      Increase in other accounts payable                                                                21,086
      Decrease in deferred revenues                                                                 (1,010,807)
      Decrease in other accrued liabilities                                                           (453,523)
      Increase in contingent liabilities                                                                60,000

         Total adjustments                                                                           5,385,984
                                                                                                   -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES:                                                         $   128,390
                                                                                                   ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:

The shareholders personally assumed debt of the Company in the amount of $2,000,000. The following entry was made in the Company's books to record these transactions:

                                                            Debt                  Credit
                                                            ----                  ------
     Note payable - bank                                $2,000,000
              Additional paid in capital                                        $2,000,000

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------

This summary of significant accounting policies of BMI Acquisition Group, Inc., a California corporation (the "Company"), is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Business Activity
-----------------

The Company was established and incorporated on May 25, 1994, in the State of California. On June 20, 1994, it acquired the majority of the assets of U.S. Modules Technologies, Inc. On January 1, 1995, the Company acquired the stock of U.S. Modules, Inc. Effective September 30, 1996, the Company merged its wholly owned subsidiaries, U.S. Modules Technologies, Inc. and U.S. Modules, Inc. into the parent BMI Acquisition Group, Inc. The Company is a value-added distributor and tester of micro-electronic components, and a designer and assembler of computer sub-assemblies. It purchases untested surplus and non-standard dynamic random access memory products (DRAMs) from several of the world's foremost DRAM manufacturers. The Company tests the DRAM and markets the product based on specifications developed and published by the Company's engineers. It also performs assembly, testing and repair work on various electronic sub-assemblies.

In addition to its procurement and recycling capabilities, the Company has developed highly specialized testing and application design capabilities. It tests large volumes of non-standard or surplus components, and designs and assembles applications for these components.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of U.S. Modules Technologies, Inc. - a California corporation, BMI Acquisition Group, Inc. - a California corporation (the "Company"), and U.S. Modules, Inc. - a California corporation. All significant intercompany balances and transactions have been eliminated in consolidation. On September 30, 1996, the Company merged its wholly owned subsidiaries, U.S. Modules Technologies, Inc. and U.S. Modules, Inc. into the parent BMI Acquisition Group, Inc.

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------
(Cont.)
-------

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include demand deposits with financial institutions and highly liquid debt instruments with original maturities of 90 days or less.

Revenue Recognition
-------------------

The Company uses the accrual basis of accounting. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred. The effect of events on the business is recognized as services are rendered or consumed rather than when cash is received or paid.

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes over their estimated useful lives as follows:

Vehicles                           5 years
Office furniture and equipment     5 and 7 years
Leasehold improvements             Life of Lease
Testing equipment                  5 years
Warehouse equipment                5 years
Computer equipment and software    5 years

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Repairs and maintenance that do not extend the useful life of the assets are charged to operations as incurred.

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------
(Cont.)
-------

Leases
------

Leases are classified as either capital or operating leases. Leases that substantially transfer all of the benefits and risks of ownership of property to the Company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the acquisition and financing. Rental payments under operating leases are expensed as incurred. As of December 18, 1996, all of the Company's lease agreements have been properly classified.

Inventories
-----------

Inventories are valued at moving-average cost method, not in excess of market.

Concentration of Credit Risk
----------------------------

The Company sells its products to original equipment manufacturers and third party distributors in the electronics industry worldwide. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 18, 1996, the Company has established provisions for potential credit losses and sales returns that are reasonably expected to be incurred.

Income Taxes
------------

Income taxes are computed under the provisions of the Financial Accounting Standards Board (FASB) Statement 109 - "Accounting for Income Taxes." Certain items of income and expense are recognized for income tax purposes in different periods from those in which such items are recognized for financial reporting purposes. These items include depreciation expense. Deferred income taxes are provided for the tax effect of these differences.

NOTE 2 - STATUS AS A GOING CONCERN
----------------------------------

There has been a rapid decline in the price of memory components, which has caused a substantial decrease in BMI's inventory valuation. If this decrease in the industry persists throughout the following year, the Company's ability to meet maturing obligations without selling operating assets, or restructuring debt based on these outside pressures, will be strained.

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996

NOTE 2 - STATUS AS A GOING CONCERN (Cont.)
------------------------------------------

Based on the status of the industry at this time, there is a possibility of discontinuance of operations in 1997.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. During the one year and eleven and a half months ended December 18, 1996, the Company experienced operating losses and negative operating cash flows which have been funded primarily from banks, privately financed loans, and proceeds from the sale of assets. The Company has incurred consolidated net losses of ($2,243,186) and ($5,257,594) for the one year and eleven and a half months ended December 31, 1995 and December 18, 1996, respectively, and a total retained deficit of ($6,309,508) at December 18, 1996, and continues to operate at a loss. In addition, current liabilities exceed current assets by $535,506 at December 18, 1996. These factors, as well as the uncertain conditions that the Company faces, creates an uncertainty as to the Company's ability to continue as a going concern. The Company is developing a plan to reduce its liabilities through possible sales of assets or obtain additional equity capital. The need for additional debt or equity financing continues. The ability of the Company to continue as a going concern is dependent upon the success of the plan.

NOTE 3 - SUBSEQUENT EVENT
-------------------------

On December 19, 1996, Sigma 7 Corporation, a Delaware Corporation, entered into a stock purchase agreement and purchased all of the outstanding common stock of BMI Acquisition Group, Inc. (the Company) from its previous shareholders, for an acquisition cost of $2,700,000 plus a covenant not to complete agreement, consisting of $200,000 in cash and the issuance of $2,500,000 of preferred stock in the Company. The results of operations of Sigma 7 Corporation was immaterial and it was not practicable to develop proforma operations and earnings information.

NOTE 4 - ACCOUNTS RECEIVABLE - TRADE
------------------------------------

Trade accounts receivable is shown net of allowance for bad debts, returns, allowances and discounts as follows:

     Accounts receivable              $ 80,602
     Less: Allowance for bad debts     (58,784)
                                      ---------

          Net trade receivables       $ 21,818
                                      =========

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996

NOTE 5 - INVENTORIES
--------------------

Inventories at December 18, 1996, consisted of the following:

     Raw materials/work in progress/finished goods    $ 668,425
     Reserve for slow moving items                     (118,000)
                                                      ----------

          Total net inventory                         $ 550,425
                                                      ==========

Inventories are stated at the lower of cost or market. Cost is determined by the moving-average cost method. Inventory values were significantly reduced during the year to reflect the decline in market value of computer chips.

NOTE 6 - PREPAID EXPENSES
-------------------------

Prepaid expenses at December 18, 1996, consisted of the following:

     Prepaid service contracts     $   432
     Prepaid expenses                  121
     Prepaid insurance              29,503
                                   -------

                                   $30,056
                                   =======

NOTE 7 - INCOME TAXES PAYABLE
-----------------------------

The components of the provision for (benefit from) income taxes on income are as follows:

                                              Total        Paid      Payable
                                              -----        ----      -------
Current tax expense:
 CA franchise tax                               $2,400      $2,400          $0
 U.S. federal tax                                    0           0           0
                                            ----------  ----------  ----------

     Total income taxes payable                 $2,400      $2,400          $0
                                            ==========  ==========  ==========

     Deferred tax expense:
       CA franchise tax                                                             $       0
       U.S. federal tax                                                                     0
                                                                                    ---------
          Total deferred                                                                    0
                                                                                    ---------
          Total tax provision                                                       $   2,400
                                                                                    =========

                        See accountants' audit report.

                         BMI ACQUISITION  GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996


NOTE 7 - INCOME TAXES PAYABLE (Cont.)
-------------------------------------

The deferred tax asset at December 18, 1996, is as follows:
     CA franchise tax                                                              $  15,694
     U.S. federal tax                                                                 25,314
     Valuation allowance                                                            ( 41,008)
                                                                                   ---------

          Total                                                                    $       0
                                                                                   =========

The provision (benefit) for income taxes for December 18, 1996, consists of the following:

     Current provision    - California                                             $   2,400
                          - Federal                                                        0
                                                                                   ---------

          Total current provision                                                  $   2,400
                                                                                   =========

     Deferred tax provision:
       Fixed asset reserves/depreciation                                           $ (35,461)
       Inventory reserves                                                             54,064
       Allowance for doubtful accounts                                               185,586
       Valuation allowance                                                          (204,189)
                                                                                   ---------
          Total deferred provision                                                         0
                                                                                   ---------
          Total income tax provision                                               $   2,400
                                                                                   =========

The provision (benefit) for income taxes in the accompanying statements of operations differs from the amount of tax based on the statutory income tax rates as follows:

     Provision for income taxes at statutory rate:
       CA franchise tax                                                            $   2,400
       U.S. federal tax                                                                    0
                                                                                   ---------
          Total provision for income taxes                                         $   2,400
                                                                                   =========

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996


NOTE 7 - INCOME TAXES PAYABLE (Cont.)
-------------------------------------

The components of the Company's deferred income tax (benefit) asset as of December 18, 1996, are as follows:

     Fixed asset reserves/depreciation                                    $ (1,951)
     Allowance for doubtful accounts                                        14,285
     Inventory reserves                                                     28,674
     Valuation allowance                                                   (41,008)
                                                                          --------
          Total components of the Company's
            deferred income tax (benefit) asset                           $      0
                                                                          ========

An allowance for the deferred income tax (benefit) asset has been set at one hundred percent (100%) due to a going concern issue (see Note 2) which causes us to believe that it is more likely than not, that the deferred tax (benefit) asset will not be realized. No benefit has been recognized for the net operating losses, due to the fact that the company will be unable to use the net operating loss as a result of the change in ownership rules.


NOTE 8 - COMMITMENTS
--------------------

The Company has entered into a five-year lease for 33,938 square feet space located at 6610 Nancy Ridge Drive. Minimum lease payments are $16,969 per month plus utilities, insurance and real estate taxes.

The schedule payments for the next five years are as follows:

     1997                                         $203,628
     1998                                          203,628
     1999                                          203,628
     2000                                          203,628
     2001                                           67,876
                                                  ---------

                       Total                      $882,388
                                                  =========

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996


NOTE 9 - LEASE PAYABLE
----------------------

Lease payable at December 18, 1996, consist of the following:

     a)    Lease payable - Colonial  $ 41,839
                                     --------

           Total lease payable         41,839
           Less: current portion      (12,934)
                                     --------

     Balance at December 18, 1996    $ 28,905
                                     ========

     b) Lease payable, monthly lease payments are $1,770 including interest at 19.84% for thirty-six months, with a purchase option of $4,772 available at the maturity of the lease in June 1999.

The scheduled principal payments for the next five years are as follows:

                    1997               $12,934
                    1998                15,501
                    1999                13,404
                    2000                     0
                    2001                     0
                                       -------

                              Total    $41,839
                                       =======

NOTE 10 - ECONOMIC DEPENDENCY
-----------------------------

The Company obtains a significant amount of its inventory from three major DRAM manufacturing sources. Although BMI Acquisition Group, Inc. was able to obtain an acceptable supply of materials during the last year, there can be no assurance that BMI Acquisition Group, Inc. will be able to secure a continued supply in the future. If suppliers reduce, terminate, suspend or delay their shipments to the Company in the near future, there could be substantial negative effect on the Company's business and results of operations.

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996


NOTE 11 - CONTINGENCIES
-----------------------

The Company has a written warranty program on its products for one year. The program is novel within the industry, includes potential product liability claims and thus, the Company is unable to estimate accurately the ultimate cost of the program. Accordingly, the Company has not accrued for any warranty expenses or potential product liability claims in the financial statements.

NOTE 12 - INVENTORY WRITE DOWN
------------------------------

Due to the major decline in the market value of DRAM, the cost of goods sold includes a $3,075,723 write down of the Company's inventory to market value.


NOTE 13 - LEGAL MATTERS
-----------------------

At December 18, 1996, the following lawsuits and claims were pending against the
Company:

     (a) Spring Circle Technology, Inc. vs. BMI Acquisition Group, Inc., civil action filed May 1, 1995, in Los Angeles Superior Court (Case No. 145864), for rescission, breach of contract, breach of express and implied warranties, fraud, unjust enrichment and cost. Legal counsel states that legal precedents appear to support the Company's position, however, they believe that an adverse judgment is possible.
          Therefore, $60,000 has been accrued for this potential liability. Settlement discussions are currently being conducted, which the Company believes will resolve this matter.

     (b) BMI Acquisition Group, Inc. vs. Packard Bell NEC, Inc., civil action filed January 1, 1996, in San Diego Superior Court (Case No. 00702822), for breach of contract, fraud and intentional misrepresentation, suppression of facts and cost. Packard Bell has filed a cross-complaint. This case was dismissed in early 1997.

     (c) Micron Electronics, Inc. vs. BMI Acquisition Group, Inc. Legal counsel states that legal precedents appear to support the Company's position. The Company, however, has already recorded an account payable in the amount of $110,000.

                        See accountants' audit report.

                          BMI ACQUISITION GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 18, 1996


NOTE 14 - RELATED PARTY TRANSACTIONS
------------------------------------

The following transactions occurred between the Company and its shareholders and affiliated companies:

     1) The Company had a contractual agreement with RAS, LLC. RAS, LLC was controlled by certain former officers of the Company. RAS, LLC advanced money on behalf of the Company. At December 18, 1996, RAS, LLC is owed $209,368.58, which includes $138,000 that was advanced to Silicon Magic on behalf of the Company. During the year, two vehicles were transferred to RAS, LLC for payment on account.

     2) The Company borrowed $2,000,000 from a bank on December 29, 1995. During 1996, the shareholders personally assumed this loan on behalf of the Company. There is no recourse against the Company.

     3) The Company owed its shareholders $4,382,275 under a Capital Entitlement dated January 15, 1995. This Entitlement was converted to preferred stock on October 17, 1996.

     4) The Company owns a provisional patent which was assigned to the Company by Mr. Peddle.

     5) Mr. Peddle owns a company by the name of THStyme which has been a consultant to the Company for several years.

                        See accountants' audit report.

To the Board of Directors
BMI Acquisition Group, Inc.
San Diego, California



                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------

Our examination was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information for the eleven and a half months ending ending December 18, 1996, is presented for purposes of additional analysis and is not a required part of the basic financial statements. The supplementary information has been subjected to the auditing procedures applied in the examination of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Matranga & Correia

/s/ Matranga & Correia


February 11, 1997
San Diego, CA

                          BMI ACQUISITION GROUP, INC.
                        SCHEDULE A - COST OF GOODS SOLD
           FOR THE ELEVEN AND A HALF MONTHS ENDED DECEMBER 18, 1996

COST OF GOODS SOLD
    Commissions                       $    18,769
    Depreciation                          300,620
    Direct labor                        1,258,725
    Freight                               179,545
    Materials                          14,946,387
    Inventory write down (Note 12)      3,075,723
    Outside processing                    473,322
    Payroll taxes                          68,837
    Production repairs                      8,033
    Production supplies                    68,693
                                      -----------

TOTAL COST OF GOODS SOLD              $20,398,654
                                      ===========

  The accompanying notes are an integral part of these financial statements.

                          BMI ACQUISITION GROUP, INC.
               SCHEDULE B - GENERAL AND ADMINISTRATIVE EXPENSES
           FOR THE ELEVEN AND A HALF MONTHS ENDED DECEMBER 18, 1996

GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries   - Officers                                    $   10,128
             - Other                                        1,156,971
  Accounting                                                   41,504
  Advertising                                                   2,000
  Amortization                                                  9,722
  Auto expense                                                 34,463
  Bank charges                                                  2,725
  Charitable contributions                                      1,500
  Computer supplies                                             7,040
  Consulting                                                  171,799
  Contract labor                                               10,760
  Depreciation                                                131,681
  Dues and subscriptions                                       16,002
  Equipment rental                                             14,349
  Gifts                                                         3,157
  Insurance - general, workers' compensation and health       200,938
  Interest expense                                              8,905
  Legal fees                                                   91,700
  Licenses and fees                                            14,425
  Meals and entertainment                                      33,716
  Miscellaneous                                                 4,570
  Moving expense                                               48,974
  Office expense and supplies                                  30,946
  Payroll preparation charges                                  12,448
  Payroll taxes                                               168,870
  Postage and freight                                           5,752
  Property taxes                                               33,886
  Rent                                                        290,661
  Repairs and maintenance                                      60,385
  Research and development                                     52,066
  Sales tax expense                                             6,664
  Security                                                     26,889
  Telephone                                                   119,150
  Testing supplies                                             15,770
  Training                                                      2,348
  Travel                                                      113,270
  Utilities                                                    88,077
  Warehouse expense                                            13,912
  Warehouse supplies                                           69,481
                                                           ----------

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                  $3,127,604
                                                           ==========

  The accompanying notes are an integral part of these financial statements.

To the Board of Directors
Sigma 7
San Diego, California



                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------

We have audited the accompanying consolidated balance sheet of Sigma 7 and its subsidiary as of December 31, 1996, and the related statements of operations, retained earnings, and cash flows from the inception December 11, 1996 through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the first paragraph above, present fairly, in all material respects the financial position of Sigma 7 and its subsidiary as of December 31, 1996, and the results of their operations and their cash flows from the inception December 11, 1996 through December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's subsidiary has experienced operating losses over the past two years, resulting in a deficit equity position. The company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Matranga & Correia

/s/ Matranga & Correia

August 26, 1997
San Diego, California

                                    SIGMA 7
                          CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                          ASSETS

CURRENT ASSETS
  Cash                                          $  187,054
  Accounts receivable - trade, net (Note 4)         21,818
  Stock subscription receivable                     75,000
  Inventories (Notes 1 and 5)                      550,425
  Prepaid expenses (Note 6)                         30,056
                                                ----------

         Total current assets                      864,353
                                                ----------

PROPERTY & EQUIPMENT (Note 1)
  Property and equipment                         1,462,722
  Accumulated depreciation                         (18,795)
                                                ----------

         Total property and equipment            1,443,927
                                                ----------

OTHER ASSETS
  Deferred tax asset (Note 7)                            0
  Organizational costs, net                         34,708
  Goodwill                                       1,527,231
  Deposits                                          22,053
  Technology - patent applied for                  252,405
  Covenants  - non compete, net (Note 12)          288,000
                                                ----------

         Total other assets                      2,124,397
                                                ----------

         Total assets                           $4,432,677
                                                ==========

  The accompanying notes are an integral part of these financial statements.

                                    SIGMA 7
                          CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable, trade                               $  628,697
  Accounts payable, other                                  138,000
  Deferred revenue                                         229,193
  Other accrued liabilities                                 97,941
  Current portion capital lease (Note 9)                    12,934
  Current portion - covenant (Note 12)                     144,000
                                                        ----------

         Total current liabilities                       1,250,765
                                                        ----------

NONCURRENT LIABILITIES
  Capital lease (Note 9)                                    28,905
  Note payable - covenant (Note 12)                        144,000
                                                        ----------

         Total noncurrent liabilities                      172,905
                                                        ----------

         Total liabilities                               1,423,670
                                                        ----------

PREFERRED STOCK INTEREST IN BMI
  ACQUISITION GROUP, INC. (Note 13)                      2,500,000
                                                        ----------

SHAREHOLDERS' EQUITY
  Capital stock, common, $0.0000001 par value,
    25,000,000 shares authorized, 500,000 issued
    and outstanding                                              1
  Preferred stock $0.00000001 par value,
    10,000,000 shares authorized, 500,000 issued
    and outstanding                                              1
  Additional paid-in capital                               524,998
  Retained earnings (deficit)                              (15,993)
                                                        ----------

         Total shareholders' equity                        509,007
                                                        ----------

         Total liabilities and shareholders' equity     $4,432,677
                                                        ==========

  The accompanying notes are an integral part of these financial statements.

                                    SIGMA 7
                     CONSOLIDATED STATEMENT OF OPERATIONS
        FROM THE INCEPTION DECEMBER 11, 1996 THROUGH DECEMBER 31, 1996

SALES, NET                                                   $  6,892

COST OF GOODS SOLD (Schedule A)                                13,070
                                                             --------

     Gross profit (loss)                                       (6,178)

GENERAL AND ADMINISTRATIVE (Schedule B)                        (9,785)
                                                             --------

     Net income (loss) before provision for income taxes      (15,963)
                                                             --------

PROVISION FOR INCOME TAXES (Note 7)

   Delaware franchise tax                                          30
                                                             --------

     Total provision for income taxes                              30
                                                             --------

NET INCOME (LOSS)                                            $(15,993)
                                                             ========

  The accompanying notes are an integral part of these financial statements.

                                    SIGMA 7
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                               DECEMBER 31, 1996

                         No. of    Common    No. of    Preferred   Paid-in   Retained
                         Shares    Stock     Shares      Stock     Capital    Deficit     Total
                         -------   ------    -------   ---------   --------  ---------  ---------
Balance
   December 11, 1996           0   $    0          0   $       0   $      0  $      0   $      0

Issuance of shares:
   For services          500,000        1                            24,999               25,000
   For cash                                  500,000           1    499,999              500,000

Net income (loss)
   Fiscal year 1996      -------   ------    -------   ---------   --------   (15,993)   (15,993)

Balance
   December 31, 1996      500,00   $    1    500,000   $       1   $524,998  $(15,993)  $509,007
                         =======   ======    =======   =========   ========  ========   ========

  The accompanying notes are an integral part of these financial statements.

                                    SIGMA 7
                      CONSOLIDATED STATEMENT OF CASH FLOWS
         FROM THE INCEPTION DECEMBER 11, 1996 THROUGH DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                              $   6,892
  Cash paid to suppliers and employers                        (34,838)
                                                            ---------

         Net cash (used) by operating activities              (27,946)
                                                            ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of subsidiary                                     (200,000)
  Organization costs                                          (10,000)
                                                            ---------

         Net cash (used) in investing activities             (210,000)
                                                            ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                          1
  Issuance of preferred stock                                       1
  Additional paid-in capital                                  424,998
                                                            ---------

         Net cash provided by financing activities            425,000
                                                            ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                     187,054

CASH AND CASH EQUIVALENTS AT DECEMBER 11, 1996                      0
                                                            ---------

CASH AND CASH EQUIVALENTS AT DECEMBER 31, 1996              $ 187,054
                                                            =========

  The accompanying notes are an integral part of these financial statements.

                                    SIGMA 7
                  CONSOLIDATED STATEMENT OF CASH FLOWS (Cont.)
         FROM THE INCEPTION DECEMBER 11, 1996 THROUGH DECEMBER 31, 1996


RECONCILIATION OF NET INCOME (LOSS) TO NET
CASH (USED) BY OPERATING ACTIVITIES:
    Net income (loss)                                                                          $     (15,993)
                                                                                               -------------

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
  NET CASH (USED) BY OPERATING ACTIVITIES:
    Depreciation and amortization                                                                     19,087
    Decrease in accounts payable                                                                     (31,040)
                                                                                               -------------

         Total adjustments                                                                           (11,953)
                                                                                               -------------

NET CASH (USED) BY OPERATING ACTIVITIES:                                                       $     (27,946)
                                                                                               =============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:

The Company purchased all of the capital stock of BMI Acquisition Group, Inc. for $200,000. In conjunction with the acquisition, liabilities were assumed as follows:

          Fair value of assets acquired                               $4,156,640
          Cash paid for the capital stock                               (200,000)
                                                                      ----------

                    Liabilities assumed                               $3,956,640
                                                                      ==========

Common stock was issued for costs attributable to organization and start-up costs. The following entry was made on the Company's books to record this transaction.

                                                               Debit            Credit
                                                               -----            ------
          Organization costs                                  $25,000
               Common stock                                                     $     1
               Additional paid-in capital                                        24,999

  The accompanying notes are an integral part of these financial statements.

                                    SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------

This summary of significant accounting policies of Sigma 7, a Delaware corporation (the "Company"), is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been applied in the preparation of the consolidated financial statements.

Business Activity
-----------------

The Company was established and incorporated on December 11, 1996, in the State of Delaware. On December 19, 1996, it acquired 100% of the common stock of BMI Acquisition Group, Inc. BMI is a value-added distributor and tester of micro-electronic components, and a designer and assembler of computer sub-assemblies. It purchases untested surplus and non-standard dynamic random access memory products (DRAMs) from several of the world's foremost DRAM manufacturers. BMI tests the DRAM and markets the product based on specifications developed and published by the Company's engineers. It also performs assembly, testing and repair work on various electronic sub-assemblies.

In addition to its procurement and recycling capabilities, it has developed highly specialized testing and application design capabilities. It tests large volumes of non-standard or surplus components, and designs and assembles applications for these components.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of the Company from inception (December 11, 1996) and its wholly owned subsidiary (BMI Acquisition Group, Inc.) from date of acquisition (December 19, 1996). All material intercompany accounts and transactions have been eliminated in consolidation.

Incorporation/Start-Up Costs
----------------------------

Costs incurred to incorporate and start up the Company have been permanently capitalized. These costs are being amortized on the straight-line basis over sixty (60) months.

                         See accountants' audit report

                                    SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------
(Cont.)
-------


Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include demand deposits with financial institutions and highly liquid debt instruments with original maturities of 90 days or less.

Revenue Recognition
-------------------

The Company uses the accrual basis of accounting. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred. The effect of events on the business is recognized as services are rendered or consumed rather than when cash is received or paid.

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes over their estimated useful lives as follows:

Office furniture and equipment                         5 and 7 years
Leasehold improvements                                 Life of Lease
Testing equipment                                      5 years
Warehouse equipment                                    5 years
Computer equipment and software                        5 years

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Repairs and maintenance that do not extend the useful life of the assets are charged to operations as incurred.

Leases
------

Leases are classified as either capital or operating leases. Leases that substantially transfer all of the benefits and risks of ownership of property to the Company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the acquisition and financing. Rental payments under operating leases are expensed as incurred. As of December 31, 1996, all of the Company's lease agreements have been properly classified.

                        See accountants' audit report

                                   SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------------
(Cont.)
-------

Inventories
-----------

Inventories are valued at moving-average cost method, not in excess of market.

Concentration of Credit Risk
----------------------------

The Company sells its products to original equipment manufacturers and third party distributors in the electronics industry worldwide. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996, the Company has established provisions for potential credit losses and sales returns that are reasonably expected to be incurred.

Income Taxes
------------

Income taxes are computed under the provisions of the Financial Accounting Standards Board (FASB) Statement 109 - "Accounting for Income Taxes." Certain items of income and expense are recognized for income tax purposes in different periods from those in which such items are recognized for financial reporting purposes. These items include depreciation expense. Deferred income taxes are provided for the tax effect of these differences.

NOTE 2 - STATUS AS A GOING CONCERN
----------------------------------

There has been a rapid decline in the price of memory components, which has caused a substantial decrease in BMI's inventory valuation. If this decrease in the industry persists throughout the following year, the Company's ability to meet maturing obligations without selling operating assets, or restructuring debt based on these outside pressures, will be strained.

Based on the status of the industry at this time, there is a possibility of discontinuance of operations in 1997.

                        See accountants' audit report

                                    SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 2 - STATUS AS A GOING CONCERN (Cont.)
------------------------------------------

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. During the two years ended December 31, 1996, the Company's subsidiary experienced operating losses and negative operating cash flows which have been funded primarily from banks, privately financed loans, and proceeds from the sale of assets. The Company's subsidiary has incurred consolidated net losses of ($2,243,186) and ($5,276,389) for the year ended December 31, 1995 and eleven and a half months ended December 18, 1996, respectively, and a total retained deficit of ($6,328,303) at December 18, 1996, and the subsidiary continues to operate at a loss. In addition, current liabilities exceed current assets by $386,412 at December 31, 1996. These factors, as well as the uncertain conditions that the Company faces, creates an uncertainty as to the Company's ability to continue as a going concern. The Company has recently obtained significant financing for operations and has obtained substantial equity capital. See Note 17 regarding subsequent events.

NOTE 3 - OWNERSHIP CHANGE
-------------------------

On December 19, 1996, Sigma 7 Corporation, a Delaware Corporation, entered into a stock purchase agreement and purchased all of the outstanding common stock of BMI Acquisition Group, Inc. (the Company) from its previous shareholders, for an acquisition cost of $2,700,000 plus a covenant not to complete agreement (See
Note 13), consisting of $200,000 in cash and the issuance of $2,500,000 of preferred stock in the Company. For accounting purposes, this acquisition was treated as an asset purchase. The statement of operations includes BMI's results of operations for the 13 days ended December 31, 1996, since BMI was acquired December 19, 1996.

NOTE 4 - ACCOUNTS RECEIVABLE - TRADE
------------------------------------

Trade accounts receivable is shown net of allowance for bad debts, returns, allowances and discounts as follows:

Accounts receivable                                    $ 80,602
Less:  Allowance for bad debts                          (58,784)
                                                       --------

     Net trade receivables                             $ 21,818
                                                       ========

                         See accountants' audit report

                                    SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 5 - INVENTORIES
--------------------

Inventories at December 31, 1996, consisted of the following:

     Raw materials/work in progress/finished goods     $ 668,425
     Reserve for slow moving items                      (118,000)
                                                        ---------

          Total net inventory                          $ 550,425
                                                        =========

Inventories are stated at the lower of cost or market. Cost is determined by the moving-average cost method. Inventory values were significantly reduced during the year to reflect the decline in market value of computer chips.

NOTE 6 - PREPAID EXPENSES
-------------------------

Prepaid expenses at December 31, 1996, consisted of the following:

     Prepaid service contracts                         $   432
     Prepaid expenses                                      121
     Prepaid insurance                                  29,503
                                                       -------

                                                       $30,056
                                                       =======

NOTE 7 - INCOME TAXES PAYABLE
-----------------------------

The components of the provision for (benefit from) income taxes on income are as follows:

                                             Total     Paid     Payable
                                             -----     ----     -------
Current tax expense:
  CA franchise tax                             $ 0       $0         $ 0
  U.S. federal tax                               0        0           0
  Delaware franchise tax                        30        0          30
                                               ---       --         ---

         Total income taxes payable            $30       $0         $30
                                               ===       ==         ===

         Deferred tax expense:
           CA franchise tax                                         $ 0
           U.S. federal tax                                           0
           Delaware franchise tax                                     0
                                                                    ---

                  Total deferred                                      0
                                                                    ---
                  Total tax provision                               $30
                                                                    ===

                         See accountants' audit report

                                    SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 7 - INCOME TAXES PAYABLE (Cont.)
-------------------------------------

The deferred tax asset at December 31, 1996, is as follows:

     CA franchise tax                                                 $       0
     U.S. federal tax                                                         0
     Delaware franchise tax                                                   0
     Valuation allowance                                                     (0)
                                                                      ---------

          Total                                                       $       0
                                                                      =========

The provision (benefit) for income taxes for December 31, 1996, consists of the following:

     Current provision  -California                                   $       0
                        -Federal                                              0
                        -Delaware                                             0
                                                                      ---------

          Total current provision                                     $      30
                                                                      =========

     Deferred tax provision:
       Fixed asset reserves/depreciation                              $ (35,461)
       Inventory reserves                                                54,064
       Allowance for doubtful accounts                                  185,586
       Valuation allowance                                             (204,189)
                                                                       --------

          Total deferred provision                                            0
                                                                       --------

          Total income tax provision                                   $     30
                                                                       ========

The provision (benefit) for income taxes in the accompanying statements of operations differs from the amount of tax based on the statutory income tax rates as follows:

     Provision for income taxes at statutory rate:
       CA franchise tax                                                $      0
       U.S. federal tax                                                       0
       Delaware franchise tax                                                30
                                                                       --------

          Total provision for income taxes                             $     30
                                                                       ========

                        SEE ACCOUNTANTS' AUDIT REPORT

                                    SIGMA 7
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 7 - INCOME TAXES PAYABLE (Cont.)
-------------------------------------

The components of the Company's deferred income tax (benefit) asset as of December 31, 1996, are as follows:

     Fixed asset reserves/depreciation                      $  0
     Allowance for doubtful accounts                           0
     Inventory reserves                                        0
     Valuation allowance                                       0
                                                            ----

          Total components of the Company's
            deferred income tax (benefit) asset             $  0
                                                            ====

An allowance for the deferred income tax (benefit) asset has been set at one hundred percent (100%) due to a going concern issue (see Note 2) which causes us to believe that it is more likely than not, that the deferred tax (benefit) asset will not be realized. No benefit has been recognized for the net operating losses, due to the fact that the company will be unable to use the net operating loss as a result of the change in ownership rules.

NOTE 8 - COMMITMENTS
--------------------

The Company has entered into a five-year lease for 33,938 square feet space located at 6610 Nancy Ridge Drive. Minimum lease payments are $16,969 per month plus utilities, insurance and real estate taxes.

The schedule payments for the next five years are as follows:

     1997                                              $203,628
     1998                                               203,628
     1999                                               203,628
     2000                                               203,628
     2001                                                67,876
                                                       --------

          Total                                        $882,388
                                                       ========

                         See accountants' audit report

                                    SIGMA 7
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 9 - LEASE PAYABLE
----------------------

Lease payable at December 31, 1996, consist of the following:

     a)    Lease payable - Colonial                    $ 41,839
                                                       --------

           Total lease payable                           41,839
           Less: current portion                        (12,934)
                                                       --------

     Balance at December 31, 1996                      $ 28,905
                                                       ========

     b) Lease payable, monthly lease payments are $1,770 including interest at 19.84% for thirty-six months, with a purchase option of $4,772 available at the maturity of the lease in June 1999.

The scheduled principal payments for the next five years are as follows:

                    1997                               $12,934
                    1998                                15,501
                    1999                                13,404
                    2000                                     0
                    2001                                     0
                                                       -------

                         Total                         $41,839
                                                       =======

NOTE 10 - ECONOMIC DEPENDENCY
-----------------------------

The Company obtains a significant amount of its inventory from three major DRAM manufacturing sources. Although BMI Acquisition Group, Inc. was able to obtain an acceptable supply of materials during the last year, there can be no assurance that BMI Acquisition Group, Inc. will be able to secure a continued supply in the future. If suppliers reduce, terminate, suspend or delay their shipments to the Company in the near future, there could be substantial negative effect on the Company's business and results of operations.

NOTE 11 - CONTINGENCIES
-----------------------

The Company has a written warranty program on its products for one year. The program is novel within the industry, includes potential product liability claims and thus, the Company is unable to estimate accurately the ultimate cost of the program. Accordingly, the Company has not accrued for any warranty expenses or potential product liability claims in the financial statements.

                         See accountants' audit report

                                    SIGMA 7
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


NOTE 12 - COVENANT - NON-COMPETE
--------------------------------

Note payable to the former owners for their covenant not to compete is a non-interest bearing note. Payments in the amount of $6,000 per month each for twenty-four (24) months are scheduled until the note is paid in full in December 1998. The Company is currently in default, as no payments have been made to date. The scheduled principal payments are as follows:

                    1997                $144,000
                    1998                 144,000
                                        --------

                         Total          $288,000
                                        ========

NOTE 13 - PREFERRED STOCK INTEREST IN BMI ACQUISITION GROUP, INC.
-----------------------------------------------------------------

Pursuant to the stock purchase agreement (See Note 3) dated December 19, 1996, BMI Acquisition Group, Inc. issued convertible preferred stock in the amount of $2,500,000. The preferred stock consists of 1,000 shares at $2,500 per share and is convertible into common stock of Sigma beginning on January 1, 1999 at the option of the holder. In addition, the preferred stock is entitled to receive a six percent (6%) dividend commencing in 1998.

NOTE 14 - LEGAL MATTERS
-----------------------

At December 31, 1996, the following lawsuits and claims were pending against the
Company:

     (a) Spring Circle Technology, Inc. vs. BMI Acquisition Group, Inc., civil action filed May 1, 1995, in Los Angeles Superior Court (Case No. 145864), for rescission, breach of contract, breach of express and implied warranties, fraud, unjust enrichment and cost. Legal counsel states that legal precedents appear to support the Company's position; however, they believe that an adverse judgment is possible.
          Therefore, $60,000 has been accrued for this potential liability. Settlement discussions are currently being conducted, which the Company believes will resolve this matter.

     (b) BMI Acquisition Group, Inc. vs. Packard Bell NEC, Inc., civil action filed January 1, 1996, in San Diego Superior Court (Case No. 00702822), for breach of contract, fraud and intentional misrepresentation, suppression of facts and cost. Packard Bell has filed a cross-complaint. This case was dismissed in early 1997.

                         See accountants' audit report

                                    SIGMA 7
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 14 - LEGAL MATTERS (Cont.)
-------------------------------

     (c) Micron Electronics, Inc. vs. BMI Acquisition Group, Inc. Legal counsel states that legal precedents appear to support the Company's position. The Company, however, has already recorded an account payable in the amount of $110,000.

NOTE 15 - RELATED PARTY TRANSACTIONS
------------------------------------

The following transactions occurred between the Company and its shareholders and affiliated companies:

     1) BMI Acquisition Group, Inc. had a contractual agreement with RAS, LLC. RAS, LLC was controlled by certain former officers of BMI Acquisition Group, Inc. RAS, LLC advanced money on behalf of BMI Acquisition Group, Inc. At December 31, 1996, RAS, LLC is owed $209,368.58, which includes $138,000 that was advanced to Silicon Magic on behalf of BMI Acquisition Group, Inc. During the year, two vehicles were transferred to RAS, LLC for payment on account.

     2) BMI Acquisition Group, Inc. borrowed $2,000,000 from a bank on December 29, 1995. During 1996, the shareholders personally assumed this loan on behalf of the Company. There is recourse against BMI Acquisition Group, Inc.

     3) BMI Acquisition Group, Inc. owed its shareholders $4,382,275 under a Capital Entitlement dated January 15, 1995. This Entitlement was converted to preferred stock on October 17, 1996. Pursuant to the stock purchase agreement (see Note 3) with Sigma dated December 19, 1996, the above preferred stock was cancelled and Reclassified as additional paid in capital. Pursuant to this stock purchase agreement, new preferred stock (1,000 shares) was issued in the amount of $2,500,000 to the previous common shareholders of BMI Acquisition Group, Inc.

     4) As a result of this new convertible preferred stock, issued December 19, 1996, the previous common shareholders are still major shareholders in the Company.

     5) BMI Acquisition Group, Inc. owns a provisional patent which was assigned to BMI Acquisition Group, Inc. by Mr. Peddle, who is BMI Acquisition Group, Inc.'s current C.E.O.

     6) Mr. Peddle owns a company by the name of THStyme which has been a consultant to BMI Acquisition Group, Inc. for several years.

                         See accountants' audit report

                                    SIGMA 7
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 16 - STOCK WARRANTS
------------------------

The Company has issued 100,000 warrants at $0.10 per share convertible into common stock. The warrants must be exercised by April 3, 1998.

NOTE 17 - SUBSEQUENT EVENTS
---------------------------

On June 6, 1997, Intercell Corporation acquired control of Sigma 7 Corporation ("Sigma 7"). Sigma 7 conducts its business through its wholly owned subsidiary BMI Acquisition Group, Inc. BMI has developed and currently utilizes a proprietary patch technology to produce fully functional computer memory modules from defective memory chips. Intercell acquired control of Sigma 7 through the acquisition of 4,500,000 shares of Sigma 7's common stock in exchange for the payment of $550,000 for the shares and for providing approximately $1,985,000 in additional financing, consisting primarily of secured loans and standby letters of credit. As a result of the transaction, Intercell owns approximately 90% of the 5,000,000 issued and outstanding common shares of Sigma 7. In addition, Intercell may issue 2,500 shares of a new class of preferred stock at $1,000 per share to holders of certain preferred shares of BMI to eliminate such preferred shares.

                         See accountants' audit report

To the Board of Directors
Sigma 7
San Diego, California



                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------

Our examination was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information from the inception December 11, 1996 through December 31, 1996, is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. The supplementary information has been subjected to the auditing procedures applied in the examination of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.



Matranga & Correia

/s/ Matranga & Correia

August 26, 1997
San Diego, California

                                    SIGMA 7
                        SCHEDULE A - COST OF GOODS SOLD
        FROM THE INCEPTION DECEMBER 11, 1996 THROUGH DECEMBER 31, 1996


COST OF GOODS SOLD
    Depreciation                   $13,070
                                   -------

TOTAL COST OF GOODS SOLD           $13,070
                                   =======

  The accompanying notes are an integral part of these financial statements.

                                    SIGMA 7
               SCHEDULE B - GENERAL AND ADMINISTRATIVE EXPENSES
        FROM THE INCEPTION DECEMBER 11, 1996 THROUGH DECEMBER 31, 1996

GENERAL AND ADMINISTRATIVE EXPENSES
  Amortization                                    $  292
  Consulting                                       3,768
  Depreciation                                     5,725
                                                  ------

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES         $9,785
                                                  ======

  The accompanying notes are an integral part of these financial statements.

                      SIGMA 7 CORPORATION AND SUBSIDIARY
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1997

                         ASSETS
                         ------

CURRENT ASSETS:
  Cash                                        $  (10,000)
  Accounts Receivable                            149,000
  Inventory                                      502,000
  Prepaids                                        37,000
                                              ----------
    Total Current Assets                      $  678,000
                                              ==========

Property, Plant and Equipment, Net            $1,325,000
Goodwill and Other Intangible Assets            1,544,00
Deposits                                          22,000
Technology                                       252,000
Covenants (Noncompete)                           252,000
                                              ----------
                                              $4,073,000
                                              ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------

CURRENT LIABILITIES:
  Accounts Payable and Accrued Liabilities    $  924,000
  Deferred Revenue                               229,000
  Notes Payable                                  468,000
                                              ----------
    Total Current Liabilities                 $1,621,000
                                              ==========

Minority Interest in Subsidiary               $2,500,000

Stockholders' Equity
  Common Stock: $0.0000001 par value,
    25,000,000 shares authorized,
    500,000 issued and outstanding
  Preferred Stock: $0.00000001 par value,
    10,000,000 shares authorized,
    500,000 issued and outstanding               525,000
  Additional paid-in capital                    (573,000)
  Deficit                                        (48,000)
                                              ----------
                                              $4,073,000
                                              ==========

  The accompanying notes are an integral part of these financial statements.

                     SIGMA 7 CORPORATION AND SUBSIDIARIES
           UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                      AND
                          BMI ACQUISITION GROUP, INC.
                  UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                                 Three Months Ended March 31
                                                -----------------------------
                                                    1997            1996
                                                    ----            ----
Net Sales                                          $ 229,000     $10,261,000
Cost of Goods Sold                                   351,000      10,795,000
                                                   ---------     -----------
  Gross Profit                                     $(122,000)    $  (534,000)
Selling, General and Administrative Expenses         436,000       1,178,000
                                                   ---------     -----------
  Operating Loss                                   $(558,000)    $(1,712,000)
Other Income                                              --         486,000
                                                   ---------     -----------
  Net Loss                                         $(558,000)    $(1,226,000)
                                                   =========     ===========

  The accompanying notes are an integral part of these financial statements.

                     SIGMA 7 CORPORATION AND SUBSIDIARIES
           UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                      AND
                          BMI ACQUISITION GROUP, INC.
                  UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                                   Three Months Ended March 31
                                                  -----------------------------
                                                      1997            1996
                                                      ----            ----
CASH FLOWS FROM OPERATION ACTIVITIES:
  Net Loss                                           $(558,000)    $(1,226,000)
  Adjustments to Reconcile Net Loss to
    Cash Used in Operating Activities:
      Depreciation and Amortization                    135,000         123,000
  Changes in Operating Assets and Liabilities:
    Accounts Receivable                               (127,000)       (525,000)
    Inventory                                           48,000       1,124,000
    Prepaid Expenses                                    (7,000)         78,000
    Accounts Payable and Accrued Liabilities            18,000         382,000
                                                     ---------     -----------
      Net Cash Used in Operating Activities          $(491,000)    $   (44,000)
                                                     =========     ===========

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Fixed Assets                                  --     $   (47,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Sale of Assets                       $  39,000     $   192,000
  Proceeds from Loan                                   180,000              --
  Stock Subscriptions Received                          75,000              --
                                                     ---------     -----------
    Net Cash Provided by Financing Activities        $ 294,000     $   193,000
                                                     =========     ===========

Net Increase (Decrease) in Cash                      $(197,000)    $   101,000
Cash at Beginning of Period                            187,000         235,000
                                                     ---------     -----------
Cash at End of Period                                $ (10,000)    $   336,000
                                                     =========     ===========

  The accompanying notes are an integral part of these financial statements.

                     SIGMA 7 CORPORATION AND SUBSIDIARIES
               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of Sigma 7 Corporation and its majority-owned subsidiary (the "Company"). All intercompany transactions have been eliminated.

     The condensed consolidated financial statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The condensed consolidated financial statements should be read in conjunction with the December 31, 1996 audited financial statements of Sigma 7 Corporation and the December 18, 1996 audited financial statements of BMI Acquisition Group, Inc., and the notes thereto. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results for the entire year ended December 31, 1997, or any future period.

                        SEE ACCOUNTANTS' AUDIT REPORT.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION

     The accompanying unaudited pro forma condensed combined financial statements present pro forma financial information for the Company giving effect to (1) the Company's acquisition of 90% of the outstanding Common Stock of Sigma 7 and its subsidiary BMI on June 6, 1997 (the "Acquisition") and (2) the July 18, 1997 disposition of certain assets, liabilities, rights and obligations of the Company and its wholly owned subsidiaries (Wireless and CMI) to Intercell Technologies Corporation ("Disposition").

     The unaudited condensed balance sheet of the Company presented in the unaudited pro forma condensed balance sheet includes the effects of the Acquisition. Further, the unaudited pro forma condensed combined balance sheet is presented as if the Disposition had occurred as of June 30, 1997.

     The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 1997 is presented as if the Acquisition and Disposition had occurred on October 1, 1996. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 1996 is presented as if the Acquisition had occurred on October 1, 1995. The Disposition has not been included in the pro forma condensed combined statement of operations for the year ended September 30, 1996 as the Company's results of operations for that period did not include the operations of Wireless or CMI. (See "BUSINESS-Recent Acquisitions, Dispositions and Transactions.") The pro forma statement of operations for the year ended September 30, 1996 combines the historical consolidated statement of operations of Intercell for the year ended September 30, 1996 with results of operations of BMI for the period from January 1, 1996 to December 18, 1996 and Sigma 7 for the period from December 19, 1996 to December 31, 1996. The unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 1997 combines the historical consolidated statement of operations of Intercell for the nine months ended June 30, 1997 with the results from operations of BMI for the period from October 1, 1996 to December 18, 1996 and Sigma 7 for the period from December 19, 1996 to May 31, 1997. Sigma 7 acquired BMI on December 19, 1996. The revenue and net loss of Sigma 7 and BMI for the period October 1, 1996 through December 31, 1996 is as follows:

                    BMI                 Sigma 7
                (unaudited)           (unaudited)
            October 1, 1996 to   December 19, 1996 to
             December 18, 1996     December 31, 1996
            -------------------  ---------------------
Revenue               $599,000                $ 7,000
Net loss               398,000                 16,000

The accompanying unaudited pro forma condensed combined financial information and notes thereto do not purport to represent what the Company's results of operations or financial position would have been if the Acquisition and Disposition had in fact occurred on such dates and should not be viewed as predictive of the Company's financial results or condition in the future. The unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements of the Company and subsidiaries included herein.

                                          INTERCELL CORPORATION
                           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                              JUNE 30, 1997

                                                               Businesses
                                                 June 30,         to be              Pro Forma
                                                   1997        disposed of          Adjustments         Pro Forma
                                                 (Note 1)        (Note 2)             (Note 3)           Combined
                                               ------------    -------------      ----------------     ------------
ASSETS
------
Current Assets:
 Cash and Investments                            2,315,000          217,000       (345,000)/2(a)/        1,753,000
 Accounts Receivable, Net                          904,000          137,000             --                 767,000
 Inventories                                     2,850,000          239,000             --               2,611,000
 Prepaid Expenses and other current assets         249,000            7,000             --                 242,000
 Investment land held for sale                   1,424,000                              --               1,424,000

Property, plant and equipment                    3,595,000          364,000        (75,000)/2(b)/        3,156,000
Unallocated purchase price related to
 Sigma 7 Acquisition                             3,341,000               --             --               3,341,000

Goodwill and other intangibles                   1,365,000        1,026,000             --                 339,000
Investment in affiliated company                        --               --       1,926,000/2(c)/        1,926,000
Other assets                                        72,000               --             --                  72,000
                                               -----------        ---------       ---------------      -----------
 Total Assets                                   16,115,000        1,990,000       1,506,000             15,631,000
                                               ===========        =========       ===============      ===========


LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------
Current Liabilities:
 Accounts payable and accrued liabilities        2,124,000           99,000             --               2,025,000

Noncurrent Liabilities:
 Capital leases                                         --               --             --                      --
 Minority interest                               2,500,000               --             --               2,500,000

Stockholder's Equity:
 Convertible preferred stock                     3,096,000               --             --               3,096,000
 Warrants                                        3,051,000               --             --               3,051,000
 Common stock                                   18,839,000               --       (385,000)/2(d)/       18,454,000
 APIC                                                   --               --             --                      --
 Deferred Compensation                             (77,000)              --             --                 (77,000)
 Accumulated Deficit                           (13,418,000)              --             --             (13,418,000)
                                               -----------        ---------       ---------------      -----------
                                                11,491,000                        (385,000)             11,106,000

 Total Liabilities and Stockholder's Equity     16,115,000           99,000       (385,000)             15,631,000
                                               ===========        =========       ===============      ===========

  The accompanying notes are an integral part of these financial statements.

                             INTERCELL CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1996


                                                                     BMI           Sigma 7
                                                  Intercell     January 1 to   December 19 to
                                                  Year Ended    December 18,    December 31,       Pro Forma
                                                September 30,       1996            1996          Adjustments       Pro Forma
                                                     1996         (Note 1)        (Note 1)          (Note 3)        Combined
                                                --------------  -------------  ---------------    --------------  -------------
Revenue                                           $ 3,405,000    $18,021,000         $  7,000         --          $ 21,433,000
Cost of Sales                                       2,830,000     20,399,000           13,000         --            23,242,000
                                                  -----------    -----------         --------     --------------  ------------

Gross Profit                                          575,000     (2,378,000)          (6,000)        --            (1,809,000)

Selling, General and Administrative Expenses        5,683,000      3,124,000           10,000   (668,000)/(1a)/      9,485,000
Research and Development                               88,000             --               --         --                88,000
                                                  -----------    -----------         --------    --------------   ------------

Operating Loss                                     (5,196,000)    (5,502,000)         (16,000)  (668,000)          (11,382,000)

Other Income (Expense), Net                           (87,000)       243,000               --         --               156,000
                                                  -----------    -----------         --------    --------------   ------------

Loss Before Provision for Income Taxes             (5,283,000)    (5,259,000)         (16,000)  (668,000)          (11,226,000)

Provision for Income Taxes                                 --         (2,000)              --         --                (2,000)
                                                  -----------    -----------         --------    --------------    ------------

   Net Loss                                        (5,283,000)    (5,261,000)         (16,000)  (668,000)          (11,228,000)

Deemed Preferred Stock Dividend Relating to
   In-the-money Conversion Terms                    1,625,000             --               --         --             1,625,000
                                                  -----------    -----------         --------    --------------   ------------

Net Loss Applicable to
   Common Shareholders                            $(6,908,000)   $(5,261,000)        $(16,000) $(668,000)        $ (12,853,000)
                                                  ===========    ===========         ========   ===============   ============

Net Loss Per Share                                       (.54)            --               --         --                  (.98)
                                                  ===========    ===========         ========   ===============   ============

Weighted Average Shares                            13,072,683             --               --         --            13,072,683
                                                  ===========    ===========         ========   ===============   ============

  The accompanying notes are an integral part of these financial statements.

                             INTERCELL CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 30, 1997

                                                                         BMI          Sigma 7
                                          Intercell     October 1,    December 19,   Businesses
                                         Nine Months     1996 to         1996 to       to be
                                            Ended      December 18,      May 31,      Disposed       Pro Forma
                                          June 30,         1996           1997           of         Adjustments     Pro Forma
                                            1997         (Note 1)       (Note 1)      (Note 2)       (Note 3)        Combined
                                        -------------  -------------  -------------  -----------  ---------------  ------------
Revenue                                  $ 5,426,000    $   473,000    $   344,000    1,480,000               --   $ 4,763,000
Cost of Sales                              4,080,000      1,359,000        638,000    1,039,000               --     5,038,000
                                         -----------    -----------    -----------                --------------   -----------

Gross Profit                               1,346,000       (886,000)      (294,000)     441,000               --      (275,000)

Selling, General and Administrative        5,834,000        565,000        773,000      771,000    501,000/(1a)/
  Expenses
                                                                                                     5,000/(2e)/
                                                                                                  (47,000)/(2f)/     6,860,000
Research and Development                   1,537,000             --              0      121,000               --     1,416,000
                                         -----------    -----------    -----------                --------------   -----------

Operating Loss                            (6,025,000)    (1,451,000)    (1,067,000)    (451,000)        (459,000)   (8,551,000)

Interest (expense) income, net               186,000       (323,000)         4,000           --               --      (133,000)

Loss Before Provision for
  Income Taxes                            (5,839,000)    (1,774,000)    (1,063,000)    (451,000)        (459,000)   (8,684,000)

Provision for Income Taxes                        --          2,000          1,000           --               --         3,000
                                         -----------    -----------    -----------                --------------   -----------

Net Loss                                  (5,839,000)    (1,776,000)    (1,064,000)    (451,000)        (459,000)   (8,681,000)

Deemed Preferred Stock Dividend
   Relating to
  In-the-money Conversion Terms            1,023,000             --             --                            --       717,000

Accretion on Preferred Stock                 413,000             --             --                            --       295,000
                                         -----------    -----------    -----------                --------------   -----------

Net Loss Applicable to
  Common Shareholders                    $(7,275,000)  $         --   $       --                       $      --   $(9,693,000)
                                         ===========                                              ==============   ===========

Net Loss Per Share                             (0.42)            --             --                            --         (0.60)
                                         ===========    ===========    ===========                ==============   ===========

Weighted Average Shares                   17,169,353             --             --                            --    16,069,353
                                         ===========    ===========    ===========                ==============   ===========

  The accompanying notes are an integral part of these financial statements.

                             INTERCELL CORPORATION
                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1:   ACQUISITION

On June 6, 1997, Intercell acquired 90% of the outstanding common stock of Sigma 7 for a cash purchase price of $550,000. Sigma 7 was formed in December 1996. Through Intercell's acquisition of Sigma 7, Intercell also acquired BMI Acquisition Group, Inc. ("BMI"), the predecessor of Sigma 7. The acquisition of Sigma 7 has been accounted for by the purchase method of accounting.

Sigma 7 was formed on December 19, 1996 at which time it acquired all of the outstanding Common Stock of BMI. Sigma 7's acquisition did not include the acquisition of the outstanding convertible preferred stock of BMI.

On September 2, 1997, the Company offered 1,000 shares of a new class of its preferred stock at a par value of $2,500 per share (the "Preferred Series"), to the existing holders of the preferred shares of BMI, which offer the holder of the BMI preferred shares accepted on September 11, 1997. When issued, the Preferred Series will contain terms and conditions similar to the preferred shares of BMI which they replace, except that as a result of such offer, the BMI preferred shareholders no longer have the right to convert their shares into shares of common stock of BMI, but may convert the preferred shares into shares of the Company's common stock.

The total cash purchase price of $550,000 has been allocated on a preliminary basis to the net assets acquired based on the estimated fair values below and is included in the June 30, 1997 Intercell balance sheet. The actual allocation of the purchase price will depend upon the valuation of the purchased technology as of the acquisition date. Consequently, the ultimate allocation of the purchase price could differ from that presented below:

          Accounts Receivable                         103,000
          Inventory                                   812,000
          Prepaid Expenses                             37,000
          Property, Plant and Equipment             1,293,000
          Unallocated purchase price                3,341,000
          Other assets                                125,000
          Current liabilities assumed                (961,000)
          Note payable to related party              (288,000)
          Capital leases                              (17,000)
          Minority interest                        (2,500,000)
                                                  -----------

           Total cash paid/advanced to Sigma 7    $ 1,945,000
           Less advances to Sigma 7                 1,395,000
                                                  -----------
           Total purchase price                   $   550,000
                                                  ===========

                        See accountants' audit report.

In addition to the above advances, Intercell provided letters of credit to Sigma 7 for future inventory purchases.

NOTE 2:    DISPOSITION

Effective July 18, 1997, the Company entered into a stock purchase agreement to sell, transfer, assign and deliver certain assets, liabilities, rights and obligations of the Company related to the Antenna Technology, including its wholly owned subsidiaries Cellular Magnetics and Intercell Wireless Corp., to Intercell Technologies Corporation ("ITC"), a Colorado corporation, in exchange for shares of ITC common stock, the Company's common stock and notes. The total consideration received was valued at approximately $2,300,000. As a result of uncertainties with respect to realization of the consideration received, no gain was recorded. With respect to the notes, in the event of default by ITC, the ownership of the Cellular Magnetics and Intercell Wireless Corp. will revert back to the Company.

The following is a list of assets sold, including cash loaned, and liabilities transferred to ITC:

  Cash                                                                       217,000
  Accounts receivable                                                        137,000
  Inventories                                                                239,000
  Prepaid expenses and other current assets                                    7,000
  Property, plant and equipment                                              364,000
  Goodwill and other intangibles                                           1,026,000
  Accounts payable                                                           (99,000)
                                                                           ---------
  Net assets sold                                                          1,891,000
  Cash provided to ITC                                                       345,000
  Sale of corporate office furniture                                          75,000
                                                                           ---------
  Total assets sold, including cash loaned, and liabilities transferred    2,311,000

                        See accountants' audit report.

                             INTERCELL CORPORATION
                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 3:   PRO FORMA ADJUSTMENTS

ACQUISITION
1(a) The pro forma adjustments applied to the historical statement of operations to arrive at the pro forma combined statement of operations as of September 30, 1996 and June 30, 1997 reflects amortization expenses of $668,000 and $501,000, respectively, related to long-lived assets resulting from the acquisition of Sigma over an assumed estimated useful life of five years. The unallocated purchase price consists primarily of purchase technology, patent applications and goodwill.

DISPOSITION
2(a) Represents a cash loan of $300,000 to ITC and the payment of $45,000 for certain liabilities assumed by the Buyer.

2(b) Represents the sale of certain of the Company's corporate office furniture and equipment at net book value.

2(c) Investment in Affiliated Company consists of the Notes, 6,269,226 common shares and warrants of ITC, primarily valued at the Company's historical book value of the net assets transferred as the Disposition does not involve the culmination of the earnings process.

2(d) Represents the transfer to the company of 1,100,000 shares of the Company's no par value common stock, a substantial majority of which were previously held by Terry W. Neild and Lou Ross, former affiliates of the Company.

2(e) Represents the elimination of depreciation expense recorded for the Company's corporate office furniture and equipment sold to the ITC in the Disposition.

2(f) Represents the accrual of certain expenses and legal fees assumed by the Company on behalf of the ITC.

                        See accountants' audit report.

================================================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.


                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY.........................................................   i
RISK FACTORS...............................................................   1
PLAN OF DISTRIBUTION.......................................................  14
USE OF PROCEEDS............................................................  14
PRICE RANGE OF COMMON STOCK................................................  15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS.................................................  16
BUSINESS...................................................................  29
MANAGEMENT.................................................................  59
EXECUTIVE COMPENSATION.....................................................  64
CERTAIN TRANSACTIONS.......................................................  69
BENEFICIAL OWNERSHIP.......................................................  71
SELLING SHAREHOLDERS.......................................................  72
DESCRIPTION OF SECURITIES..................................................  74
SHARES ELIGIBLE FOR FUTURE SALE............................................  82
LEGAL MATTERS..............................................................  83
EXPERTS....................................................................  83
AVAILABLE INFORMATION......................................................  84
ADDITIONAL INFORMATION.....................................................  84
GLOSSARY...................................................................  86
INDEX TO FINANCIAL STATEMENTS.............................................. F-1


                             INTERCELL CORPORATION



                                 Common Stock

                        Common Stock Purchase Warrants


                              __________________

                                  PROSPECTUS
                              __________________


                              __________ __, 1997

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be borne by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the Common Stock hereunder.

                                           Payable
                                              by
                                             the
                                          Registrant
                                          ----------
          SEC registration fee..........  $  1099.40
          Accounting fees and expenses..         *
          Legal fees and expenses.......         *
          Printing costs................         *
          Blue Sky fees and expenses....         *
          Miscellaneous.................         *
                                          ----------

               Total....................  $      *
                                          ==========

     The foregoing items, except for the SEC registration fee are estimated. \*\To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 7-109-103 and 7-109-107 of the Colorado Business Corporation Act (the "CBCA") provides generally and in pertinent part that a Colorado corporation may indemnify its directors and officers against expenses, judgements, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonably cause to believe their conduct was unlawful. Sections 7-109-103 and 7-109-107 further provide that in connection with the defense or settlement of any action by or in the right of the corporation, a Colorado corporation may indemnify its directors and officers against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. Sections 7-109-103 and 7-109-107 permit a Colorado corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise to the extent such provisions do not conflict with the CBCA and to purchase indemnity insurance on behalf of its directors and officers.

     Article VII of the Articles of Incorporation of the registrant states that the registrant may indemnify, to the fullest extent permitted by Colorado law, all directors and officers of the registrant, which it has the power to indemnify, from and against any and all expenses, liabilities or other matters referred to in Section 7-109-103.

     The registrant's Articles of Incorporation also provide in Article XIII that directors shall not be personally liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of a director's duty of loyalty to the registrant or this stockholders, (b) for acts or omissions not in good faith or which involve intentionally misconduct or knowing violations of law, (c) under
Section 7-108-403 of the CBCA or (d) for any transaction from which the director derived an improper personal benefit.

     Article IX of the registrant's bylaws, provides, in general, that the registrant shall indemnify its directors and officers to the fullest extent permitted by the CBCA.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The Company made the following unregistered sales of its securities from September 30, 1994 through September 30, 1997.

                           TITLE OF
DATE OF SALE              SECURITIES             AMOUNT             CONSIDERATION                    PURCHASER
------------              ----------             ------             -------------                    ---------
 (1)   7/7/95      Common                      5,412,191      Assets & Liabilities of          Modern Industries, Inc.
                                                              Modern Industries
                                                              Recorded at $3,093,000

 (2)    7/7/95     Options to Purchase         1,600,000      Agreement to serve as            Terry W. Neild
                   Common Shares                              directors, officers and          Gordon J. Sales
                                                              counsel to Registrant            Mark S. Pierce
                                                                                               Corporate Advisors, Inc.

  (3)  11/9/95     Options to Purchase           700,000      Agreement to serve as            Gordon J. Sales
                   Common Stock, at                           Officers, Directors &            Mark S. Pierce
                   an exercise price of                       Counsel to the Company           Terry W. Neild
                   $.50 per share                                                              Corporate Advisors, Inc.

  (4)  11/9/95     Options to Purchase           265,000      Agreement to Continue            10 Employees of California Tube
                   Common Stock, at                           Employment at CTL and to         Laboratories, Inc.;
                   an exercise price of                       provide consulting services      S. Wilde and Alan M. Smith
                   $.50 per share                             to the Company

 (5)  12/22/95     Options to Purchase           716,180      Agreement to Provide             1. Communique Media Services,
                   Common Stock, at                           Consulting Services to the       Ltd.
                   an exercise price of                       Company                          2. Financial Power Network, Inc.
                   $.50 per share                                                              3. James O. Gray
                                                                                               4. Admiral House

                        TITLE OF
DATE OF SALE           SECURITIES                AMOUNT            CONSIDERATION                PURCHASER
------------           ----------                ------            -------------                ---------
(6)  2/1/96        Options to Purchase          800,000     Agreement to provide          James O. Gray
                   Common Stock, at                         consulting services to the    L.L. Ross
                   an exercise price of                     Company and for past          Wendy S. Gobbett
                   $.75 per share for                       services of consultants
                   650,000 shares and
                   $1.25 per share for
                   150,000 shares

(7)  3/3/96        Common Stock                  96,606     Legal Services - valued at    Corporate Consultancy Services,
                                                            $39,751                       Ltd.

(8)  3/28/96       Common Stock                 126,761     Contribution to ESOP          California Tube Laboratory, Inc.
                                                            valued at $1.25 per share     Stock Bonus Employee Stock
                                                            for $158,451.15               Ownership Plan & Trust

(9)  3/29/96       Options to Purchase          550,000     Agreement to provide          Quidquia Management
                   Common Stock, at                         consulting services to the    Rocha Holdings, Ltd.
                   an exercise price of                     Company
                   $.50 per share for
                   300,000 shares and
                   $.75 per share for
                   250,000 shares

(10)  5/9/96       Common Stock                 400,000     Conveyance of Land,           Sonora Station, Ltd.
                                                            Recorded at $1,000,000        Muriel J. Fulton
                                                                                          Barbara J. Drew
                                                                                          Darren Begley

(11)  6/3/96       Options to Purchase          380,000     As consideration for past     David Blank
                   Common Stock, at                         services as employees of      James Martin
                   an exercise price of                     CTL                           Lance Mullins
                   $.50 per share                                                         Tony Wynn

(12)  6/12/96      Options to Purchase          400,000     As consideration for          Jeffrey Halbirt
                   Common Stock, at                         consulting services and as    Alan M. Smith
                   an exercise price of                     an incentive to remain an
                   $.50 per share                           officer of the Company

(13)  5/17/96      Common Stock                  14,780     Legal Services - valued at    Charmirathor, Inc.

                                                            $16,554

(14)  7/10/96      Series B Preferred             1,000     $10,000,000                   Accredited Investors who are Non-
                   Stock and attached                                                     U.S. Persons (23)
                   Warrants to acquire          761,905
                   shares of Common
                   Stock

(15)  7/10/96      Warrants to acquire          330,159     Services as Placement         Swartz Investments, LLC
                   Common Stock, at                         Agent
                   a price of $3.9375
                   per share

                        TITLE OF
DATE OF SALE           SECURITIES              AMOUNT                      CONSIDERATION             PURCHASER
------------           ----------              ------                      -------------             ---------
(16)   9/3/96     Common Stock                 1,400,000       Exchange of shares of         Five (5) shareholders of Particle
                                                               Particle Interconnect, Inc.   Interconnect, Inc.
                                                               in a Triangular Merger,
                                                               which was accounted for
                                                               as an immaterial pooling
                                                               of interests.

(17)   9/3/96     Options to Purchase            800,000       Agreement to serve as         Alan M. Smith
                  Common Stock, at                             Officers, Counsel or          Corporate Advisors, Inc.
                  an exercise price of                         Consultant to Company         521508 B.C. Ltd.
                  $4.00 per share


(18)   9/3/96     Options to Purchase            230,000       Agreement to serve as         Certain employees of PI Corp.
                  Common Stock, at                             officers or employees of
                  an exercise price of                         the Company.
                  $4.00 per share
(19)  10/8/96     Common Stock                   277,778       Exchange of shares of         Three (3) shareholders of
                                                               A.C. Magnetics, Inc. in       A.C. Magnetics, Inc.
                                                               Triangular Merger, with a
                                                               total share value of
                                                               $1,000,000.

(20) 12/16/96     Series C Preferred                 525       $ 5,250,000                   Accredited Investors (11)
                  Stock and attached             530,771
                  Warrants to acquire
                  Common Stock

(21) 12/16/96     Warrants to acquire            214,615       Services as Placement         Swartz Investments, LLC and
                  Common Stock                                 Agent                         Assignees

(22)  7/3/97-     Common Stock                 7,412,156       Conversion of 231 Shares      Accredited Investors (9)
      7/14/97                                                  of Series C Preferred
                                                               Stock

_______________
/(1)/ During the period commencing September, 1996 through January 31, 1997, certain holders of the Series B Preferred Stock, pursuant to the Certificate of Designation, converted a total of 810 shares of Series B Preferred Stock into 2,636,530 shares of Common Stock which were issued without registration pursuant to the exemption provided by Regulation S.

     UNDERWRITERS

     Other than Swartz Investments, LLC ("Swartz"), no underwriter or selling or placement agent was involved in any of the transactions described above. Swartz was engaged as selling agent in connection with the sale of the Series B Preferred Stock and Series C Preferred Stock and was paid compensation equivalent to 11% of the aggregate funds raised in such placements. In addition, it received warrants to purchase shares of Common Stock equal to 10% of the aggregate securities sold, assuming that the holders of the Series B Preferred Stock and Series C Preferred Stock and related warrants, converted their Series B and Series C Preferred Stock or exercised their warrants at the Fixed Conversion Price. See "DESCRIPTION OF SECURITIES" in the Prospectus.

     EXEMPTION FROM REGISTRATION CLAIMED

     All of the sales by the Company of its unregistered securities (except for those described in Item 14, which were made pursuant to Regulation S and those described in Item 20, which were made pursuant to Rule 506 of Regulation D adopted under the Securities Act of 1933, as amended) were made by Registrant in reliance upon Section 4(2) of the Securities Act of 1933, as amended. All of the individuals who purchased the unregistered securities were all known to the Company and its management, through pre-existing business relationships, as long standing business associates, friends, employees, relatives or members of the immediate family of management. All purchasers were provided access to all material information which they requested and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

     The sale of One Thousand (1,000) convertible Class B Preferred Stock was made pursuant to and in compliance with Regulation S. The offering was restricted to and entirely purchased by Twenty-Three (23) institutional accredited investors. Extensive documentation was prepared and utilized to insure compliance with the terms, conditions and provisions of Regulation S.
All purchasers and the Registrant were represented by their own independent counsel, tax advisors, accounting firms and other advisors. The Company undertook and implemented control procedures to assure compliance with the terms and conditions of Regulation S.

     The sale of Five Hundred and Twenty-Five (525) Convertible Class C Preferred Stock was made pursuant to and in compliance with Rule 506 of Regulation D. The offering was restricted to and entirely purchased by 11 institutional accredited investors. Extensive documentation was prepared and utilized to insure compliance with the terms, conditions and provisions of Regulation D. All purchasers, including the Company were represented by their own independent counsel, tax advisors, accounting firms and other advisors. The Company and its transfer agent undertook and implemented control procedures to assure compliance with the terms and conditions of Regulation D.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a) EXHIBITS. The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

2.1/(1)/ Agreement and Plan of Reorganization, dated July 7, 1995, between the Company and Modern Industries, Inc.

2.2/(4)/ Plan and Agreement of Merger dated September 3, 1996, by and between Particle Interconnect, Inc., Particle Interconnect Corporation and the Company.

2.3/(5)/ Agreement and Plan of Merger dated October 14, 1996, by and between AC Magnetics, Inc., doing business as M.C. Davis Company, Cellular Magnetics, Inc. and the Company.

2.4/(6)/ Stock Purchase Agreement dated July 18, 1997 between Intercell Corporation and Intercell Technologies Corporation and Addendum to Stock Purchase Agreement.

2.5/(7)/ Stock Sale and Purchase Agreement dated June 6, 1997 between Intercell Corporation and Sigma 7 Corporation.

2.6/*/       Offer for Development Agreement of Microlink Technologies
             Corporation.

3.1/(1)/ Articles of Incorporation of the Company, and all amendments thereto, as amended.

3.2/(1)/     Bylaws of the Company.

4.1/(1)/     Form of Common Stock Certificate.

4.2 Certificate of Designation for Series B Preferred Stock is included in the Company's Articles of Incorporation filed as Exhibit 3.1 and incorporated herein by reference.

4.3/(2)/     Specimen of Warrant attached to Series B Preferred Stock.

4.4 Certificate of Designation for Series C Preferred Stock is included in the Company's Articles of Incorporation filed as Exhibit 3.1 and is incorporated herein by reference.

4.5/(1)/     Form of Warrant attached to Series C Preferred Stock.

4.6/(1)/     Specimen of Registration Rights Agreement for Series B Preferred
             Stock.

4.7/(1)/     Specimen of Registration Rights Agreement for Series C Preferred
             Stock.

4.8/(1)/     Plan of Liquidating Dissolution of Energy Corporation dated July
             8, 1996.

EXHIBIT NO.  DESCRIPTION
-----------  -----------

5.1/*/ Opinion of Kutak Rock as to the legality of the Common Stock being registered.

10.1/(3)/    1995 Compensatory Stock Option Plan.

10.2/(1)/    Assignment Agreement dated September 3, 1996, assigning certain
             Patents and Patent Applications and trade secrets relating to the PI Technology to the Company, as assignee, and Particle
             Interconnect, Inc . as assignor.

10.3/(1)/    Assignment Agreement dated June 5, 1996, assigning the Patent
             Application for the Antenna Technology to the Company, as assignee, and El-Badawy Amien El-Sharawy, as assignor.

10.4/(1)/    Employment and Non-Disclosure Non-Competition Agreement, dated
             September 1, 1996, between Gordon J. Sales and the Company.

10.5/(1)/    Employment and Non-Disclosure Non-Competition Agreement, dated
             September 1, 1996, between Alan M. Smith and the Company.

10.6/(1)/    Employment and Non-Disclosure Non-Competition Agreement, dated
             September 1, 1996 between Terry W. Neild and the Company.

10.7/(1)/    Employment and Non-Disclosure Non-Competition Agreement, dated
             October 22, 1996 between Steven D. Clark and PI Corp.

10.8/(1)/    Employment and Non-Disclosure Non-Competition Agreement, dated
             September 1, 1996 between Lawrence DiFrancesco and PI Corp.

10.9/(1)/    Employment and Non-Disclosure Non-Competition Agreement, dated
             October 8, 1996 between Jerry W. Tooley and Cellular Magnetics.

10.10/(1)/   Employment and Non-Disclosure Non-Competition Agreement, dated
             October 8, 1996 between David Putnam and Cellular Magnetics.

10.11/(6)/   Patent Assignment Agreement dated as of July 18, 1997 between
             Intercell Corporation and Intercell Technologies Corporation.

10.12/(6)/   Warrant Agreement dated as of July 18, 1997 between Intercell
             Corporation and Intercell Technologies Corporation.

10.13/(6)/   Royalty Agreement dated as of July 18, 1997 between Intercell
             Corporation and Intercell Technologies Corporation.

EXHIBIT NO.  DESCRIPTION
-----------  -----------

10.14/(6)/   $2,200,000 Promissory Note dated as of July 18, 1997, between
             Intercell Technologies Corporation and Intercell Corporation.

10.15/(6)/   Stock Pledge and Security Agreement dated July 18, 1997 between
             Intercell Corporation and Intercell Technologies Corporation.

10.16/*/     Microlink Technologies Corporation Standard Industrial Lease.

10.17/**/    Sigma 7 Lease.

10.18/**/    CTL Lease.

11/*/        Statement regarding Computation of Per Share Earnings.

21/(1)/      Subsidiaries of the Company.

23.1/*/      Consent of KPMG Peat Marwick LLP.

23.2/*/      Consent of Mark Shelley, CPA.

23.3/*/      Consent of Matranga & Correia.

27/*/        Financial Data Schedule.
_________________

/*/Filed herewith.
/**/To be filed by amendment.
/(1)/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1996.
/(2)/ Incorporated by reference to the Company's Current Report on Form 8-K dated July 10, 1996.
/(3)/ Incorporated by reference to the Company's Current Registration Statement on Form S-8, Registration No. 333-604, effective January 24, 1996.
/(4)/ Incorporated by reference to the Company Current Report on Form 8-K dated September 3, 1996.
/(5)/ Incorporated by reference to the Company Current Report on Form 8-K dated October 14, 1996.
/(6)/ Incorporated by reference to the Company Current Report on Form 8-K dated July 18, 1997.
/(7)/ Incorporated by reference to the Company Current Report on Form 8-K dated May 28, 1997.

          (b) FINANCIAL STATEMENT SCHEDULES. See "Index to Financial Statements" on page F-1.

ITEM 17.  UNDERTAKINGS.

     The Registrant hereby undertakes the following:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 13, 1997.

                                   INTERCELL CORPORATION



Dated: November 13, 1997      By  /s/ Paul H. Metzinger
                                  -------------------------------------
                                        Paul H. Metzinger, President, Chief
                                        Executive Officer and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul H. Metzinger his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, to all intents and purposes and as full as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed by the following persons in the capacities, thereunto duly authorized, in the City of Denver, State of Colorado, on November 13, 1997.

       SIGNATURE                TITLE                                DATE
       ---------                -----                                ----

/s/ Paul H. Metzinger      President, Chief Executive Officer  November 13, 1997
---------------------
    Paul H. Metzinger      and Director (Principal Executive
                           Officer)

/s/ Alan M. Smith          Secretary, Treasurer, Chief
-----------------
    Alan M. Smith          Financial Officer and Director
                           (Principal Financial and
                           Accounting Officer)                 November 13, 1997

/s/ Charles E. Bauer       Director                            November 12, 1997
--------------------
    Charles E. Bauer

                               INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION
-----------    -----------


2.1/(1)/ Agreement and Plan of Reorganization, dated July 7, 1995, between the Company and Modern Industries, Inc.

2.2/(4)/ Plan and Agreement of Merger dated September 3, 1996, by and between Particle Interconnect, Inc., Particle Interconnect Corporation and the Company.

2.3/(5)/ Agreement and Plan of Merger dated October 14, 1996, by and between AC Magnetics, Inc., doing business as M.C. Davis Company, Cellular Magnetics, Inc. and the Company.

2.4/(6)/ Stock Purchase Agreement dated July 18, 1997 between Intercell Corporation and Intercell Technologies Corporation and Addendum to Stock Purchase Agreement.

2.5/(7)/ Stock Sale and Purchase Agreement dated June 6, 1997 between Intercell Corporation and Sigma 7 Corporation.

2.6/*/         Offer for Development Agreement of Microlink Technologies
               Corporation.

3.1/(1)/ Articles of Incorporation of the Company, and all amendments thereto, as amended.

3.2/(1)/       Bylaws of the Company.

4.1/(1)/       Form of Common Stock Certificate.

4.2 Certificate of Designation for Series B Preferred Stock is included in the Company's Articles of Incorporation filed as
               Exhibit 3.1 and incorporated herein by reference.

4.3/(2)/       Specimen of Warrant attached to Series B Preferred Stock.

4.4 Certificate of Designation for Series C Preferred Stock is included in the Company's Articles of Incorporation filed as
               Exhibit 3.1 and is incorporated herein by reference.

4.5/(1)/       Form of Warrant attached to Series C Preferred Stock.

4.6/(1)/       Specimen of Registration Rights Agreement for Series B Preferred
               Stock.

4.7/(1)/       Specimen of Registration Rights Agreement for Series C Preferred
               Stock.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

4.8/(1)/       Plan of Liquidating Dissolution of Energy Corporation dated July
               8, 1996.

5.1/*/ Opinion of Kutak Rock as to the legality of the Common Stock being registered.

10.1/(3)/      1995 Compensatory Stock Option Plan.

10.2/(1)/      Assignment Agreement dated September 3, 1996, assigning certain
               Patents and Patent Applications and trade secrets relating to the PI Technology to the Company, as assignee, and Particle
               Interconnect, Inc. as assignor.

10.3/(1)/      Assignment Agreement dated June 5, 1996, assigning the Patent
               Application for the Antenna Technology to the Company, as assignee, and El-Badawy Amien El-Sharawy, as assignor.

10.4/(1)/      Employment and Non-Disclosure Non-Competition Agreement, dated
               September 1, 1996, between Gordon J. Sales and the Company.

10.5/(1)/      Employment and Non-Disclosure Non-Competition Agreement, dated
               September 1, 1996, between Alan M. Smith and the Company.

10.6/(1)/      Employment and Non-Disclosure Non-Competition Agreement, dated
               September 1, 1996 between Terry W. Neild and the Company.

10.7/(1)/      Employment and Non-Disclosure Non-Competition Agreement, dated
               October 22, 1996 between Steven D. Clark and PI Corp.

10.8/(1)/      Employment and Non-Disclosure Non-Competition Agreement, dated
               September 1, 1996 between Lawrence DiFrancesco and PI Corp.

10.9/(1)/      Employment and Non-Disclosure Non-Competition Agreement, dated
               October 8, 1996 between Jerry W. Tooley and Cellular Magnetics.

10.10/(1)/     Employment and Non-Disclosure Non-Competition Agreement, dated
               October 8, 1996 between David Putnam and Cellular Magnetics.

10.11/(6)/     Patent Assignment Agreement dated as of July 18, 1997 between
               Intercell Corporation and Intercell Technologies Corporation.

10.12/(6)/     Warrant Agreement dated as of July 18, 1997 between Intercell
               Corporation and Intercell Technologies Corporation.

10.13/(6)/     Royalty Agreement dated as of July 18, 1997 between Intercell
               Corporation and Intercell Technologies Corporation.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

10.14/(6)/     $2,200,000 Promissory Note dated as of July 18, 1997, between
               Intercell Technologies Corporation and Intercell Corporation.

10.15/(6)/     Stock Pledge and Security Agreement dated July 18, 1997 between
               Intercell Corporation and Intercell Technologies Corporation.

10.16/*/       Microlink Technologies Corporation Standard Industrial Lease.

10.17/**/      Sigma 7 Lease.

10.18/**/      CTL Lease.

11/*/          Statement regarding Computation of Per Share Earnings.

21/(1)/        Subsidiaries of the Company.

23.1/*/        Consent of KPMG Peat Marwick LLP.

23.2/*/        Consent of Mark Shelley, CPA.

23.3/*/        Consent of Matranga & Correia.

27/*/          Financial Data Schedule.

_________________
/*/Filed herewith.
/**/To be filed by amendment.
/(1)/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1996.
/(2)/ Incorporated by reference to the Company's Current Report on Form 8-K dated July 10, 1996.
/(3)/ Incorporated by reference to the Company's Current Registration Statement on Form S-8, Registration No. 333-604, effective January 24, 1996.
/(4)/ Incorporated by reference to the Company Current Report on Form 8-K dated September 3, 1996.
/(5)/ Incorporated by reference to the Company Current Report on Form 8-K dated October 14, 1996.
/(6)/ Incorporated by reference to the Company Current Report on Form 8-K dated July 18, 1997.
/(7)/ Incorporated by reference to the Company Current Report on Form 8-K dated May 28, 1997.